As filed with the Securities and Exchange Commission on


                                February 9, 2004


                                REGISTRATION NO.
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          AMENDMENT NO. 4 TO FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                           CHAMPIONLYTE HOLDINGS, INC.

                 (Name of Small Business Issuer in its Charter)

         FLORIDA                                 2060                       65-0510294
(State or other jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)       Classification Code Number)       Identification No.)

                             3450 Park Central Blvd.
                         N. Pompano Beach, Florida 33064
                                 (866) 438-5983
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                 DAVID GOLDBERG
           PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER
                     AND CHAIRMAN OF THE BOARD OF DIRECTORS
                           CHAMPIONLYTE HOLDINGS, INC.
                             3450 PARK CENTRAL BLVD.
                         N. POMPANO BEACH, FLORIDA 33064
                                 (866) 438-5983
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:

                             RICHARD I. ANSLOW, ESQ.
                              ANSLOW & JACLIN, LLP
                             4400 ROUTE 9, 2ND FLOOR
                           FREEHOLD, NEW JERSEY 07728
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM   AMOUNT OF
 TITLE OF EACH CLASS OF                                     OFFERING PRICE       AGGREGATE          REGISTRATION
 SECURITIES TO BE REGISTERED   AMOUNT TO BE REGISTERED      PER SHARE            OFFERING PRICE     FEE
----------------------------   -----------------------      ----------------     ----------------   ------------
Common Stock, par value

$.001 per share (1)             43,206,507                     $.26               $ 11,233,692      $ 1,033.50
Common Stock, par value          1,076,400                     $.26               $    279,864      $    25.75

$.001 per share (2)

Common Stock, par value          6,666,666                     $.15               $  1,000,000      $    92.00
$.001 per share (3)
                                                                                  ------------      ----------

Total                           50,949,573                                        $ 12,513,556      $ 1,151.25


(1) Represents Selling Security Holders shares being sold to the public. The price of $.26 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and based on the last trade price reported on the OTC Bulletin Board on June 9, 2003.

(2) Represents shares of common stock issuable in connection with the conversion of warrants and options issued to Knightsbridge Capital, Peter Nasca, Donna Bimbo, David Goldberg and R&T Sports Management. The price of $.26 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and based on the last trade price reported on the OTC Bulletin Board on June 9, 2003.

(3) Represents shares being sold to the public. The price of $.15 per share is based on a discount to the closing sales price of the shares to the public. On February 2, 2004, our share price closed at $0.19 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ,                   2004

                           CHAMPIONLYTE HOLDINGS, INC.

                        6,666,666 SHARES OF COMMON STOCK

            43,206,507 SELLING SECURITY HOLDER SHARES OF COMMON STOCK
                  1,076,400 SHARES OF COMMON STOCK ISSUABLE IN
               CONNECTION WITH CONVERSION OF OPTIONS AND WARRANTS


We are offering 6,666,666 shares of our common stock at $0.15 per share. In addition, our selling security holders are offering to sell 43,206,507 shares of our common stock and 1,076,400 shares of our common stock issuable in connection with their conversion of our options and warrants.


THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________________, 2004



             PRICE TO PUBLIC             PROCEEDS TO
                                         COMPANY


Per Share    $      .15                        $.15
Total        $1,000,000                  $1,000,000

Currently, we have not established an underwriting arrangement for the sale of these shares. David Goldberg, Championlyte's, Chairman of the Board, President, Chief Financial Officer and Chief Accounting Officer will be the only person that will conduct the best-efforts offering. He intends to offer and sell the shares in the primary offering through his business and personal contacts. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised.

Our common stock is listed on the OTC Bulletin Board under the symbol "CPLY." The last reported sale price of our common stock on February 2, 2004 was $0.19.


This prospectus also relates to the resale by the selling stockholders of up to 43,206,507 shares of common stock and 1,076,400 shares of our common stock issuable in connection with the conversion of our options and warrants. The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiable transactions.


We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the sale of the 6,666,666 shares as well as the exercise of the outstanding options and warrants.

                                TABLE OF CONTENTS



ABOUT US                                                                 1

RISK FACTORS                                                             5

USE OF PROCEEDS                                                          9

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                10

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION               11

BUSINESS                                                                15

LEGAL PROCEEDINGS                                                       20

MANAGEMENT                                                              21

PRINCIPAL STOCKHOLDERS                                                  25

DILUTION                                                                26

SELLING STOCKHOLDERS                                                    28

PLAN OF DISTRIBUTION                                                    29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                          31

DESCRIPTION OF SECURITIES                                               32

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE                                     34

TRANSFER AGENT                                                          34

EXPERTS                                                                 34

LEGAL MATTERS                                                           34

                                    ABOUT US

We created a sugar, carbohydrate, and calorie free isotonic sports beverage. An isotonic sports beverage is a sports drink that replenishes minerals in a person's body that the person loses when it exerts energy. It does so without any of the negative ingredients such as sugar, caffeine, or carbonation. This reformulation has enabled us to produce a product without the use of preservatives. Our products are delivered in five different flavor beverages.

On August 20, 2003, we reacquired the Old Fashioned Syrup Company. The Old Fashioned Syrup Company manufactures and sells a sugar-free, fat free chocolate flavored syrup pursuant to a license agreement with Cumberland Packing Corp. for use of the Sweet 'N Low trademark for its syrup product.

We have incurred significant losses since our inception on August 14, 1994 and we have limited assets on hand. We will be unable to sustain operations for more than 12 months unless we receive additional funding. We presently have negative cash flows of $30,000 month. If we raise funds from this offering, we will be able to continue our operations for at least 3 years, assuming that our burn rate of $30,000 per month remains the same and we do not receive any revenues. This scenario is not likely if we raise the proceeds from this offering because we intend to expand our operations, which would increase our burn rate. We have received and will continue to receive some short term financing.

Based on our outstanding liabilities, our new management has already significantly reduced overhead, including the downsizing and moving of our corporate headquarters. In the past few months, we have slowed our operations while we have been negotiating and reaching settlements with many of our creditors. Until we commence generating revenues, we will continue to reduce our spending on marketing and advertising, as well as budgeting additional cost cutting measures to ensure that our working capital may be sufficient to continue to carry out our business plan. Our present goal of producing and relaunching our reformulated product was accomplished on July 30, 2003.

                              HOW WE ARE ORGANIZED

We were incorporated in Florida in August 1994 as Meridian Holdings, Inc. for the purpose of merging, as the surviving entity, with a then public "shell" entity, MHI Telecommunications, Inc. ("MHI Telecom"). MHI Telecom was a Delaware corporation that had sold shares to the public pursuant to a Regulation A exemption from registration during 1969 under its original corporate name of Pilgrim Mills, Inc. From 1985 through August 1994, MHI Telecom had not actively been engaged in any business operations.

In August 1994, the shareholders of MHI Telecom and Meridian approved a merger of MHI Telecom into Meridian and a simultaneous 1 for 40 reverse stock split of Meridian's outstanding shares. At the same time, the shareholders also authorized Meridian to raise working capital through an appropriate financing, and to acquire an operating business or otherwise engage in or conduct active business operations. Through the end of 1998, we did not engage in any fund raising, other than the issuance of shares to certain shareholders in exchange for services and the advancement of minimal funds on our behalf.

On December 3, 1999, we changed our name to Meridian USA Holdings, Inc. On October 1, 2001, we changed our name to ChampionLyte Products, Inc. Finally, on April 7, 2003, we changed our name to Championlyte Holdings, Inc. Our name change from "Products" to "Holdings" was undertaken to specifically reflect our direction towards possible acquisitions or strategic partnerships in both the beverage and food services industries. Over the past five years (more specifically since October 2001), we have engaged in the beverage and food service industries only.

                              WHERE YOU CAN FIND US

We are located at 3450 Park Central Blvd., N. Pompano Beach, Florida 33064. Our telephone number is (866) 438-5983 and our facsimile number is (954) 971-8846.

                            SECURITIES OFFERED BY US

We are offering a maximum amount of 6,666,666 shares of common stock, $.001 par value at $.15 per share. Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. The shares are being offered on a best efforts basis by David Goldberg, our officer, and director. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised.

TRANSACTIONS RELATED TO OFFERS/SALES OF SECURITIES TO BE REGISTERED FOR RESALE

The following is a summary of the transactions that we have undertaken for the issuance of our securities that we are registering for resale in this offering:


(1) Knightsbridge Holdings, LLC doing business as Knightsbridge Capital - Alyce Schreiber is a representative of Knightsbridge Capital and has investment control of Knightsbridge Capital. We are registering 1,052,800 shares based on 526,400 shares owned by Knightsbridge. Such shares were issued on June 24, 2003. We customarily register 200% of the shares owed. We relied on the exemption from registration provided under Section 4(2) of the 1933 Securities Act for the issuance of the shares. We also agreed to issue Knightsbridge a warrant to purchase 526,400 shares of our common stock. The warrant has a term of 5 years at an exercise price of 90% of our closing bid price on January 6, 2003 or $.063 (closing bid price was $.07). We signed an agreement with Knightsbridge Capital on January 6, 2003 and amended such agreement on April 7, 2003. Knightsbridge is a business consultant that we retained to assist us in a variety of areas relating to our financial, strategic and related development growth. This includes, but is not limited to, identifying financing sources, assisting us with SEC documents, coordinating and advising us with outside professionals and preparing business plans. The term of the engagement is six months and automatically renews on a month-to-month basis. In April 2003, the agreement was amended to extend the term for a period of 12 months from the original January 6, 2003 contract date. The terms of the agreement, as amended in April 2003, are as follows: a monthly payment of $7,500 per month was increased to $10,000 per month. We shall issue a warrant to purchase 2.99% or 526,400 shares of our common stock at 90% of the closing bid price on January 6, 2003, exercisable for five years, various sliding scale compensation amounts for equity and debt financings consummated from an introduction by Knightsbridge, sliding scale compensation amounts due for a merger or acquisition candidate introduced to us by Knightsbridge and the reimbursement of out-of-pocket expenses not to exceed $500 a month unless agreed upon by us. The sliding scale compensation is as follows: Equity Financing: (i) up to $250,000: $10,000 minimum fee; (ii) $250,001-500,000: $20,000 fee; (iii)$500,001 - $5,000,000: 8% of consideration;
and (iv) $5,000,000 plus: $400,000 plus 1.5% of consideration in excess of $5,000,000. Debt Financing: (i) up to $250,000: $20,000 fee; (ii)
$250,001-500,000: $30,000 fee; (iii)$500,001 - $5,000,000: 6% of consideration;
and (iv) $5,000,000 plus: $300,000 plus 3% of consideration in excess of $5,000,000. For any securities issued by or to us, 5% consideration in kind. If any of the above transactions are entered into with the Advantage Fund I, LLC, Knightsbridge will receive 50% of such compensation. For any merger or acquisition transaction, the compensation is as follows: (i) up to $500,000:
$30,000 minimum fee; (ii) $500,001 - $5,000,000: 5% of consideration; and (iii)
$5,000,000 plus: $250,000 plus 3% of consideration in excess of $5,000,000. If the entity was not introduced by Knightsbridge, Knightsbridge shall only receive 50% of such compensation. The agreement also contained full rachet anti-dilution provisions. In connection with such provisions, we issued the 526,400 shares of our common stock mentioned above. Knightsbridge has now waived such anti-dilution provisions.


(2) Stedman Walker, Ltd. - In April 2003, we signed an agreement with Little Cobbler Corp. doing business as Stedman Walker, Ltd. We have no relationship with this company or Raymond Bloom. Raymond Bloom is a representative of Stedman Walker, Ltd. and has investment control of Stedman Walker, Ltd. The agreement provides that Little Cobbler Corp. shall provide the following consulting services for us: development of a business plan, budgets, capitalization structure and strategic plans. We relied on the exemption from registration provided under Section 4(2) of the 1933 Securities Act for the issuance of the 2,000,000 shares to Stedman Walker. Such shares were issued on June 24, 2003.


   (3) Advantage Fund I, LLC; Alpha Capital Aktiengesellschaft; Gamma Opportunity Capital Partners, L.P. - Robert Press is a representative of Advantage Fund I, LLC, however, investment control of Advantage Fund I, LLC is shared by a number of members. Konrad Ackerman is a representative of and makes investment decisions for, Alpha Capital Aktiengesellschaft. Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed the beneficial owner of said shares. Christopher Rossman and Jonathan P. Knight, PhD. are the Directors to Gamma Capital Advisors, Ltd., each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Christopher Rossman and Jonathan P. Knight, PhD. each disclaim beneficial ownership of the shares of common stock being registered hereto. We are registering a total of 26,666,667 shares which is 200% of the amount of the shares that we have agreed to issue the following: (i) $400,000 convertible promissory note originated in January 2003 for $250,000 (increased to $350,000 on July 3, 2003 and to $400,000 on October 16, 2003) extending the maturity date to December 31, 2004 - 7,619,048 shares being registered as follows: Advantage Fund I, LLC - 2,857,143 shares; Alpha Capital Aktiengesellschaft - 3,809,524 shares; and Gamma Opportunity Capital Partners, L.P. - 952,381 shares. This is based on the fact that the Advantage Fund assigned $200,000 of the promissory note to Alpha Capital, and $50,000 of the promissory note to Gamma Opportunity; The promissory notes bear interest at a rate 6.5% per annum. The promissory notes are convertible into shares of our commion stock with a conversion price per share equal to the lesser of the average of the lowest of three day trading prices during the five trading days immediately prior to the conversion date multiplied by .80 or, the average of the lowest of three day trading prices during the five trading dates immediately prior to the funding dates. The holders of the promissory notes were amended in October 2003 increasing the maximum borrowing amount to $400,000, it also extended the date by which the current registration statement filed by us with the SEC needs to become effective. Pursuant to the terms of the promissory notes, we were to have filed a registration statement with the SEC on or before February 6, 2003 which was required to have been declared effective on or before April 6, 2003 and remain effective until the maturity date of the promissory notes. Since we defaulted on this provision of the promissory notes, the holders were able to accelerate the due date of the promissory notes. In order to induce Advantage Fund I, LLC, Alpha and Gamma to forego from exercising their rights to accelerate the due date of the promissory notes and as security for the repayment of the promissory notes, in October 2003, we entered into a security agreement with a collateral agent, on behalf of the holder's granting the collateral agent a security interest in our inventory, equipment and fixtures. Advantage Fund I, LLC, Alpha and Gamma agreed to forebear for 180 days from October 20, 2003 from the exercise of any of their rights under the promissory notes with respect to the non-registration, so long as we are not in default under the provisions of the Security Agreement and other provisions of the notes. (ii) $1,000,000 Common Stock Purchase Agreement (see details below) - Advantage Fund I, LLC - 19,047,619 shares being registered. To date, we have not issued such shares. We will rely on Section 4(2) of the Securities Act for the issuance of the shares to the Advantage Fund I, LLC. In April 2003, we entered into a $1,000,000 Common Stock Purchase Agreement with the Advantage Fund I, LLC, that has common management with the financial advisory firm, Knightsbridge Holdings, LLC. The sale is for an aggregate installment payment purchase price of $1,000,000. The Purchaser is required to purchase this common stock in 20 equal installments of $50,000 each. The purchase price is $.07 per share. We shall deliver to the designated escrow agent 200% of the number of shares being purchased with each $50,000 installment.

(4) Triple Crown Consulting - Ben Kaplan is a representative of Triple Crown Consulting and has investment control of Triple Crown Consulting. We are registering a total of 1,904,762 shares for Triple Crown Consulting which is 200% of the amount of the shares that we have agreed to issue to Triple Crown Consulting pursuant to the terms of its agreement with us. To date, we have not issued such shares. We will rely on Section 4(2) of the Securities Act for the issuance of the shares to Triple Crown Consulting. On April 15, 2003 and June 30, 2003, we executed convertible promissory notes in the amount of $50,000 each or an aggregate of $100,000 in favor of Triple Crown Consulting. The promissory notes are convertible at the option of Triple Crown Consulting based on the following conversion formula: the conversion price per share shall be equal to the lesser of (i) the average of the lowest of three day trading prices during the five trading days immediately prior to the conversion date multiplied by ..70, or (ii) the average of the lowest of the three day trading prices during the five trading days immediately prior to the funding date. On April 18, 2003, and July 2, 2003, respectively, Triple Crown and Championlyte confirmed a verbal agreement in writing whereby Triple Crown agreed to exchange the principal and accrued interest on each $50,000 note for 50,000 shares of our Series IV Preferred Stock or an aggregate of 100,000 shares. The notes were converted to preferred stock in April, June and September 2003. The Series IV Preferred Stock will be amended to reflect conversion of such stock into our common shares based on the same conversion as the promissory notes.

(5) SOS Resources Services, Inc. - Salvatore Russo is a representative of SOS Resources and has investment control of SOS Resources. In April 2003, we signed an agreement with SOS Resource Services, Inc. We have no relationship with this company. The agreement provides that SOS Resource Services shall provide the following consulting services for us: corporate planning and business strategies. We relied on the exemption from registration provided under Section 4(2) of the 1933 Securities Act for the issuance of the 1,000,000 shares to SOS Resource Services, Inc. on June 24, 2003.

(6) Championlyte Asset Acquisition Corp. - Bob Press is a representative of Championlyte Asset Acquisition Corp., however, investment control of Championlyte Asset Acquisition Corp. is shared by a number of its shareholders. Beverage Acquisition Corp. is the only shareholder holding more than 5% of Championlyte Asset Acquisition Corp. We are registering a total of 750,000 shares for Championlyte Asset Acquisition Corp. which is one-half the amount of shares that we have agreed to issue to Championlyte Asset Acquisition Corp. pursuant to the terms of its agreement with us. Championlyte Asset Acquisition assigned 750,000 shares (the remaining one-half) to Mark Streisfeld. We are also registering such shares. On June 19, 2003, we issued 1,500,000 shares to Championlyte Asset Acquisition Corp. We relied on Section 4(2) of the Securities Act of 1933 for the issuance of the shares to Championlyte Asset Acquisition Corp. Our agreement with Championlyte Asset Acquisition Corp. was signed on April 4, 2003.

(7) Peter Nasca - On June 24, 2003, we issued 200,000 shares of our common stock to Peter Nasca pursuant to an agreement for settlement of obligations owed in excess of $30,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. As part of his total of 250,000 shares that are being registered, Peter Nasca has 50,000 warrants which are convertible into shares of common stock. The warrants have a 2 year term and are exercisable at $.10 per share.

(8) Marshall Kanner - On April 4, 2003, Marshall Kanner resigned as our Chairman of our Board of Directors and Interim Chief Operating Officer and accepted the position of non-executive Vice Chairman and member of our Board of Directors. We authorized the issuance of 820,000 shares of our common stock in recognition of his past and future services. On June 24, 2003, we issued 820,000 shares to Mr. Kanner. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Accordingly, we accrued salary compensation of $32,200 using the stock market value of $.07 per share for past services. Part of the issuance of the 820,000 shares included the issuance of 360,000 shares of our common stock to Mr. Kanner for future services. These shares shall vest on a pro-rata basis in 30,000 share increments each month beginning with April 2003 through March 2004.

(9) Ed Donato - On June 24, 2003, we issued 10,000 shares to Ed Donato pursuant to an agreement for consulting services rendered to us. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We have no relationship with Mr. Donato.

(10) Joan Ann Forneiro - We are registering a total of 571,429 shares for Joan Ann Forniero which is 200% of the amount of shares that we have agreed to issue pursuant to a $250,000 convertible promissory note executed on April 7, 2003. On April 28, 2003, Ms. Forniero loaned us $30,000 pursuant to the promissory note. Our shares will be issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. To date, we have not issued such shares. The promissory note is convertible at the option of Ms. Forniero based on the following conversion formula: the conversion price per share shall be equal to the lesser of (i) the average of the lowest of three day trading prices during the five trading days immediately prior to the conversion date multiplied by .80, or (ii) the average of the lowest of three day trading prices during the five trading days immediately prior to the funding date. We have no relationship with Ms. Forniero.

(11) Donna Bimbo - Donna Bimbo, the officer of our subsidiary, Championlyte Beverages, Inc., has 150,000 warrants which are convertible into 150,000 shares of our common stock. Therefore, we are registering the shares underlying the warrants. The warrants were received pursuant to Ms. Bimbo's employment agreement with Championlyte Beverages, Inc. effective as of April 16, 2003. Specifically, she received 50,000 warrants for executing the employment agreement. Such warrants are for a term of 2 years at an exercise price of $.10 per share. She received an additional 100,000 warrants for remaining employed with us for 90 days after the effective date of employment or July 15, 2003. These warrants are also for a term of 2 years at an exercise price of $.27 per share (our closing price on July 15, 2003). We will rely on Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

(12) Christopher Knapp - On June 24, 2003, we issued 500,000 shares to Christopher Knapp pursuant to an agreement whereby Mr. Knapp provides the following services for us: management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, financial matters in operating our business, expansion of services, acquisitions and business opportunities and advise us regarding our overall progress. The term of the agreement as amended on June 20, 2003 is for twelve months commencing April 20, 2003. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We have no relationship with Mr. Knapp.

(13) Momentum Trader Network - On June 24, 2003, we issued 500,000 shares, and December 29, 2003, we issued 100,000 shares, of our common stock to Momentum Traders Network pursuant to an agreement for services to develop a program for us for dissemination of our information pursuant to our obligations under the 1934 Exchange Act. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Mark Malone is a representative of Momentum Traders Network and has investment control of Momentum Traders Network. We have no relationship with Mr. Malone.

(14) DML Marketing - On June 24, 2003, we issued 500,000 shares, and December 29, 2003, we issued 500,000 shares, of our common stock to DML Marketing pursuant to an agreement for services for dissemination of information under the 1934 Exchange Act. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Donna Levy is a representative of DML Marketing and has investment control of DML Marketing. We have no relationship with Ms. Levy.

(15) 2003 Stock Incentive Plan #4 - On September 22, 2003, we adopted our 2003 Stock Incentive Plan #4 which authorizes the issuance of 2,000,000 shares. To date, we have not issued any shares pursuant to this Plan.

(16) Richard I. Anslow and Gregg E. Jaclin, principals of Anslow & Jaclin, LLP - Richard I. Anslow and Gregg E. Jaclin are principals of Anslow & Jaclin, LLP, our legal counsel. We will issue 140,000 shares of our common stock to Richard
I. Anslow and 60,000 shares of our common stock to Gregg E. Jaclin for legal services rendered to us. Our shares will be issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. To date, we have not issued such shares.

(17) Mark Streisfeld - On July 9, 2003, we issued 1,650,000 shares to Mark Streisfeld, our former officer and director pursuant to a settlement agreement we signed with Mr. Streisfeld. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We are also registering an additional 750,000 shares for Mr. Streisfeld based on an assignment from Championlyte Asset Acquisition Corp.


(18) Elaine Streisfeld - On March 27, 2003, we entered into a settlement agreement with Elaine Streisfeld, the mother of Mark Streisfeld, our former officer and director. Ms. Streisfeld had loaned us $140,000 as follows: July 23, 2002 - $60,000; July 31, 2002 - $40,000; and September 23, 2002 - $40,000. We
defaulted on repayment of such amounts. The settlement agreement provided for 4 equal quarterly payments of $35,000 of our shares of common stock plus a 20% discount, or the aggregate sum of $42,000 of our shares of common stock, The 4 payments were to be made on April 1, 2003, July 1, 2003, October 1, 2003 and January 1, 2004. The issuance of stock is based on the average closing price of the stock for the 3 trading days before each payment date. We are registering a total of 2,041,349 shares for Ms. Streisfeld which is the amount of shares we have calculated she is owed in accordance with the settlement agreement. This has been calculated as follows: to date, we have issued 1,412,007 shares to Ms.
Streisfeld: 570,683 shares for the April 1, 2003 payment; 572,093 shares for the July 1, 2003 payment; 269,231 shares for the October 1, 2003 payment. This represents conversion of $105,000 of the loan. The remaining 623,958 shares are as follows: (i)413,958 based on the July 2, 2003 agreement; (ii) 210,000 for the final $35,000 payment plus 20% discount equals $42,000; this amount is divided by $.20 - the average closing price for the 3 days preceding the payment date of January 1, 2004. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. For the balance of shares issued to Ms. Streisfeld, we will rely on Section 4(2) of the Securities Act of 1933. Stanley Streisfeld, Elaine Streisfeld's husband, was listed as a party in the amended settlement agreement dated July 2, 2003. Ms. Streisfeld recently received an opinion letter to sell 308,716 shares of her common stock in accordance with Rule 144 of the 1933 Securities Act. Therefore, this amount is not being registered in this registration statement.

(19) David Goldberg - David Goldberg, our officer and director, has 200,000 warrants which are convertible into 200,000 shares of our common stock. Therefore, we are registering the shares underlying the warrants. The warrants were received pursuant to Mr. Goldberg's employment agreement with us effective June 1, 2003. Specifically, he received 100,000 warrants for executing the employment agreement. Such warrants are for a term of 2 years at an exercise price of $.25 per share. In addition, he will receive an additional 100,000 warrants for remaining employed for 180 days after the effective date or December 7, 2003. These warrants are also for a term of 2 years at an exercise price of our closing price on December 7, 2003 or $.21 per share. We will rely on Section 4(2) of the Securities Act of 1933 for the issuance of shares to Mr. Goldberg.


(20) Andre Dawson - On June 19, 2003, we issued 50,000 shares to Andre Dawson pursuant to a consulting agreement with us to act as a spokesperson and sponsor for our products. We also agreed to issue an additional 50,000 shares to Mr. Dawson. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. For the balance of shares issued to Mr. Dawson, we will rely on Section 4(2) of the Securities Act of 1933.

(21) Larry Little - On June 19, 2003, we issued 50,000 shares to Larry Little pursuant to a consulting agreement with us to act as a spokesperson and sponsor for our products. We also agreed to issue an additional 50,000 shares to Mr. Little. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. For the balance of shares issued to Mr. Little, we will rely on Section 4(2) of the Securities Act of 1933.

(22) Alonzo Highsmith - On June 19, 2003, we issued 50,000 shares to Alonzo Highsmith pursuant to a consulting agreement with us to act as a spokesperson and sponsor for our products. We also agreed to issue an additional 50,000 shares to Mr. Dawson. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. For the balance of shares issued to Mr. Highsmith, we will rely on Section 4(2) of the Securities Act of 1933.

(23) R&T Sports Management Inc. - In June, 2003, we agreed to issue 30,000 shares to R&T Sports Management Inc. pursuant to a consulting agreement with us to introduce us to professional athletes to sponsor our products and act as spokesperson for our products. Pedro Rosadl is the principal of R&T Sports Management Inc. On June 19, 2003, we issued 15,000 shares to R&T Sports Management Inc. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. For the balance of shares issued to R&T Sports Management Inc., we will rely on Section 4(2) of the Securities Act of 1933. We also issued 150,000 warrants which are convertible into 150,000 shares of our common stock. The warrants have a term of 18 months and an exercise price of $.12 per share. We will rely on Section 4(2) of the Securities Act of 1933 for the issuance of shares to R&T Sports Management Inc.

                              PLAN OF DISTRIBUTION

This offering of a maximum of 6,666,666 of our shares of common stock is being made on a self-underwritten basis by us through David Goldberg, our Chairman, President, Chief Financial Officer and Chief Accounting Officer, who will not be paid any commissions or other compensation and without the use of securities brokers.


Selling shareholders may also be selling up to 43,206,507 additional shares and 1,076,400 shares issuable in connection with the conversion of our options and warrants. Such shares of our common stock may be sold from time to time to purchasers directly by the selling shareholders. Alternatively, the selling shareholders may from time to time offer shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders for whom they may act as agent. The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act. We will bear all expenses of the offering of shares of our common stock by the selling shareholders other than payment that they may agree to make to underwriters.


The selling security holder offering will run concurrently with the primary offering. In addition, David Goldberg, our officer and director, who is undertaking the sale of the primary offering at the price of $.15 per share, will also be selling his own shares at prevailing market prices since he is listed as a selling security holder. All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

                             APPLICATION OF PROCEEDS

The proceeds of this offering are to be used for officer salaries, legal and accounting fees, product development and sales and marketing. For a specific detailed breakdown of our use of proceeds, please see pages 9 and 10 of this registration statement.

                                  RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words "we", "our" or "us" refer to Championlyte Holdings, Inc. and not to the selling shareholders.

WE WILL REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING COULD CAUSE US TO CEASE OUR BUSINESS OPERATIONS

Even with the proceeds from this offering, we will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. However, at this time, we can not determine the amount of additional funding necessary to implement such plan. We intend to assess such amount at the time we will implement our business plan. Furthermore, we intend to effect future acquisitions with cash and the issuance of debt and equity securities. The cost of anticipated acquisitions may require us to seek additional financing. We anticipate requiring additional funds in order to fully implement our business plan to significantly expand our operations. We may not be able to obtain financing if and when it is needed on terms we deem acceptable. Our inability to obtain financing would have a material negative effect on our ability to implement our acquisition strategy, and as a result, could require us to diminish or suspend our acquisition strategy.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a material negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

OUR INDEPENDENT AUDITORS HAVE ISSUED A REPORT WHICH MAY HURT OUR ABILITY TO RAISE ADDITIONAL FINANCING AND DECREASE THE PRICE OF OUR COMMON STOCK

The report of our independent auditors on our financial statements for the year ended December 31, 2002 contains an explanatory paragraph which indicates that we have recurring losses from operations. The deficit accumulated as of September 30, 2003 was $15,946,641. This report states that, because of these losses, there may be a substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in us. In addition, this report may have the effect of decreasing our common stock price.

WE HAVE INCURRED SIGNIFICANT OPERATING LOSES SINCE INCEPTION, ARE NEGOTIATING WITH OUR CREDITORS, HAVE A LIMITED OPERATING HISTORY AND HAVE RECENTLY RECOMMENCED OPERATIONS MAKING AN EVALUATION OF OUR BUSINESS DIFFICULT

Since our inception on August 14, 1994, we have incurred significant operating losses. We have limited assets on hand and will be unable to sustain operations for more than 12 months unless we receive the additional funding set forth in this document. Due to our existing liabilities, we will have to obtain additional capital or generate additional revenue in order to continue operations. Our management has indicated that if we are unable to successfully raise additional capital or unable to generate additional revenue in the near future, we may cease operations. These conditions raise substantial doubt about our ability to continue as a going concern.

In the event we are unable to obtain additional financing in the coming months or negotiate a settlement with our creditors, we will have to curtail operations significantly or possibly cease operations.

As a result of our limited operating history and our recent consolidation of our operations, we do not have meaningful historical financial data upon which to forecast quarterly annual revenues and results of operations leading to difficulty in evaluating our business. Before investing in us, you should evaluate the risks, expenses and problems frequently encountered by companies such as ours that are in the early stages of operation.

WE CAN LOSE 51% OF OUR INTEREST IN THE OLD FASHIONED SYRUP COMPANY IF WE DEFAULT ON THE PROMISSORY NOTE WITH LATITUDE INVESTMENT CORP.

In August 2003, our wholly owned subsidiary, the Old Fashioned Syrup Company, borrowed $135,000 from Latitude Investment Corp. to reacquire the Old Fashioned Syrup Company. We executed a promissory note in favor of Latitude Investment Corp. in the principal sum of $135,000. The promissory note provides that if the Old Fashioned Syrup Company does not repay the full amount of the promissory note (the promissory note has a 6% interest rate) within six months after the date of the promissory note, Latitude Investment Corp. has the option to convert the principal and any interest accrued into 51% of the issued and outstanding common stock of the Old Fashioned Syrup Company. If this occurs (specifically by mid-February 2004), we will lose a majority of the interest in our wholly owned subsidiary, the Old Fashioned Syrup Company.

THE INTRODUCTION OF NEW PRODUCTS MAY BE COSTLY WHICH MAY PREVENT US FROM BECOMING PROFITABLE

An important part of our strategy is to increase our sales through the development of new sugar-free, fat-free food products. We may have higher obsolescent product expense if new products fail to perform as expected due to the need to write off excess inventory of the new products. Our results of operations may be impacted negatively in various ways by the introduction of new products, even if they are successful. We may incur higher cost of goods sold and selling, general and administrative expenses in the periods when we introduce new products due to increased costs associated with the introduction and marketing of new products, most of which are expensed as incurred. In addition, when we introduce new product or bottle sizes, we may experience increased freight and logistics costs as our co-packers adjust their facilities for the new products.

WE HAVE A LIMITED PRODUCT RANGE WHICH MUST BE EXPANDED OR WE MAY NOT BE ABLE TO EFFECTIVELY COMPETE IN OUR INDUSTRY

To effectively compete in our industry, we need to continue to expand our business and product line and generate greater revenues so that we have the resources to timely develop new products. We must continue to market our products and services through our direct sales force and expand our distribution channels. At the present time, we have no other products in the development process.

OUR QUARTERLY OPERATING RESULTS FOR OUR BEVERAGE PRODUCT MAY FLUCTUATE SIGNIFICANTLY BECAUSE OF THE SEASONALITY OF OUR BUSINESS WHICH MAY CAUSE INCONSISTENCY IN OUR REVENUES

We believe that the market for our isotonic beverage product will obtain most of its revenues during the spring and summer, the second and third quarters of each fiscal year. This seasonality may cause our financial performance to fluctuate. In addition, beverage sales can be negatively affected by sustained periods of bad weather.

OUR RELIANCE ON CO-PACKERS MAY DECREASE OUR REVENUES DUE TO TERMINATION OR NON-RENEWAL OF OUR RELATIONSHIP OR PRODUCTION OF AN INFERIOR PRODUCT

All of our products are currently produced for us by co-packers. This exposes us to various risks. One such risk is that two co-packers are responsible for all of our refresher drink production. If any of these co-packers were to terminate or fail to renew our contract, or have difficulties in producing beverages for us, our ability to produce our products would be negatively affected until we were able to make alternative arrangements. Another risk is that our business reputation would be negatively affected if any of the co-packers were to produce inferior quality products.

OUR BUSINESS DEPENDS ON A LIMITED NUMBER OF KEY PERSONNEL, THE LOSS OF WHOM COULD NEGATIVELY AFFECT US

David Goldberg and Donna Bimbo, our senior executives are important to our success. If they become unable or unwilling to continue in their present positions, our business and financial results could be materially negatively affected.

IF WE FAIL TO ADEQUATELY MANAGE OUR GROWTH, WE MAY NOT BE SUCCESSFUL IN GROWING OUR BUSINESS AND BECOMING PROFITABLE

We expect our business and number of employees to grow over the next 12 months. In particular, we intend to hire additional sales, marketing and administrative personnel and to increase expenditures for advertising and marketing. We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth. Any failure to address the needs of our growing business successfully could have a negative impact on our chances of success.

WE MAY INCUR LOSSES AS A RESULT OF PRODUCT LIABILITY CLAIMS THAT MAY BE BROUGHT AGAINST US OR AS A RESULT OF ANY PRODUCT RECALLS WE HAVE TO MAKE

We may be liable if the consumption of any of our products causes injury, illness or death. We may also be required to withdraw or recall some of our products if they become contaminated or are damaged or mislabeled. A significant product liability judgment against us or a widespread product withdrawal or recall could cause us to have substantial losses.

COMPETITION FROM OTHER BEVERAGE COMPANIES THAT HAVE GREATER RESOURCES THAN WE DO COULD PREVENT US FROM EXPANDING AND BECOMING PROFITABLE

The sports refresher drink industry is highly competitive. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. Moreover, we expect that competition will increase as larger beverage companies seek to compete more intensely with us in our fat-free, sugar-free end of the market. This could cause us to fail to obtain market share in order to become profitable.

OUR RELIANCE ON ISSSUANCES OF SHARES OF OUR COMMON STOCK FOR SERVICES PERFORMED FOR US IN LIEU OF PAYING FOR SUCH SERVICES WILL RESULT IN DILUTION OF YOUR INVESTMENT AND A DEPRESSED MARKET PRICE FOR OUR SHARES OF COMMON STOCK

We have entered into agreements with companies that perform services for us. Under the terms of such agreements, we pay for such services by issuing shares of our common stock in lieu of making cash payments. The issuance of such shares will result in the dilution of your investment in us. Furthermore, since such shares are normally registered in a Form S-8 registration statement and such registration statement has the effect of being able to issue such shares as unrestricted shares, or freely tradable upon receipt, the sale of such shares can have the effect of decreasing the price for our shares of common stock.

SALES BY SELLING SECURITY HOLDERS, INCLUDING OUR OFFICER AND DIRECTOR, BELOW THE $.15 OFFERING PRICE MAY CAUSE OUR STOCK PRICE TO FALL AND DECREASE DEMAND IN THE PRIMARY OFFERING WHICH MAY DECREASE THE VALUE OF YOUR INVESTMENT

The selling security holder offering will run concurrently with the primary offering. In addition, David Goldberg, our officer and director, who is undertaking the sale of the primary offering at the price of $.15 per share, will also be selling his own shares at prevailing market prices since he is listed as a selling security holder. All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY BASED ON THE NUMBER OF SHARES WE ARE REGISTERING FOR SELLING SECURITY HOLDERS AND YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES AT OR ABOVE THE PRICE YOU PAID FOR THEM

Until our restructuring, there was a thin trading market in our common stock. We do not know the extent to which that market will expand or contract upon the resale of the shares registered under this prospectus. Therefore, your ability to resell your shares may be limited. Actions or announcements by our competitors, regulatory developments and economic conditions, as well as period-to-period fluctuations in our financial results, may have significant effects on the price of our common stock and prevent you from selling your shares at or above the price you paid for them.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock and our ability to raise equity capital in the future.

WE HAVE NOT ESTABLISHED AN ESCROW ACCOUNT FOR THE OFFERING WHICH ALLOWS US TO USE THE PROCEEDS UPON RECEIPT AND MAY RESULT IN THE PROCEEDS UTILIZED TO PAY OPERATING EXPENSES BEFORE SALES AND MARKETING

The offering is being undertaken on a "best efforts" basis. This allows us to use the proceeds of the offering upon receipt of the funds raised. Therefore, if we do not raise the maximum amount of funds in this offering, we can utilize the funds raised for the categories listed in the Use of Proceeds section. The two main categories are our operating expenses and sales/marketing. Sales and marketing help our business grow. However, we may use the funds raised initially for operating expenses which will not allow us to use such funds for sales and marketing to help our business grow.

WE HAVE ENTERED INTO AN AGREEMENT WITH ADVANTAGE FUND I, LLC TO PURCHASE SHARES OF OUR COMMON STOCK WHICH, BASED ON THE PRICING MECHANISM, CAN RESULT IN ISSUANCE OF A SIGNIFICANT AMOUNT OF SHARES OF OUR COMMON STOCK AND DEPRESSION OF OUR STOCK PRICE UPON SALE OF SUCH SHARES


We have entered into an agreement with Advantage Fund I, LLC whereby it will purchase shares of our common stock equal to $1,000,000 at a purchase price of $.07 per share. In addition, we are required to deliver 200% of the shares purchased to be held in escrow by our legal counsel, Anslow & Jaclin, LLP. This agreement and the issuance of a $400,000 convertible promissory note to the Advantage Fund (of which $200,000 has been assigned to Alpha Capital Aktiengesellschaft and $50,000 has been assigned to Gamma Opportunity Capital Partners, L.P.) may result in the issuance of a significant amount of our shares which will result in dilution of your interest in us. In addition, the shares are being registered in this offering and the sale of such shares will have a depressing effect on the price of our shares of common stock.

WE HAVE AUTHORIZED SERIES IV PREFERRED STOCK EXCLUSIVELY FOR OUR OPTION AGREEMENT WITH TRIPLE CROWN CONSULTING WHICH HAS A CONVERSION MECHANISM THAT RESULTS IN THE ISSUANCE OF AN ADDITIONAL AMOUNT OF SHARES OF OUR COMMON STOCK TO ONE ENTITY AND DEPRESSION OF OUR STOCK PRICE UPON SALE OF SUCH SHARES

We have authorized 250,000 shares of Series IV Preferred Stock exclusively for Triple Crown Consulting, Inc. based on our promissory notes with them. The promissory notes convert to preferred stock (at this point, 100,000 shares of preferred stock have been issued and converted to common stock). The preferred stock is convertible to common stock on a one-for-one basis. However, this was incorrect and we intend to amend the Series IV Preferred Stock so that conversion to common stock is identical to Triple Crown's promissory notes with us. Upon conversion by Triple Crown Consulting, this may result in the issuance of an additional amount of shares of our common stock resulting in dilution of your shares of our common stock. Furthermore, the shares of common stock underlying the Series IV Preferred Stock is being registered in this offering. The sale of such shares will have the effect of depressing our shares of common stock. To date, Triple Crown has received 100,000 shares of our preferred stock based on conversion.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

- Receive the purchaser's written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The gross proceeds to us from the sale of up to the additional 6,666,666 shares of our common stock at a price of $0.15 per share, are estimated to be $1,000,000. We expect to use the net proceeds from this offering, if any, for working capital needs, including officer salaries, product development, marketing and legal and accounting fees. We have agreed to bear the expenses relating to the registration of our own shares as well as for the selling security holders.

Gross Proceeds                                    $500,000                  $1,000,000
                                                    Dollar                   Dollar
                                     Amount      Percentage    Amount       Percentage
Offering Expenses ............   $   50,000            10%   $   50,000         5.00%

Officer salaries
                                 $   50,000            10%   $  125,000        12.50%
Legal and Accounting Fees ....   $   50,000            10%       75,000         7.50%

Product
development ..................   $   50,000            10%   $  100,000           10%

Sales and Marketing ..........   $  300,000            60%   $  650,000           65%

Gross Proceeds ...............   $  500,000           100%    1,000,000          100%

Less Offering Expenses .......       50,000        50,000

Net Proceeds .................   $  450,000    $  950,000


Any funds that we receive from the exercise of the warrants or in exchange for any securities that we have not yet issued, will be used solely for sales and marketing.

                         DETERMINATION OF OFFERING PRICE

The price of $.15 per share for the offering of 6,666,666 shares has been determined based on a discount to the closing price of our shares of common stock as reported on the OTC Bulletin Board on February 2, 2004.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol "CPLY." The following table sets forth the high and low bid prices for our common stock since the first quarter of 2000.


YEAR     QUARTER            HIGH         LOW

2000     First             2.8125       1.4375
2000     Second            3.0625       1.0313
2000     Third             3.25         1.5
2000     Fourth            2.4375       1.5
2001     First             2.3125       1.375
2001     Second            2.07         0.51
2001     Third             1.48         0.52
2001     Fourth            1.05         0.51
2002     First             0.85         0.40
2002     Second            0.70         0.35
2002     Third             0.45         0.12
2002     Fourth            0.45         0.04
2003     First             0.24         0.07
2003     Second            0.53         0.065


2003     Third             0.31         0.13
2003     Fourth            0.30         0.116


2004     First             0.225        0.18

As of January 22, 2004, we had 500 shareholders of record as provided to us by our transfer agent based on its records. Such shareholders of record held 30,871,645 shares of our common stock.

The above quotations reflect the inter-dealer prices without retail mark-up, mark-down or commissions and may not represent actual transactions.



                      EQUITY COMPENSATION PLAN INFORMATION

---------------------------- -------------------------- -------------------------- --------------------------
                             Number of Securities to    Weighed average exercise   Number of securities
Plan Category                be issued upon exercise    price of outstanding       remaining available for
                             of outstanding option,     options, warrants and      future issuance
                             warrants and rights        rights
---------------------------- -------------------------- -------------------------- --------------------------
                                      (a)                          (b)                        (c)
---------------------------- -------------------------- -------------------------- --------------------------

1999 Stock Incentive         1,000,000                   $0.98                      311,213 (1)
Plan (approved by
security holders)
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity                 526,400                  $0.063                           0
Compensation plan for
Knightsbridge Capital
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity               2,000,000                  $0.08                            0
Compensation plan for
Stedman Walker Ltd.
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity               1,000,000                  $0.08                            0
Compensation plan for SOS
Resources
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------
[Service Equity                200,000                  $0.08                            0
Compensation plan for
Peter Nasca
(not approved by security
holders)]
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity                 500,000                  $0.16                            0
Compensation plan for
Christopher Knapp
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity                 500,000                  $0.08                            0
Compensation plan for
Momentum Traders Network
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity               1,000,000                  $0.09                            0
Compensation plan for DML
Marketing
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity                 100,000                  $0.23                            50,000(1)
Compensation plan for
Andre Dawson
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity                 100,000                  $0.23                            50,000(1)
Compensation plan for
Larry Little
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity                 100,000                  $0.23                            50,000(1)
Compensation plan for
Alonzo Highsmith
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity                  30,000                  $0.23                            15,000(1)
Compensation plan for R&T
Sports Management
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity                 100,000                  $0.25                            100,000(1)
Compensation plan for
David Goldberg
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity                 100,000                  $0.21                            100,000(1)
Compensation plan for
David Goldberg
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity                  50,000                  $0.10                             50,000(1)
Compensation plan for
Donna Bimbo
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------
Service Equity                 100,000                  $0.27                            100,000(1)
Compensation plan for
Donna Bimbo
(not approved by security
holders)
---------------------------- -------------------------- -------------------------- --------------------------


(1) As of February 2, 2004

                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser; - Receive the purchaser's written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

We market sugar-free, calorie-free, sports refresher beverages under the ChampionLyte brand name. In April 2003, we formed a subsidiary, Championlyte Beverages, Inc., to engage in the production and sale of the Championlyte products. Net sales revenue for the three months ended September 30, 2003 was $171,324. In the comparable period of 2002, net sales revenue was $241,776. During the third quarter of 2003, we continued in the process of restructuring ourselves, our management team, reformulating our product and creating a new marketing, as well as distribution system. We recommenced our operations during the second quarter 2003 and we reformulated our product by switching flavor houses (a flavor house is a research and development company for the beverage and food industry that combines ingredients for the purpose of testing flavors for different beverages and foods), reducing sweetener levels, adding flavor and taking out preservatives. We have re-launched our product and have begun manufacturing the product through co-packers and selling it through our distributors.

We have contracted with a co-packer in New York for our production which recommenced the week of June 23, 2003. We will continue to manufacture and bottle our products under co-packing arrangements. We are currently investigating additional regional co-packing facilities and have identified and approved an additional facility in New Jersey. We have also recommenced distributing our products through a series of brokers and distributors who for a fee find customers to purchase products from us.

Revenues from operations during the three months ended September 30, 2003 were $171,324 compared to $241,776 for the three months ended September 30, 2002. Revenues from operations during the nine months ended September 30, 2003 were $189,280 compared to $871,670 for the nine months ended September 30, 2002. For the three months ended September 30, 2003 the Company recorded a one time licensing revenue of $157,900 which is included in other income. The decrease in sales was due to our restructuring, including but not limited to, our whole management team as well as reformulating our product and creating a new marketing and distribution system. We had nominal operations during the three months and nine months ended September 30, 2003. We were reformulating our product and ceased distribution of the product until reformulation was complete. We reformulated our product by switching flavor houses, reducing sweetener levels, adding flavor and taking out preservatives. Since we have reformulated our product, we expect to increase sales in the future. We also re-acquired the Old Fashioned Syrup Company in August 2003. Prior to the reacquisition, revenues from the Old Fashioned Syrup Company were classified as discontinued operations.


Our indebtedness at September 30, 2003 consists of the following:

Notes payable- related party (a)            $ 70,000
Convertible notes (b)                        565,000
                                            --------
                                            $635,000

(a) On March 27, 2003, we entered into an agreement to repay a relative of a former employee $140,000 in four equal installments with $35,000 of our common stock based on a 20% reduction to the average closing price of our common stock for the three trading days prior to the issuance date of such common stock . At our option, we may repay such indebtedness with cash for a 20% premium to the face value of such quarterly payments due. During the nine months ended September 30, 2003, we issued 728,818 shares of our common stock as payment on the first two installments. On July 2, 2003, we amended the settlement agreement whereby the individual agreed to conform to Rule 144 leakage limitations on the timing and amount of shares that can be sold in the public market per quarter. As a result, we issued an additional 413,958 shares of our common stock to the individual. In October 2003, we issued 269,231 shares of our common stock as payment on the third installment of the debt.


(b) Convertible notes at September 30, 2003, consist of promissory notes from an individual, an investment company and an investment fund, which the financial services firm has common management with. The notes with the individual and the investment company are for a maximum borrowing of $250,000 each, with funds to be disbursed to satisfy obligations of the Company as needed. The notes were originated in January 2003, and bear interest at a rate of 6.5% per annum. The individual did not fund the note until April 2003. In July 2003, the Company amended its convertible note with the investment fund by increasing the maximum borrowing amount to $350,000 and extending the maturity date of the note to December 31, 2004. All other terms of the note remained unchanged. The note was further amended in October 2003 increasing the maximum borrowing amount to $400,000 and extending the date by which the current registration statement filed with the SEC needs to become effective. The notes are convertible into shares of our common stock with a conversion price per share equal to the lesser of the average of the lowest of three day trading prices during the five trading days immediately prior to the conversion date multiplied by .80 or, the average of the lowest of three day trading prices during the five trading dates immediately prior to the funding dates. The notes are convertible , in whole or in part, at any time after the issuance of the notes. At September 30, 2003, amounts owed to the individual note holder aggregated $30,000, and amounts owed to the investment fund aggregated $400,000.


The note with the investment company, for $135,000, was originated on August 15, 2003 in order to fund the acquisition of Old Fashioned. The note matures on October 14, 2004 and bears interest at a rate of 6.0% per year. If the note is still outstanding after six months from the origination date, the principal plus accrued interest may be converted into 51% of the issued and outstanding common stock of Old Fashioned. In addition, until the note is paid in full, the holder is entitled to 15% of Old Fashioned's cash flow, defined as net income, plus depreciation and interest minus capital expenditures. As of September 30, 2003, no payments have been made to the investment company and no amounts related to the cash flow provision were due. In connection with this note, Old Fashioned entered into a security agreement with the investment company whereby it pledged all assets and all issued and outstanding shares of its common stock as collateral. Furthermore, in consideration for the $135,000 note to Old Fashioned, we agreed to issue a total of 1,400,000 shares of our common stock to the investment company over the term of the note. Such shares will be held in escrow and 100,000 shares per month will be disbursed until the note is paid in full. In the event that the note is paid in full prior to the maturity date of the note, the balance of the shares will be returned to us. The shares have been valued at $0.155 per share. As of September 30, 2003, we have recorded $15,500 as interest and financing expense related to this agreement and the investment company is owed 100,000 shares of our common stock.



As part of our reorganization, during the first nine months of 2003, we substantially reduced our cost of sales. Specifically, we reduced the following:

(i) our spending on cost of goods and ingredients; (ii) label costs; (iii) co-packing fees; and (iv) hard packing (bottles and caps) costs. For the nine months ended September 30, 2003, these costs amounted to $131,024, as compared to $519,397 for the same period in 2002. The net result of these efforts was to reduce the loss from continuing operations before other income of $2,160,862 for the nine months ended September 30, 2002 to a loss of $1,703,089 for the nine months ended September 30, 2003; and increase the loss from continuing operations of $369,121 for the three months ended September 30, 2002 to a loss of $1,039,596 for the three months ended September 30, 2003..


Selling, general and administrative expenses decreased from $2,513,135, for the nine months ended September 30, 2002 to $1,761,345 for the nine months ended

September 30, 2003 primarily as a result of our focus on our reorganization and reformulation of our product. As part of our reorganization and reformulation, we substantially reduced our operating costs, specifically payroll and payroll related expenses of approximately $444,000, advertising and marketing expenses of approximately $348,000, and office and office related expenses of approximately $104,000. Selling, general and administrative expenses increased from $470,267 for the three months ended September 30, 2002 to $1,088,081 for the three months ended September 30, 2003. The increase in selling, general and administrative expenses is primarily the result of increased consulting fees related to our increased sales and marketing efforts, as well as increased professional fees incurred with our reacquisition of the Old Fashioned Syrup Company.

Interest and financing expense amounted to $430,000 for the nine months ended September 30, 2003 versus $16,581 for the nine months ended September 30, 2002. Interest and financing expense amounted to $232,606 for the three months ended September 30, 2003 versus $16,581 for the three months ended September 30, 2002. Included in interest expense for the nine months ended September 30, 2003 is $152,500 related to the beneficial conversion feature of the $350,000 convertible promissory note entered into by the Company with an investment fund in January 2003, $258,000 in financing expenses and $9,482 in accrued interest expense related to the $565,000 convertible promissory notes.

On August 20, 2003, we reacquired the Old Fashioned Syrup Company by completing the terms of the settlement agreement to settle a lawsuit to receive all of the shares of the Old Fashioned Syrup Company which historically represented up to 90% of our revenues. Pursuant to the terms of the settlement agreement, we paid $135,000 and other consideration for the delivery of all of the outstanding shares in the Old Fashioned Syrup Company. We agreed to this amount in consideration for the loans made to Old Fashioned Syrup Company by the defendants in the lawsuit, the initial loan to us, as well as the restructuring efforts undertaken by the defendants during their tenure of management. The Old Fashioned Syrup Company manufactures and sells a sugar-free, fat-free chocolate flavored syrup pursuant to a license agreement with Cumberland Packing Corp. for use of the Sweet 'N Low trademark for its syrup product. Since this agreement is finalized, we will have additional revenues as well as expenses from such business operations. As a result of the reacquisition, we reclassified our results of operations for the Old Fashioned Syrup Company from discontinued operations to continuing operations.


In addition, on April 1, 2003 a settlement agreement was entered into for a lawsuit filed against us in 2001 alleging that our trademark corporate name, ChampionLyte, violated the plaintiff's trademark. The terms of the settlement included granting us an exclusive license to use the ChampionLyte mark in connection with the sugar-free drinks in the United States, Mexico and Canada. A licensing agreement providing this mark was established for an initial five-year term, with two additional five-year terms at our option. It does require a royalty of three percent until sales reach $10,000,000 annually. The royalty then increases to five percent on all sales after sales reach $10,000,000 annually and six percent on all sales after sales reach $15,000,000 annually.


The net effect of reducing costs and renegotiating payables resulted in a loss available to common shareholders for the third quarter ended September 30, 2003 of $1,740,285. This compares to the comparable period in 2002 of a loss of $2,167,942.


We have recently reached a settlement with Velda Farms, LLC. Velda Farms agreed that it would dispose of the balance of the products/ingredients and hard packaging that it was holding without any liability to Championlyte. Furthermore, the $143,000 debt to Velda Farms is to be extinguished. The parties are in the process of signing an agreement confirming same.

LIQUIDITY AND CAPITAL RESOURCES

Our available cash at September 30, 2003 was $6,173. All of our funding requirements were paid by use of a $250,000 funding agreement established in January of 2003 (and increased to $400,000) and others established in the second quarter ending June 2003. The first funding agreement is from Advantage Fund I, LLC, which is an entity in which Knightsbridge Capital, LLC and Triple Crown Consulting, Inc., are investors.

Additionally, the investment fund providing the funding agreement is the same investment fund that has entered into the $1,000,000 financing agreement previously mentioned. This $400,000 financing arrangement is secured by a Series A 6.5% Convertible Promissory Note. As of September 30, 2003, we had drawn against this funding agreement the sum of $400,000. The second funding agreement with Triple Crown Consulting, Inc. resulted in convertible loans made to us that were subsequently converted into our Series IV Convertible Preferred Stock. As of September 30, 2003, there was $100,000 in Series IV preferred stock outstanding and a financing agreement with a firm affiliated with the investment fund to provide up to $500,000 in accounts receivable and purchase order financing. As of September 30, 2003 there was $48,522 in factored assets funded under this Agreement.

At this time, we are actively seeking additional sources of capital that will enable us to achieve the long-term objectives of nationally marketing the product lines and new distribution system. There can be no assurance that this additional funding will become available. Should such funding not become available we may have to cease operations and liquidate.

Results of Operations (exclusive of discontinued operations)



                                    Years Ended December 31,
                                     2002               2001
                                 ----------        ----------
Net Sales                        $  266,336        $  368,631
Cost of Goods Sold                  165,909           360,754
Gross Profit                        100,427             7,877
Selling, General and
  Administrative Expenses         1,956,991         4,153,599



Revenues from operations during the year ended December 31, 2002 were $266,336, as compared to $368,631 for the year ended December 31, 2001. The decrease in sales was due to the decline in our ability to market our products.

Selling, general and administrative expenses decreased to $1,956,991 for the year ended December 31, 2002 as compared to $4,153,599 for the year ended December 31, 2001. This decrease is almost entirely a result of a large reduction in marketing and advertising expenses.



Liquidity
------------------------

                                    Year Ended December 31,
                                     2002              2001
                                  -----------       -----------
Net Cash (Used in)
    Provided by Operations        $  (950,132)      $(3,410,540)

Working Capital (deficiency)      $(1,016,803)      $   882,272



Net cash flows from operations increased from $(3,410,540)during the year ended December 31, 2001 to $(950,132) during the year ended December 31, 2002. This decrease is almost entirely a result of a large reduction in marketing and advertising expenses. Until our restructuring is complete and working capital improves, we have significantly reduced our spending on marketing and advertising.

Other income (expense) for the year ended December 31, 2002 "2002" as compared to the year ended December 31, 2001 "2001" changed for the following reasons: investment income decreased from $234,405 for 2001 to $11,732 for 2002 or 95% due to less cash and marketable securities on hand, since over $5 million of cash and marketable securities were utilized over the last years to fund operations. Gains on sale of investment securities for 2002 of $10,860 compared to none for 2001 is the result of selling the remaining marketable securities on hand from 2001. Interest expense increased mildly from $14,291 in 2001 to $16,278 in 2002 or 14%. The increase in interest expense is primarily the result of the additional short term financing obtained from a related party during 2002.

We had a working capital deficit of $1,016,803 as of December 31, 2002 as compared to a working capital surplus of $882,272 as of December 31, 2001. This decline in working capital deficit is due to our continuing losses from operations.

Future Outlook

We are continuing to negotiate with our creditors as well as negotiating the settlement of litigation, particularly with Sara Lee Products. Based on our settlement with Sara Lee Products, we believe that we will enter into a licensing agreement with Sara Lee within the next thirty days for the use of the Championlyte name. We are restructuring our corporate structure, moving ChampionLyte into a beverage subsidiary. We have also reformulated the ChampionLyte product by switching flavor houses, reducing sweetener levels, adding flavor and taking out preservatives. On July 30, 2003, we relaunched the new version with additional flavors. All of these changes will require additional financing for us and there can be no assurances that we will obtain any of the additional financing needed to accomplish our plans. If we are unable to secure additional financing to complete our restructuring and implement our plans, we may be forced to cease operations.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgements that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure on contingent assets and liabilities at the date of our financial at the date of our financial statements. Actual results may differ from these estimates under different assumptions and conditions.

Critical accounting policies are defined as those that are reflective of significant judgements and uncertainties, and potentially result in materially different results under different assumptions and conditions. We believe that our critical accounting policies are limited to those described below. For a detailed discussion on the application of these and other accounting policies see our note 3 to our consolidated financial statements.

Equity Issuances for Services

We account for all transactions under which employees, officers and directors receive shares of stock in accordance with the provisions of Accounting Principles Board Opinion No.25 "Accounting for Stock Issued to Employees". In accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock -Based Compensation", we adopted the pro-forma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employees, officers and directors stock option plan other than for those options issued to non-employees for other services. Issuances of stock to employees are valued at the fair market value at the time of issuance or earned by the agreement and then expensed over the respective term of such agreement.

We account for non-employee equity transactions in accordance with SFAS No. 123 and EITF 96-18. The valuing of such equity considers the fair value of the stock at issuance or contract date, the volatility of the stock, risk free rates of return, the term for which services are to be rendered and the date upon earning such equity. We may utilize the Black Scholes formula to arrive at the intrinsic value of certain equity rights issued for services for non-employee issuances.

Accounting for Income Taxes

As part of the process of preparing our consolidated financial statements we are required to estimate our income taxes. Management judgment is required in determining our provision of our deferred tax asset. We recorded a valuation for the full deferred tax asset from our net operating losses carried forward due to us not demonstrating any consistent profitable operations. In the event that the actual results differ from these estimates or we adjust these estimates in future periods we may need to adjust such valuation recorded.

                             BUSINESS - OUR COMPANY

                             A SUMMARY OF WHAT WE DO

We were incorporated as Meridian Holdings, Inc. ("Meridian") in Florida in August 1994 for the purpose of merging, as the surviving entity, with a then public "shell" entity, MHI Telecommunications, Inc. ("MHI Telecom"). MHI Telecom was a Delaware corporation that had sold shares to the public pursuant to a Regulation A exemption from registration during 1969 under its original corporate name of Pilgrim Mills, Inc. From 1985 through August 1994, MHI Telecom had not actively been engaged in any business operations.

In August 1994, the shareholders of MHI Telecom and Meridian approved a merger of MHI Telecom into Meridian and a simultaneous 1 for 40 reverse stock split of Meridian's outstanding shares. At the same time, the shareholders also authorized Meridian to raise working capital through an appropriate financing, and to acquire an operating business or otherwise engage in, or conduct, active business operations. Through the end of 1998, Meridian did not engage in any fund raising, other than the issuance of shares to certain shareholders in exchange for services and the advancement of minimal funds on behalf of Meridian.

On December 3, 1999, Meridian changed its name to Meridian USA Holdings, Inc. On October 1, 2001, we changed our name to ChampionLyte Products, Inc.

Our new management has significantly reduced overhead, including the downsizing and moving of our corporate headquarters and is currently negotiating with our various creditors. Until our working capital improves, we have significantly reduced our spending on marketing and advertising, as well as budgeting additional cost cutting measures to ensure that our working capital may be sufficient to continue to carry out our business plan. We continue to expect to be able to maintain operations as we attempt to cut expenses and negotiate with our creditors.

PRODUCT OVERVIEW

We created a sugar, carbohydrate, and calorie free isotonic sports beverage. It does so without any of the negative ingredients such as sugar, caffeine, or carbonation. This reformulation has enabled us to produce a product without the use of preservatives. Our product is delivered in five different flavor beverages.

We recently reformulated the sports drink with the sweetener Splenda(R), the trade name for Sucralose produced by McNeil Nutritionals, a Johnson & Johnson company. We also switched flavor houses, reduced sweetener levels, added flavor and took out preservatives. ChampionLyte(R) will continue to have no label warnings. The products that currently dominate the market have between 33 and 38 grams of sugar and up to 150 calories in a 20 ounce bottle. ChampionLyte(R), which is available in lemon-lime, orange, fruit punch, pink lemonade and blue raspberry, is a "no guilt" sports drink (meaning no calories, no carbohydrates, no sugar and no preservatives) with electrolyte replacement without sugar, fat, calories or carbohydrates.

The major advantage of ChampionLyte(R) is that it replaces electrolytes, especially after exercise, without the ingredients, which would cause weight gain - particularly sugar. For example: if a man or woman runs on a treadmill for 30 minutes they would burn about 150 calories. By drinking one of the popular major brand sports drinks that contain 33 to 37 grams of sugar (that's 33 to 37 individual one-gram packs of sugar) after working out on the treadmill, they would either cancel out the calories they just burned off, or actually gain more calories than burned during the workout. Our goal is to accelerate our sales efforts to a variety of outlets, both retail and institutional, that have the capacity to put us in a cash-flow positive situation as quickly and cost efficiently as possible.

We recently reacquired the Old Fashioned Syrup Company. The Old Fashioned Syrup Company manufactures and sells a sugar-free, fat free chocolate flavored syrup pursuant to a license agreement with Cumberland Packing Corp. for the use of the Sweet 'N Low trademark for its syrup product.

SUPPLY ARRANGEMENTS

All raw materials for our products are purchased on an as needed basis to fulfill orders. Terms are net 30 days for all suppliers. Each component is purchased from different suppliers. As our inventory levels are depleted by production, we place additional orders with suppliers to keep inventory on hand.

CO-PACKING ARRANGEMENTS

We have not finalized agreements with co-packers as of this date as we are researching logistics and geographic areas to determine where to set up long term co-packing arrangements. The two co-packers we currently work with cover the southeast and northeast of the United States. We have $1 million of liability insurance and co-packers are responsible for their own liability insurance. The co-packer is paid according to the work they do for us.

Notwithstanding the above, we have identified and contracted with a co-packer in Southern Florida for our initial production run which commenced the week of May 27, 2003. We will continue to manufacture and bottle our products under co-packing arrangements. We are currently investigating additional regional co-packing facilities. We have identified and approved two additional facilities, one in Northern Florida and one in New York.

This process involves us providing the co-packers with proprietary concentrates, formulas, and labels for our products. This work is performed on a per case basis cost.

We have chosen to operate through co-packing arrangements to enable us to produce and deliver our products without the capital costs required to build full-time production facilities. We need not pay employees during down-time in production or to invest capital in inventory.

We have already commenced our first full production run of all 5 flavors of 20 ounce 12 packs. In addition, we will produce 3 flavors of clear products for a mass merchandiser. Subsequent runs are being scheduled based upon sufficient inventory as well as new distributors being signed. We anticipate that we will expand into both the New York production facility and the northern Florida production facility in the last quarter of 2003. In addition, we expect that further expansion will continue on a regional basis if sales volume increases.

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SALES

Using a food broker network, as well as our in-house sales team, we will utilize our relationship with previous distributors to recapture lost business due to lack of product availability to the market.

In order to attain a solid foundation, we will maximize our efforts towards the South East region of the United States. Once we have achieved this success, we can then replicate this sales model into other areas such as New York, New Jersey, Connecticut (North East). This approach will help us create the model needed to move forward towards our anticipated national distribution of our products.

Our product is distributed through a series of brokers and distributors. A broker, for a fee, will find customers to purchase products from the manufacturer. The broker will not take in product, but is merely a sales conduit. The distributor does take possession of the product and is responsible for payment of the product, whereby the broker, does not take possession of the product, nor is he responsible for payment, as the customer will pay the manufacturer directly. Our in house sales team is composed of 4 people with extensive sales backgrounds. Our advertising efforts will be kept to a minimum until distribution is strengthened and our product is visible on shelves to consumers. Our contracts with distributors are all volumetric/performance based contracts.

TARGET CONSUMER


America's number one shopper is "Coach Mom" who buys for herself, her children, and her parents which is three generations of consumers.

The target consumer is the actual people involved in sports, and/or everyday outdoor activities, as well as all who are concerned with calorie intake, those on sugar restricted and/or weight loss diets. In addition, we have the diabetic community with 17 million known diabetics.

Sugar free diet carbonated beverage sales have already escalated to 30% of total carbonated beverage sales..

The Weston A. Price Foundation has encouraged Congress to call for a ban on the sale of soft drinks and snack foods in school vending machines. Soft drinks contain high levels of sugar or artificial sweeteners, caffeine and phosphoric acid, that contribute to obesity, diabetes and poor bone health in growing children. Therefore, we believe that we can supply a healthful alternative to sugar laden beverages.

MARKET

Our customers are supermarket chains, convenience stores, drug chains and independent and mass marketers. In addition, we believe that we will be able to market our product to food service customers such as schools, hospitals, prisons, gyms, and health food outlets. We are not dependent on one or a few major customers.

Our management believes that our products and our network of brokers should enable us to penetrate the retail and food service market. Through our food brokers, we are attempting to place our product in multiple supermarket locations, i.e. next to other sugared drink beverages, as well as health sections, dietetic and diabetic sections.

Our research indicates that no products exist in the market with the same qualities as Championlyte. Therefore, Championlyte would not destroy existing marketplace. Our Product would increase sales, not replace sales.



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PRIVATE LABEL/LICENSING

Private label opportunities have already presented themselves and others are being sought out. A private label opportunity is when another party wants us to produce our product, but distribute it under another name. In addition, we are in the process of pursuing licensing opportunities both domestically and in the foreign markets.

MARKETING

Internal marketing will be done through a broker network, with on sight sampling support, in store flyer programs, point of sales print and radio. In an ongoing effort to continue marketing our product, we will be attending trade shows and conventions, conducting in store promos and using collateral materials such as posters, flyers, sell sheets, etc.

When it becomes financially feasible, we will bolster this marketing through increased radio and print advertising. This will continue to support our grass roots sales and marketing effort.

PRODUCTS AND PACKAGING

Our product is a 20 ounce PET bottle with locking caps which comes in cases of 12/20 ounce bottles per case. PET is defined as polyethlyne terephthablote. It is a certain type of plastic. The product is available in 5 Flavors: Lemon Lime, Fruit Punch, Orange, Pink Lemonade and Blue Raspberry. A clear version of three of the flavors has also been developed for a mass merchandiser. We anticipate that in the future 32 ounce bottles will be produced. Multiple bottle sizes, including 8 ounce bottles for multi-pack options and single serve food service are in development. New retail and food service packaging applications are being developed to expand sales and availability of the product and to increase sales in all areas of the Isotonic sports drink market.

NEW PRODUCT DEVELOPMENT

We are in the process of developing new flavors such as Grape, Kiwi Strawberry, Peach Tea and Tropical Citrus. Using natural fruit flavors, we are testing multiple blends to create innovative and delicious alternatives to the standard flavors now produced. The basis for expanding our product line is to watch for trends and re-evaluating current flavor sales. In addition, in response to inquiries by national corporate accounts in the diet and health industries, we have completed research and development on flavors devoid of coloring which we started to ship on July 30, 2003.

SARA LEE LICENSE AGREEMENT

We are in the process of finalizing a license agreement with Sara Lee for the use of the "Champion Lyte" name. A lawsuit was commenced by Sara Lee against us. The details of the lawsuit are contained in the "Legal Proceedings" section of this document. On April 1, 2003, the parties to this case signed a settlement agreement. The settlement agreement provides that we will assign the "Champion Lyte" trademark to Sara Lee and Sara Lee will grant us an exclusive license of the "Champion Lyte" trademark for sugar-free sports drinks only in the United States, Canada and Mexico. The terms of the license agreement are for an initial term of five (5) years and two renewal terms of (5) years each, subject to us meeting all minimum sales and royalty requirements. If we meet all requirements after the first 3 five year terms, the parties agree to negotiate in good faith for two additional five year terms. Minimum calendar year sales are as follows:
2003 (measured from 4/1/03 to 3/31/04) - $500,000; 2004 - $750,000; 2005 -
$1,000,000; 2006 - $1,250,000; 2007 - $1,500,000; there will be renewal for the second 5 years if sales in years 2005-2007 average at least $1,500,000; 2008 - 2,000,000; 2009; $2,500,000; 2010 - $3,000,000; 2011 - $3,500,000; 2012 -
4,000,000; there will be renewal for the third 5 years if sales in years 2010-2012 average at least $5,000,000; 2013 - $5,000,000, 2014 - $6,000,000;
2015 - $7,000,000; 2016 - $8,000,000; and 2017 - $9,000,000. The failure to meet the minimum sales requirements in any year will result in termination of the license agreement. The failure to meet average stated results will result in non-renewal. The royalties for the license agreement are as follows: 3% on all sales until sales reach $10,000,000 annually; 5% on all sales after sales reach $10,000,000; and 6% on all sales after sales reach $15,000,000 annually.

OLD FASHIONED SYRUP COMPANY

On January 8, 1999, when we were called Meridian Holdings, Inc., we entered into an acquisition agreement with The Old Fashioned Syrup Company, Inc. (the "Syrup Company"), under which we issued 3,026,794 shares of our common stock to the shareholders of the Syrup Company in a tax-free exchange of shares. At the same time, we entered into a Stock Purchase Agreement with one of our founders and current directors whereby we purchased 100,000 shares of our common stock from him for the sum of $50,000. The shares repurchased were retired by us.

The Syrup Company, which was incorporated in Florida in November 1996, was founded by Alan Posner and Mark Streisfeld to manufacture and sell a sugar-free, fat-free chocolate flavored syrup they had developed. Commencing in 1998, the Syrup Company sold its syrup under its trademark The Old Fashioned Syrup Company(R). Shortly prior to the acquisition by us, the Syrup Company entered



                                       18
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into a license agreement with Cumberland Packing Corp. for use of the Sweet 'N
Low trademark for its syrup product. The Syrup Company has two wholly-owned subsidiaries, The Old Fashioned Egg Cream Company, Inc. and The Original Egg Cream Company, Inc., both of which are Florida corporations.

On November 27, 2002, Alan Posner, our previous Chief Executive Officer and Chairman of our Board of Directors entered into a promissory note with InGlobalVest, Inc. in which we received $15,000 which was payable on December 13, 2002 at a 10% interest rate. The promissory note was entered into without the approval of our Board of Directors and allowed InGlobalVest to receive a 66 2/3% interest in our wholly owned subsidiary, The Old Fashioned Syrup Company, Inc. upon default of the promissory note. We subsequently defaulted on the promissory note on or about December 14, 2002 and InGlobalVest took the shares of the Syrup Company as well as the books and records of the Syrup Company from our previous corporate counsel. The issuance of the promissory note and subsequent release of the interest in the Syrup Company could have been deemed to be a breach of the terms of our outstanding preferred stock and the terms of the Security Holder Agreement attached to our preferred stock. Such agreement did not allow us to incur indebtedness, the sale of assets or the creation of liens on our assets without the consent of the holders of our preferred stock.

Since we failed to receive the consent of US Bancorp., the holder of the preferred stock at the time the promissory note was entered into, we were in default under the terms of our preferred stock. In addition, our new management has been advised that we received offers from several potential investors to pay this debt and avoid the default of the promissory note. On May 28, 2003 we filed a complaint against InGlobalVest, Inc., Steve Sherb, Barry Patterson, Uche Osuji, John Doe #1, Alan Posner and Christopher A. Valleau alleging the fraudulent conveyance of our Old Fashioned Syrup Company, Inc. subsidiary. Such complaint was filed in the Circuit Court of the 15th Judicial Circuit in Palm Beach County, Florida and was for monetary damages, injunctive, declaratory and equitable relief.

The suit alleged the defendants engaged in a fraudulent scheme to deprive us of our principal asset and primary source of revenue for grossly inadequate consideration (only $15,000) without notice of approval of our Board of Directors, without notice and approval of U.S. Bancorp Investments, Inc. (the holder of our preferred stock), as required by the terms of certain agreements and our Amended Articles of Incorporation, without notice and approval by the shareholders at large as required by Florida statutes for sales of assets of a corporation other than in the regular course of business and in violation of the antifraud provisions of the Florida Securities Investor Protection Act.

On July 21, 2003, we reached a settlement with Inglobelvest, Inc., Steve Sherb, Barry Patterson, Uche Osuji and Christopher A. Valleau. We are still attempting to negotiate a settlement with Alan Posner. The settlement agreement provided that Inglobelvest must deliver all shares of the Old Fashioned Syrup Company ("OFSC"), as well as its books and records to our legal counsel by August 20, 2003. In consideration for this, we paid Inglobalvest, Inc. the sum of $135,000 as follows: $20,000 upon execution of the settlement agreement and $115,000 on August 20, 2003. The $135,000 was based on the settlement figure of $125,000 plus an additional $10,000 paid pursuant to the section of the settlement agreement that allowed for a capital call to facilate the capital requirements of the Old Fashioned Syrup Company. As part of the settlement, we agreed to the following conditions: (i) Churchill Investments, Inc., which provides factoring for us, has agreed to assign its UCC-1 financing statement for the first $50,000 on our accounts receivable, equipment, inventory and general intangibles which it currently holds as security; (ii) issue a written statement which exculpates Inglobalvest, Inc., Steve Sherb, Barry Patterson and Uche Osuji from any fraudulent acts in the complaint; (iii) payment of $3,000 to Christopher A. Valleau in six equal monthly installments of $500 each and Mr. Valleau will forfeit the balance of his unpaid salary and retire all stock options.

On August 20, 2003, all terms of the settlement agreement were satisfied and we reacquired the Old Fashioned Syrup Company.

BEVSYSTEMS INTERNATIONAL, INC.

We entered into a Strategic Marketing Agreement ("SMA") in January 2003 with BevSystems International, Inc. ("BEVI") another small publicly traded company in the business of beverage products, whereby BEVI agreed to issue shares of its common stock to us in an amount equal to $125,000 per month. We agreed to issue 50,000 shares of our restricted stock per month to BEVI under this agreement. These shares carry piggyback registration rights, which do not have an expiration date. We also agreed to pay BEVI up to $100,000 per month for services rendered by BEVI relating to the use of their beverage knowledge and distribution resources. Each entity was entitled to 50% of the profits derived from distributing the other firm's beverage product. Such agreement has been cancelled by the parties with no additional consideration due to either party. The agreement was cancelled on May 20, 2003. Under the agreement, Bevsystems was issued 50,000 shares of our common stock and we were issued 1,175,000 shares of Bevsystems common stock, which we subsequently transferred to two consultants in lieu of cash payment for services rendered. No money was exchanged pursuant to the SMA.

COMPETITION

In the soft drink category, our leading competition account for more than 85% of the entire market. These companies are substantially larger and better established than we are. This allows them not only to commit more money to marketing and advertising, but affords them access to greater shelf space and prominence in food stores, which is a key to success in the food industry. We believe that the ability to compete successfully with these companies is dependent primarily upon our ability to produce a tasty, sugar-free alternative to the existing sugared drinks and to persuade food retailers to carry our products. We continue to refine the taste of our products. However, the competition for shelf space in food retail establishments is extremely intense and the ability to obtain such shelf space is essential to the potential success of these products.

FINANCING/LIENS

Advantage Fund I, LLC, Alpha Capital Aktiengesellschaft and Gamma Opportunity Capital Partners, L.P. have a secured interest in our assets based on the aggregate of $400,000 of promissory notes executed in favor of them. The percentage interest in our assets is as follows: Advantage - 37.5%; Alpha - 50%; and Gamma - 12.5%.

On June 30, 2003, Churchill Investments, Inc. entered into an accounts receivable factoring and purchase order financing agreement with Championlyte Beverages, Inc. The total available factoring amount is $500,000. The advance rate is up to 75% of the face amount of purchased invoices and up to 60% for purchase orders, not to exceed hard production costs. Based on this agreement, Churchill received a secured interest in the receivables of Championlyte Beverages, Inc. As part of the Inglobalvest settlement agreement with us, Churchill assigned $50,000 worth of Championlyte Beverages accounts receivable to Inglobalvest.

On August 15, 2003, Latitude Investment Corp. loaned the Old Fashioned Syrup Company $135,000 for the settlement with Inglobalvest. Latitude has a secured interest in all of the Old Fashioned Syrup Company's assets (excluding receivables). If the $135,000 is not paid within 6 months of August 15, 2003, Latitude has the option to acquire 51% of the outstanding shares of the Old Fashioned Syrup Company.

On August 20, 2003, Churchill Investments, Inc. entered into an accounts receivable factoring and purchase order financing agreement with the Old Fashioned Syrup Company. The total available factoring amount is $500,000. The advance rate is up to 75% of the face amount of purchased invoices and up to 60% for purchase orders, not to exceed hard production costs. Based on this agreement, Churchill received a secured interest in the receivables of the Old Fashioned Syrup Company.



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

                                    EMPLOYEES

We employ four people on a full-time basis. We will employ additional people as we continue to implement our plan of operation. None of our employees are covered by a collective bargaining agreement, and we believe that our relationship with our employees is satisfactory.

                             DESCRIPTION OF PROPERTY

We presently sublease approximately 1,000 square feet of office space located at 3450 Park Central Blvd., N. Pompano Beach, Florida 33064. The lease is for a one year period commencing November 1, 2003. We pay $2,000 a month.

                                LEGAL PROCEEDINGS

Sara Lee Global Finance LLC v. Championlyte Products, Inc., et, al. In November 2001, Sara Lee Global Finance, LLC ("Sara Lee") commenced an action in United States District Court for the

Middle District of North Carolina (Civil Asction No. 1:01CV01053) against us seeking to enjoin us from infringing Sara Lee's "Champion" trademark used by Sara Lee's Champion Athleticwear division. Simultaneously, Sara Lee commenced a proceeding in the U.S. Patent & Trademark Office to cancel our trademark registration for the mark ChampionLyte. Sara Lee claimed that our use of the ChampionLyte trademark for our dietary refresher drink infringed Sara Lee's Champion trademark used for various sporting goods and clothing. On April 1, 2003, the parties to this case signed a settlement agreement. In addition to the above- referenced case being dismissed, the case before the United States Patent and Trademark Office was cancelled - TTAB Cancellation No. 92032691. The settlement agreement provides that we will assign the ChampionLyte trademark to Sara Lee and Sara Lee will grant us an exclusive license of the ChampionLyte trademark for sugar-free sports drinks only in the United States, Canada and Mexico. The terms of the license agreement are for an initial term of five (5) years and two renewal terms of (5) years each, subject to us meeting all minimum sales and royalty requirements. If we meet all requirements after the first 3 five year terms, the parties agree to negotiate in good faith for two additional five year terms. Minimum calendar year sales are as follows: 2003 (measured from 4/1/03 to 3/31/04) - $500,000; 2004 - $750,000; 2005 - $1,000,000; 2006 -
$1,250,000; 2007 - $1,500,000; there will be renewal for the second 5 years if sales in years 2005-2007 average at least $1,500,000; 2008 - 2,000,000; 2009:
$2,500,000; 2010 - $3,000,000; 2011 - $3,500,000; 2012 - 4,000,000; there will be renewal for the third 5 years if sales in years 2010-2012 average at least $5,000,000; 2013 - $5,000,000, 2014 - $6,000,000; 2015 - $7,000,000; 2016 -
$8,000,000; and 2017 - $9,000,000. The failure to meet the minimum sales requirements in any year will result in termination of the licenses agreement. The failure to meet average stated results will result in non-renewal. The royalties for the license agreement are as follows: 3% on all sales until sales reach $10,000,000 annually; 5% on all sales after sales reach $10,000,000; and 6% on all sales after sales reach $15,000,000 annually.

Champion Performance Products, Inc. d/b/a Champion Nutrition v. ChampionLyte, Inc. In August 2002, Champion Performance Products commenced the above referenced cancellation proceeding in the U.S. Patent and Trademark Office against ChampionLyte, Inc., in which the petitioner seeks to cancel our registration for our Champion Lyte trademark. As part of the settlement with Sara Lee in the action above, this case was cancelled in the United States Patent and Trademark office, TTAB Cancellation No. 92040440.

Championlyte Holdings, Inc. f/k/a Championlyte Products, Inc. v. Inglobalvest, Inc., Steve Sherb, Barry Patterson, Uche Osuji, John Doe No. 1, Alan Posner and Christopher A. Valleau, Case No. 2003 CA 005662AF. On May 28, 2003, we commenced an action against the above named defendants in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida alleging the fraudulent conveyance of our Old Fashioned Syrup Company, Inc. subsidiary. Alan Posner is our former officer, director and employee.

The suit alleges the defendants engaged in a fraudulent scheme to deprive us of our principal asset and primary source of revenue for grossly inadequate consideration (only $15,000) without notice of approval of our Board of Directors, without notice and approval of U.S. Bancorp Investments, Inc. (the holder of our preferred stock), as required by the terms of certain agreements and our Amended Articles of Incorporation, without notice and approval by the shareholders at large as required by Florida statutes for sales of assets of a corporation other than in the regular course of business and in violation of the antifraud provisions of the Florida Securities Investor Protection Act.

The suit further alleges that Posner, acting in concert with Valleau, by and through InGlobalVest and its representatives devised a fraudulent plan to improperly and unlawfully strip us of our ownership and control of our valuable, wholly-owned subsidiary, the Syrup Company, as well as other valuable property, equipment and assets that were owned by the Syrup Company including long-term licensing agreements, specifically Cumberland Farms for the rights to name Sweet'N Low(R) worth hundreds of thousands of dollars.

On July 21, 2003, we reached a settlement with Inglobalvest, Inc., Steve Sherb, Barry Patterson, Uche Osuji and Christopher A. Valleau. We are still attempting to negotiate a settlement with Alan Posner. The settlement agreement provided that Inglobalvest must deliver all shares of the Old Fashioned Syrup Company ("OFSC") as well as its books and records to our legal counsel by August 20, 2003. In consideration for this, we paid Inglobalvest, Inc. the sum of $135,000 as follows: $20,000 upon execution of the settlement agreement and $115,000 by no later than August 20,2003. The total payment of $135,000 was based on the settlement figure of $125,000 plus an additional $10,000 paid pursuant to the section of the settlement agreement that allowed for a capital call to facilitate the capital requirements of The Old Fashioned Syrup Company. As part of the settlement, we agreed to the following conditions: (i) Churchill Investments, Inc., which provides factoring for us, has agreed to assign its UCC-1 financing statement for the first $50,000 on our accounts receivable, equipment, inventory and general intangibles which it currently holds as security; (ii) issue a written statement which exculpates Inglobalvest, Inc., Steve Sherb, Barry Patterson and Uche Osuji from any fraudulent acts in the complaint; (iii) payment of $3,000 to Christopher A. Valleau in six equal monthly installments of $500 each and Mr. Valleau will forfeit the balance of his unpaid salary and retire all stock options. To date, we paid the full settlement amount. On August 20, 2003, all terms of the settlement agreement were satisfied and we reacquired the Old Fashioned Syrup Company.

On July 1, 2003, we received a letter from the attorney for Diabetes Research Institute Foundation, Inc. providing formal notice of termination of a license agreement that The Old Fashioned Syrup Company entered into and claiming that we owe the following pursuant to such license agreement: (i) an aggregate of $30,000 in base royalties for 2001, 2002 and 2003; (ii) 0.25% of net sales in 2001; 0.50% of net sales in 2002, of all products using the mark "Diabetes Research Institute," as well as late payment charges, which are at a rate of 3% above prime rate. We are presently determining the validity of this claim.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

NAME                    AGE      POSITION


David Goldberg           41       President, Principal Financial Officer,
                                  Principal Accounting Officer and Chairman of the Board of Directors; CEO, Championlyte
                                  Beverages, Inc. our subsidiary

Steven Field             57       Director
Thad Kaplan              36       Director
Marshall Kanner          48       Director
Eli Greenstein           62       Director

Donna Bimbo              44       President and Secretary, ChampionLyte
                                  Beverages, Inc., our subsidiary

The following is a biographical summary of our directors and officers:

DAVID GOLDBERG was appointed to our Board of Directors on February 11, 2003 and was appointed as our President on April 14, 2003. He was recently appointed our Principal Financial Officer and Principal Accounting Officer. He devotes his full time to Championlyte. He is also the CEO of Championlyte Beverages, Inc., our subsidiary.

Mr. Goldberg has fifteen years of sales and marketing experience in the real estate and property management industry. From November 1999 to present, Mr. Goldberg has been the Vice President of marketing, sales and distribution for All Star Packaging, a packaging company in the poultry and egg industry. From May 1996 to May 2000, Mr. Goldberg was property manager and leasing agent of

Camco Inc. In such capacity, he managed and directed all operations of Camco Inc.'s one million square foot retail industrial portfolio. He also oversaw management of various residential communities and ran the company's daily operations. From August 1995 to May 2000, he was the principal owner of Gold's Gym Fitness & Health Center in Middletown, New York. Mr. Goldberg holds a Bachelor of Science degree in Business Administration from the State University of Delhi, New York.

THAD KAPLAN was appointed to our Board of Directors on January 7, 2003. Mr. Kaplan is currently an independent food & beverage industry consultant. From 1997 to 2002, Mr. Kaplan was the owner of BS Holdings, Inc., a food and beverage industry holding company. BS Holdings acquired a food service business in 1997 that was primarily in the wholesale baking business. He sold the business during the second quarter of 2002. Prior to owning BS Holdings, Mr. Kaplan was the purchaser and manager for an independent supermarket chain in Middletown, New York. Mr. Kaplan's responsibilities included purchasing decisions, management of employees, marketing and profit and loss responsibility. Mr. Kaplan holds an Associates degree from Sullivan County Community College, New York with studies in Food Service, Restaurant Management and the Culinary Arts.

STEVEN FIELD was appointed to our Board of Directors on February 11, 2003. Mr. Field has varied manufacturing and management experience. He has experience in "turn around" situations, increasing profitability and bringing profitability to a company. He is experienced in reorganization situations. Mr. Field's last position from June 2000 until September 2001 was with Security Plastics, a 43 year-old company seeking bankruptcy protection under Chapter 11. Security Plastics was in the plastic injection molding business. It filed for bankruptcy in September 2001. Mr. Field was engaged as the Acting Chief Operating Officer and Assistant to the President, assisting in the design and guiding the company through a reorganization.

From 1993 to 1998 he was employed by Serta Mattress Co. as the Director, Vice President of Manufacturing. His position with Serta was to consolidate the operations from 25 manufacturing locations to 17, while increasing productivity and bringing outsourced products in-house. He was involved in the packaging and sale of the company to a Triarc Group Subsidiary. He has sales and marketing experience and uses his accounting background to assist in analysis of financial information and decision-making processes. Mr. Field has a Bachelor of Science degree in Accounting and has taken many graduate level courses in manufacturing, management and processes as well as various seminars.

Since Mr. Field left Serta Mattress Co., he has been semi-retired, excluding his positions set forth above.

MARSHALL KANNER was elected as our Interim Chief Operating Officer, Director and Chairman of our Board of Directors on January 7, 2003. He resigned as Interim Chief Operating Officer and Chairman on April 14, 2003 but remains one of our directors. Mr. Kanner's career of over 20 years covers corporate development, corporate finance, mergers & acquisitions, strategic planning, strategic alliances, corporate restructuring, management consulting, venture financing, and forming entrepreneurial ventures in numerous industries. He possesses executive leadership skills and experience in operations, finance, due diligence, corporate strategic planning, sales, marketing, branding, fulfillment, business development and logistics. His experience includes construction, apparel, transportation, financial consulting, insurance, real estate brokerage, logistics and technology and internet development. Mr. Kanner served as Chief Operating Officer and Vice President of Business Development for MyCity Holdings, Corp., an internet technology development and infrastructure company from January 1997 until March 2002. From April 2002 until the present, he currently serves as a principal and Managing Director of BK Generalli, LLC, a financial consulting company based in Miami, Florida. Mr. Kanner earned his Bachelor of Science Degree in Economics from the University of Florida in 1977.


ELI GREENSTEIN was appointed to our board of directors on December 22, 2003. In May 2000, Mr. Greenstein founded Alldiet, Inc., a Great neck, New York and Boca Raton, Florida based food and beverage brokerage frim that sells and markets sugar-free, low-carbohydrate products to health food and natural product retailers and distributors, drug store , supermarket chains and major diet plans. Mr. Greenstein had been retired prior to opening Alldiet, Inc. after he sold Double G Foods, a food distribution business, in 1992.


DONNA BIMBO was appointed as President and Secretary of our subsidiary, Championlyte Beverage, Inc., on April 16, 2003. She devotes her full time to Championlyte Beverage, Inc. Prior to her employment with us, she had been the Director of International Business for Snapple Beverage Group and the Triarc Group, both based in White Plains, New York from January 1992 until February 2003. The Triarc Group manufactures and distributes Royal Crown Cola and other small bottling products. Specifically, she worked for Snapple from 1992 through 1995. She then worked for Triarc from 1995 through 1997. In 1997 Triarc bought Snapple and she assumed her previous position with Snapple. In 2001, Cadbury Schweppes bought Snapple. In such capacity, she has been responsible for the development of new business as well as the maintenance of the established business base. She assisted in the creation of policies and procedures for Snapple's worldwide operations and was involved in all legal aspects of the worldwide business such as trademarks and negotiation of contracts. She assisted in the establishment of new business in 26 countries.



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

rior to working in such position, she was the Senior Manager of International Business at Snapple Beverage Corporation in East Meadow, New York since December 1992. Her responsibilities included the management of all activities including all rate negotiations, overseeing all phases of import/export business, FDA regulations and business terms and tariffs.

She received a Bachelor of Arts degree from Kean College of New Jersey in 1980 and attended the International Business Courses held at the World Trade Institute in New York from 1984 to 1986. Ms. Bimbo was the guest speaker at the BWN Summit on Globalization in Washington, DC in 2002. She spoke at Temple University in June 2003 on Global Trends and Opportunities.

EXECUTIVE COMPENSATION

The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2002 fiscal year, for our Chief Executive Officer and for each of our other executive officers (the "Named Executive Officers") whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2003.

                           SUMMARY COMPENSATION TABLE


                           ANNUAL COMPENSATION                          LONG TERM COMPENSATION
                                                                                  RESTRICTED       SECURITIES
NAME AND PRINCIPAL        FISCAL        ANNUAL        STOCK        UNDERLYING     OPTIONS          ALL OTHER
POSITION                  YEAR          SALARY         BONUS       COMPENSATION    AWARDS         (NO. OF SHARES)   COMPENSATION
--------                  ----          ------         -----       ------------    ------          --------------   ------------
David Goldberg, President, 2003          (1)            (1)          $42,000         -0-           200,000              (1)
Principal Financial Officer
And Principal Accounting Officer

Donna Bimbo, President     2003        $82,500 (2)      (2)            (2)           -0-           150,000              (2)
Championlyte Beverage, Inc. (2)

Mr. Goldberg and Ms. Bimbo were not employed by us prior to January 1, 2003.

Mark Streisfeld,
Former President          2000        $133,334          -0-            -0-           -0-           50,000
And Director              2001        $175,000         1,500           -0-           -0-           20,000
                          2002        $175,000          -0-            -0-           -0-             -0-
Marshall Kanner           2003           $-0-           -0-          25,000          -0-             -0-
Former Interim Chief Operating
Officer and Director


(1) Effective June 1, 2003, we entered into a two year employment agreement with our President, Principal Financial Officer and Principal Accounting Officer, David Goldberg. Pursuant to such agreement, Mr. Goldberg is to receive the following consideration for his services:

(i) $3,500 per month of our common stock in the first year;

(ii) $4,000 per month of our common stock in the second year;

(iii) Within thirty days of execution of this agreement, Mr Goldberg will receive 100,000 warrants to purchase our common stock with a term of two years at a price equal to $.25 per share;

(iv) If Mr. Goldberg is employed with us for 180 days from the effective date of the Agreement, he shall receive warrants to purchase an additional 100,000 shares of our common stock and each 90 day period thereafter, he will receive additional warrants to purchase 100,000 shares of our common stock at an exercise price of 100% of our closing stock price as of such date. The term of each of these options is two years.

(v) Mr. Goldberg will also receive a personal performance commission based on sales made as a direct result of his own efforts, equal to 1% of our Gross Sales, payable on a quarterly basis.

(2) Effective April 16, 2003, our wholly owned subsidiary, ChampionLyte Beverages, Inc. entered into a two year employment agreement with Ms. Bimbo. The employment agreement provides for the following compensation:

(i) Annual base salary of: $96,000 pro-rated for the period April 16, 2003-June 14, 2003; (ii) Annual base salary of: $108,000 pro-rated for the period June 14, 2003-September 14, 2003; (iii) Annual base salary of: $120,000 pro-rated for the period September 15, 2003-April 15, 2005;

If the employment agreement is renewed on or before March 14, 2005, the base salary shall be no Less than $132,000 per annum.

Pursuant to the employment agreement, Ms. Bimbo shall be entitled to the following bonuses:

(i) Warrant Bonus: 50,000 warrants to purchase our common stock for a term of 2 years at a price equal to $.10 per share. If Ms. Bimbo is employed for 90 days from execution of the agreement, which she has been, she is entitled to 100,000 additional warrants to purchase shares of our stock at an exercise price equal to 100% of our closing stock price 90 days after the effective date of her employment agreement. On such date, July 15, 2003, our closing stock price was $.27. The options have a 2 year term and piggyback registration rights. (ii) Stock Bonus: (a) annual bonus equal to 3% of ChampionLyte Beverages annual net pre-tax profits as reported on its annual report. The initial bonus is payable on March 31, 2004; (b) personal performance commission based on sales made as a direct result of Ms. Bimbo's efforts, equal to 1% of Gross Sales, payable on a quarterly basis; (c) override commission of sales personnel reporting to Ms. Bimbo equal to 1/2% of Gross Sales, payable on a quarterly basis.


We agreed to issue Mr. Greenstein 200,000 shares of our common stock for agreeing to join our Board of Directors. He shall receive such shares in increments of 8,333 shares per month for a 24 month period. To date, he is owed his first 2 incremental share payments of 8,333 shares. Or an aggregate of 16,666 shares.


                                  STOCK OPTIONS

We did not grant stock options in 2002.

The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2003:

                          OPTION GRANTS IN FISCAL 2003
                             (INDIVIDUAL GRANTS)(1)

                         NUMBER OF              % OF TOTAL OPTIONS
                         SECURITIES UNDERLYING   GRANTED TO EMPLOYEES IN      EXERCISE  EXPIRATION
NAME                     OPTIONS GRANTED         FISCAL                       PRICE     DATE
                                                 2003
                                                 ----
David Goldberg            100,000                 28.57%                        $.25      June 30, 2005
David Goldberg            100,000                 28.57%                        (2)       November 26, 2005
Donna Bimbo                50,000                 14.29%                        $.10      March 15, 2005
Donna Bimbo               100,000                 28.57%                        (3)       June 13, 2005

(1) No Executive Officer held options during the 2002 fiscal year.

(2) The exercise price is equal to 100% of our closing stock price on November 27, 2003.

(3) The exercise price is equal to 100% of our closing stock price which was $.28 on June 14, 2003.

The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2002 fiscal year end:

None

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of January 22, 2004, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each named executive officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.



NAME AND ADDRESS OF                  AMOUNT AND NATURE OF  PERCENT OF
BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP  OUTSTANDING SHARES(1)
                                     --------------------  --------------------

Thad Kaplan                                 70,000                  *

David Goldberg                             298,750                1.00%

Steven Field                                41,500                  *

Marshall Kanner                            845,000                2.74%


Eli Greenstein (4)                               0                  *


Donna Bimbo                                      0                  *

Stedman Walker, Ltd. (2)                 2,000,000                6.48%


Alan Posner                              1,690,291                5.48%


Mark Streisfeld (3)                      1,650,000                5.34%

All Executive Officers and Directors     1,255,250                4.07%
as a Group (5 persons)


* - Less than one percent

(1) Based on 30,871,645 shares issued and outstanding as of January 21, 2004.

(2) Little Cobbler Corp. doing business as Stedman Walker, Ltd. Raymond Bloom is a representative of Stedman Walker, Ltd. and has investment control of Stedman Walker, Ltd.


 (3) Championlyte Asset Acquisition Corp. has assigned 750,000 of its shares to Mark Streisfeld. This amount is not included in the above ownership amount. If it were, Mr. Streisfeld would own 7.45% of the outstanding shares.

(4) We agreed to issue Mr. Greenstein 200,000 shares over a 24 month period (increments of 8,333 shares per month) upon his appointment as a director. He is presently owed the sum of 16,666 shares, which we have not yet issued him.

The following table sets forth, as of January 22, 2004, certain information with respect to the beneficial ownership of our Series I Convertible Preferred Stock, Series II Convertible Preferred Stock, Series III Convertible Preferred Stock and Series IV Convertible Preferred Stock (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each named executive officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.


SERIES I CONVERTIBLE PREFERRED STOCK



                       Number of
                       Shares of        Percent of        Number of Shares of
                       Series I         Series I          Common Stock Into
                       Convertible      Convertible       Which Series I
                       Preferred Stock  Preferred Stock   Convertible Preferred
                       Beneficially     Beneficially      Stock are
Name of Shareholder    Owned(1)         Owned             Convertible(2)
--------------------- ---------------- ----------------   ----------------------



None

(1) Unless otherwise indicated, the persons or entities identified in these tables have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(2) As of February 2, 2004

SERIES II CONVERTIBLE PREFERRED STOCK



                       Number of
                       Shares of        Percent of        Number of Shares of
                       Series II        Series II         Common Stock Into
                       Convertible      Convertible       Which Series II
                       Preferred Stock  Preferred Stock   Convertible Preferred
                       Beneficially     Beneficially      Stock are
Name of Shareholder    Owned(1)         Owned             Convertible(2)
--------------------- ---------------- ----------------   ----------------------
None



(1) Unless otherwise indicated, the persons or entities identified in these tables have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(2) As of February 2, 2004

SERIES III CONVERTIBLE PREFERRED STOCK



                       Number of
                       Shares of        Percent of        Number of Shares of
                       Series II        Series II         Common Stock Into
                       Convertible      Convertible       Which Series II
                       Preferred Stock  Preferred Stock   Convertible Preferred
                       Beneficially     Beneficially      Stock are
Name of Shareholder    Owned(1)         Owned             Convertible(2)
--------------------- ---------------- ----------------   ----------------------



None

(1) Unless otherwise indicated, the persons or entities identified in these tables have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(2) As of February 2, 2004

SERIES IV CONVERTIBLE PREFERRED STOCK



                       Number of
                       Shares of        Percent of        Number of Shares of
                       Series II        Series II         Common Stock Into
                       Convertible      Convertible       Which Series II
                       Preferred Stock  Preferred Stock   Convertible Preferred
                       Beneficially     Beneficially      Stock are
Name of Shareholder    Owned(1)         Owned             Convertible(2)
--------------------- ---------------- ----------------   ----------------------

Triple Crown             100,000         100%               100,000
  Consulting, Inc.(3)


(1) Unless otherwise indicated, the persons or entities identified in these tables have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(2) As of February 2, 2004

(3) Benjamin Kaplan is the owner of Triple Crown Consulting, Inc.

                                    DILUTION


As of January 22, 2004, we had issued and outstanding 30,871,645 shares of common stock. In addition, we have 1,076,400 warrants being registered in this offering that convert into shares of our common stock; 32,131,816 shares being registered in this offering that have not been issued; and 6,666,666 shares being offered in this offering. Therefore, the dilution tables below are based on 70,746,527 shares of our common stock on a fully diluted basis. Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the shares after the purchase takes place. The net tangible book value of common stock is equal to stockholders' equity applicable to the common stock as shown on our balance sheet divided by the number of shares of common stock outstanding. As a result of such dilution, in the event we liquidated, a purchaser of shares may receive less than their initial investment and a present stockholder may receive more.

The following calculations assume that all of the shares we are registering are issued pursuant to the outstanding warrants and shares to be issued pursuant to the outstanding agreements. Our net tangible book value as of September 30, 2003 was $(1,267,742) or $(0.0411) per share. The adjusted pro forma net tangible book value after this offering (assuming the issuance of all shares as set in the selling shareholders table and all of the shares are sold in the offering) will be ($317,742) or ($.0045) per share based on a per share price of $0.15.

Therefore, the increase in the net tangible book value per share attributable to the offering is $.0366. There is no minimum or maximum amount of shares that must be sold in this offering. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $(.1545) per share or over 103% of their investment assuming all of our shares offered in this prospectus are sold. The following table describes the dilution effect if: 10% of the shares are sold in this offering; 50% of the shares are sold in this offering and if 100% of the shares are sold in this offering:


Championlyte Holdings, Inc.
Dilution calculation
As of September 30, 2003

                                                   100% of shares                                 50% of shares
                                       -----------------------------------------  -------------------------------------------
                                         Amounts       Per share     Amounts        Per share

Tangible book value before offering      $(1,267,742)                $ (.0411)      $(1,267,742)                 $ (.0411)


Offering to new investors                $ 1,000,000                 $  .15         $   500,000                  $  .15

Less expenses                            $    50,000                                $    50,000


Net proceeds                             $   950,000                                $   450,000


Tangible book value after offering       $  (317,742)                $ (.0045)      $  (817,742)                 $ (.0121)


Increase in Net Tangible


Book value by old investors                                          $  .0366                                    $  .0290


Offering price paid by new investors                                 $  .15                                      $  .15


Dilution for new investor                                            $  .1545                                    $  .1621

                                                    10% of shares
                                       -----------------------------------------
                                                Amounts Per share Amounts

Tangible book value before offering     $(1,267,742)                 $(.0411)


Offering to new investors               $   100,000                  $ .15

Less expense                            $    50,000

Net proceeds                            $    50,000


Tangible book value after offering      $(1,217,742)                 $(.0188)


Increase in Net Tangible

Book value by old investors                                          $ .0223


Offering price paid by new investors                                 $ .15


Dilution for new investor                                            $ .1688

                              SELLING STOCKHOLDERS


The shares being offered for resale by the selling stockholders consist of the total of 43,206,507 shares of our common stock and 1,076,400 shares of our common stock issuable in connection with their conversion of our warrants. Except for Donna Bimbo, Marshall Kanner, and Mark Streisfeld none of the selling stockholders have and, within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 22, 2004 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.


                                  Shares of         Percent of            Shares of                     Percent of
                                 common stock        common             common stock      Number of      shares
                                 owned prior      shares owned           to be sold      shares owned    owned
Name of selling                     to the         prior to the            in the         after the      after
stockholder                        offering         offering             offering(1)     offering(1)    offering
------------------------------   -----------       ----------            -----------      ---------     --------
Knightsbridge Holdings, LLC dba
Knightsbridge Capital (2)            526,400           1.71%               1,052,800            0            0
Stedman Walker, Ltd. (3)           2,000,000           6.48%               2,000,000            0            0
Advantage Fund I, LLC(4)                   0              0%              19,047,619            0            0
Advantage Fund I, LLC (4)                  0              0%               2,857,143            0            0

Alpha Capital Aktiengesellschaft(5)        0              0%               3,809,524            0            0
Gamma Opportunity Capital
Partners, L.P. (6)                         0              0%                 952,381            0            0
Triple Crown Consulting (7)                0              0%               1,904,762            0            0
SOS Resources Services, Inc.(8)    1,000,000           3.24%               1,000,000            0            0
Championlyte Asset Acquisition       750,000           2.43%                 750,000            0            0
Corp.(9)
Peter Nasca (10)                      200,000            .65%                 250,000            0            0
Marshall Kanner                      845,000           2.74%                 820,000       25,000         0.08%
Ed Donato                             10,000            .03%                  10,000            0            0
Joan Ann Forneiro (11)                      0              0                  571,429            0            0
Donna Bimbo (12)                           0              0                  150,000            0            0
Christopher Knapp (13)               500,000           1.74%                 500,000            0            0
Momentum Trader Network (14)         600,000           1.94%                 600,000            0            0
DML Marketing (15)                   1,000,000         3.24%               1,000,000            0            0
Employee Stock Option Plan (16)            0              0%               2,000,000            -            -
Richard I. Anslow(17)                      0              0%                 140,000            0            0
Gregg E. Jaclin(17)                        0              0%                  60,000            0            0
Mark Streisfeld (18)               1,650,000           5.34%               2,400,000            0            0%
Elaine Streisfeld (19)             1,103,291           3.57%               1,103,291            0            0
Elaine Streisfeld (19)                     0              0%                 623,958            0            0
Andre Dawson (20)                     50,000            .16%                 100,000            0            0
Larry Little (21)                     50,000            .16%                 100,000            0            0
Alonzo Highsmith (22)                 50,000            .16%                 100,000            0            0
R&T Sports Management Inc.(23)        15,000            .05%                 180,000            0            0
David Goldberg (24)                        0             0%                  200,000            0            0




(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold during the offering period. The percentage of shares is based on 30,871,645 shares issued and outstanding as of January 22, 2004.


(2) Alyce Schreiber is a representative of Knightsbridge Capital and has investment control of Knightsbridge Capital. As part of its total of 1,052,800 shares that are being registered, Knightsbridge Capital has 526,400 warrants which are convertible into shares of common stock. We conclude that the agreement between Championlyte and Knightsbridge Capital meets the exemption requirements of a PIPE because Knightsbridge Capital has 526,400 warrants, which Knightbridge Capital is irrevocably bound to purchase at $0.063 per share.

(3) The shareholder is Little Cobbler Corp. doing business as Stedman Walker, Ltd. Raymond Bloom is a representative of Stedman Walker, Ltd. and has investment control of Stedman Walker, Ltd. We conclude that agreement between Championlyte and Stedman Walker, Ltd. meets the exemption requirements of a PIPE because Stedman Walker, Ltd. has 2,000,000 shares, which Stedman Walker Ltd. is irrevocably bound to purchase at $.08 per share.

(4) Robert Press is a representative of Advantage Fund I, LLC, however, investment control of Advantage Fund I, LLC is shared by a number of members. We are registering a total of 19,047,619 and 2,857,143 shares for Advantage Fund I, LLC which is 200% of the amount of the shares that we have agreed to issue to Advantage Fund I, LLC pursuant to the terms of its agreement with us. To date, we have not issued such shares. We conclude that the $1,000,000 agreement between Championlyte and Advantage Fund I, LLC, meets the exemption requirements of a PIPE because Advantage Fund I, LLC is irrevocably bound to purchase shares at $0.07 per share. We conclude that the $250,000 agreement between Championlyte and Advantage Fund I, LLC meets the exemption requirements of Equity Line Financing because Advantage Fund I, LLC has no right to decline to purchase securities and the dollar value of the equity line is set at $250,000.00 in the written agreement, but the number of shares that the company will actually issue is either determined by a formula tied to the market price of securities at the time the company exercises its put.


(5) Konrad Ackerman is a representative of, and makes investment decisions for, Alpha Capital Aktiengellschaft. We are registering a total of 3,809,524 shares for Alpha which is 200% of the amount of the shares that we have agreed to issue to Alpha pursuant to the terms of its agreement with us. To date, we have not issued such shares. We conclude that the agreement between Championlyte and Alpha Capital Aktiengellschaft meets the exemption requirements of Equity Line Financing because Alpha Capital Aktiengellschaft has no right to decline to purchase securities and the dollar value of the equity line is set at $200,000.00 in the written agreement, but the number of shares that the company will actually issue is determined by a formula tied to the market price of securities at the time the company exercises its put.


(6) Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed the beneficial owner of said shares. Christopher Rossman and Jonathan P. Knight, PhD. are the Directors to Gamma Capital Advisors, Ltd., each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Christopher Rossman and Jonathan P. Knight, PhD. each disclaim beneficial ownership of the shares of common stock being registered hereto. We are registering a total of 952,381 shares for Gamma which is 200% of the amount of the shares that we have agreed to issue to Gamma pursuant to the terms of its agreement with us. To date, we have not issued such shares. We conclude that the agreement between Championlyte and Gamma Capital Advisors, Ltd. meets the exemption requirements of Equity Line Financing because Gamma Capital Advisors, Ltd., has no right to decline to purchase securities and the dollar value of the equity line is set at $50,000.00 in the written agreement, but the number of shares that the company will actually issue is determined by a formula tied to the market price of securities at the time the company exercises its put.

(7) Ben Kaplan is a representative of Triple Crown Consulting and has investment control of Triple Crown Consulting. We are registering a total of 1,904,672 shares for Triple Crown Consulting which is 200% of the amount of the shares that we have agreed to issue to Triple Crown Consulting pursuant to the terms of its agreement with us. To date, we have not issued such shares.We conclude that the agreement between Championlyte and Triple Crown Consulting meets the exemption requirements of Equity Line Financing because Triple Crown Consulting, has no right to decline to purchase securities and the dollar value of the equity line is set at $100,000.00 in the written agreement, but the number of shares that the company will actually issue is determined by a formula tied to the market price of securities at the time the company exercises its put.


(8) Salvatore Russo is a representative of S.O.S. Resources Services Inc. and has investment control of S.O.S. Resources Services, Inc. We conclude that agreement between Championlyte and S.O.S. Resources Services Inc. meets the exemption requirements of a PIPE because S.O.S. Resources Services Inc. has 1,000,000 shares, which S.O.S. Resources Services Inc. is irrevocably bound to purchase at $.07 per share.

(9) Bob Press is a representative of Championlyte Asset Acquisition Corp., however, investment control of Championlyte Asset Acquisition Corp. is shared by a number of its shareholders. Beverage Acquisition Corp. is the only shareholder holding more than 5% of Championlyte Asset Acquisition Corp. We are registering a total of 750,000 shares for Championlyte Asset Acquisition Corp. 1,500,000 shares is the amount of shares that we have agreed to issue to Championlyte Asset Acquisition Corp. pursuant to the terms of its agreement with us. However, it assigned 750,000 shares to Mark Streisfeld. We conclude that agreement between Championlyte and Championlyte Asset Acquisition Corp. meets the exemption requirements of a PIPE because Championlyte Asset Acquisition Corp. has 1,500,000 shares, which itis irrevocably bound to purchase at $.07 per share.


(10) As part of his total of 250,000 shares that are being registered, Peter Nasca has 50,000 warrants which are convertible into shares of common stock. We conclude that agreement between Championlyte and Peter Nasca meets the exemption requirements of a PIPE because Peter Nasca has 50,000 shares, which Peter Nasca is irrevocably bound to purchase at $ 0.10 per share.


(11) We are registering a total of 571,429 shares to Joan Ann Forniero which is the amount of the shares that we have agreed to issue to Joan Ann Forniero, pursuant to the terms of her agreement with us. To date, we have not issued such shares. We conclude that the agreement between Championlyte and Joan Ann Forniero meets the exemption requirements of Equity Line Financing because Joan Ann Forniero, has no right to decline to purchase securities and the dollar value of the equity line is set at $250,000.00 in the written agreement, but the number of shares that the company will actually issue is determined by a formula tied to the market price of securities at the time the company exercises its put.


(12) Donna Bimbo has 150,000 warrants which are convertible into shares of common stock. We conclude that agreement between Championlyte and Donna Bimbo meets the exemption requirements of a PIPE because Donna Bimbo has 150,000 shares, which Donna Bimbo is irrevocably bound to purchase 50,000 at $ 0.10 per share, and 100,000 at $0.27 per share.

(13) Chris Knapp has 500,000 shares of common stock. We conclude that agreement between Championlyte and Chris Knapp meets the exemption requirements of a PIPE because Chris Knapp has 500,000 shares, which Chris Knapp is irrevocably bound to purchase 500,000 shares at $,16 per share.

(14) Mark Malone is a representative of Momentum Trader Network and has investment control of Momentum Trader Network. . We conclude that agreement between Championlyte and Momentum Trader Network meets the exemption requirements of a PIPE because Momentum Trader Network has 600,000 shares, which Momentum Trader Network is irrevocably bound to purchase at $.08 per share.

(15) Donna Levy is a representative of DML Marketing and has investment control of DML Marketing. We conclude that agreement between Championlyte and DML Marketing meets the exemption requirements of a PIPE because DML Marketing has 1,000,000 shares, which DML Marketing is irrevocably bound to purchase at $.09 per share.


(16) Represents shares to be issued under an Employee Stock Option Plan adopted on September 22, 2003. To date, such shares have not been issued.

(17) The shares to Richard I. Anslow and Gregg E. Jaclin have not been issued, but will be issued prior to this registration statement being declared effective.


(18) Represents 1,650,000 shares issued to Mr. Mark Streisfeld pursuant to his employment agreement signed with us. In addition, 750,000 shares are being registered for Mr. Streisfeld. Such shares have not been issued to Mr. Streisfeld but represent shares transferred to Mr. Streisfeld from Championlyte Asset Acquisition pursuant to its agreement with us. We conclude that agreement between Championlyte and Mark Streisfeld meets the exemption requirements of a PIPE because Mark Streisfeld has 1,650,000 shares, which he is irrevocably bound to purchase at a set price per share.

(19) Represents shares issued to Ms. Elaine Streisfeld pursuant to a settlement agreement signed with us. Specifically, we are registering the following shares for Ms. Streisfeld: (i) 413,958 based on July 2, 2003 agreement; (ii) 210,000 - final $35,000 payment plus 20% discount equals $42,000; this amount is divided by $.20 - the avaerage closing price for the 3 days preceding the payment date of January 1, 2004. Elaine Streisfeld also owns 16,800 free trading shares; and her husband, Stanley Streisfeld owns 27,200 free trading shares. Such shares are not related to the shares being registered herein. Notwithstanding the above, Elaine Streisfeld has recently received an opinion letter to sell 308,716 shares (1% of our outstanding shares as of a certain date). Therefore, this amount, 308,716, has reduce Ms. Streisfeld's selling share amount. Mr. Stanley Streisfeld , Elaine Streisfeld's husband, was listed as a party in the amended settlement agreement dated July 2, 2003. We conclude that the agreement between Championlyte and Elaine Streisfeld offering meets the exemption requirements of PIPE because Elaine Streisfeld is irrevocably bound to purchase570,683 shares at $$.06 per share; 572,093 shares at $.28 per share; 269,231 shares at $.13 per share, and 210,000 shares at $.20 per share. We also conclude that the agreement between Championlyte and Elaine Streisfeld, offering meets the exemption requirements of Equity Line Financing because Elaine Streisfeld, has no right to decline to purchase securities and the dollar value of the equity line is set at $140,000.00 in the Championlyte common stock as in written agreement, but the number of shares that the company will actually issue is determined by a formula tied to the market price of securities at the time the company exercises its put.

(20) Represents 100,000 shares issued to Mr. Andre Dawson pursuant to a letter of intent between Championlyte and Andre Dawson. We conclude that agreement between Championlyte and Andre Dawson meets the exemption requirements of a PIPE because Andre Dawson has 100,000 shares, which Andre Dawson is irrevocably bound to purchase at $.23 per share.

(21) Represents 100,000 shares issued to Mr. Larry Little pursuant to a letter of intent between Championlyte and Larry Little. We conclude that agreement between Championlyte and Larry Little meets the exemption requirements of a PIPE because Larry Little has 100,000 shares, which Larry Little is irrevocably bound to purchase at $.23 per share.

(22) Represents 100,000 shares issued to Mr. Alonzo Highsmith pursuant to a letter of intent between Championlyte and Alonzo Highsmith. We conclude that agreement between Championlyte and Alonzo Highsmith meets the exemption requirements of a PIPE because Alonzo Highsmith has 100,000 shares, which Alonzo Highsmith is irrevocably bound to purchase at $.23 per share.

(23) Pedro Rosadl is a representative of R&T Sports Management Inc. and has investment control of R&T Sports Management. R&T Sports Management is entitled to 15,000 additional shares and has 150,000 warrants which are convertible into shares of our common stock. We conclude that agreement between Championlyte and R&T Sports Management Inc. meets the exemption requirements of a PIPE because R&T Sports Management Inc. has 150,000 shares, which R&T Sports Management Inc. is irrevocably bound to purchase at $0.12 per share.

(24) Dave Goldberg has 200,000 warrants which are convertible into shares of our common stock. We conclude that agreement between Championlyte and Dave Goldberg meets the exemption requirements of a PIPE because David Goldberg has 200,000 warrants, which Dave Goldberg is irrevocably bound to purchase 100,000 at $0.25 per share and 100,000 at $0.21 per share.


PLAN OF DISTRIBUTION

We are offering our shares of common stock on a "best efforts" basis. There is no minimum number of shares that we must sell before we can utilize the proceeds of the offering. We are making the offering through our officers, directors and employees who will not be compensated for offering the shares. David Goldberg, Championlyte's, Chairman of the Board, President, Chief Financial Officer and Chief Accounting Officer will be the only person that will conduct the best-efforts offering. He intends to offer and sell the shares in the primary offering through his business and personal contacts. We will, however, reimburse Mr. Goldberg for all expenses incurred by him in connection with the offering. The shares may also be offered by participating broker-dealers which are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10% of the offering price to participating broker-dealers and others who are instrumental in the sale of shares.

David Goldberg, our Chairman, President, Principal Financial Officer and Principal Accounting Officer is the only person that plans to sell Championlyte common stock. He is not a registered broker-dealer. He intends to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, Mr. Goldberg(i)at the time of sale, he will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, he will not be an associated person of a broker or a dealer; (iv) pursuant to Rule 3a4-1(a)(4)(ii), Mr. Goldberg will meet all of the following requirements: at the end of the offering, Mr. Goldberg will perform substantial duties for Championlyte, other than in connection with transactions in securities; Mr. Goldberg was not a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and Mr. Goldberg has not participated in, or does not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

The selling security holder offering will run concurrently with the primary offering. In addition, David Goldberg, our officer and director, who is undertaking the sale of the primary offering at the price of $.15 per share, will also be selling his own shares at prevailing market prices since he is listed as a selling security holder. All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o ordinary brokers transactions, which may include long or short sales,

o transactions involving cross or block trades on any securities or market where our common stock is trading,

o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

o any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2002, we had $140,000 of payables to Elaine Streisfeld, the mother of one of our former officers, Mark Streisfeld. During 2002, we entered into three short-term loans with this individual. Such notes were due thirty days from the dates of issuance of July and September 2002, respectively. On March 27, 2003, we entered into an agreement to repay such indebtedness of $140,000 in four equal installments with $35,000 of common stock based on a 20% reduction to the then average closing price of the common stock for three trading days prior to the issuance date of such common stock for the quarter. We may at our option repay such indebtedness on a quarterly basis with cash for a 20% premium to the face value of such quarterly payment due. As of January 21, 2004, we issued 1,412,007 shares of our common stock to Ms. Streisfeld. This represents repayment of $105,000 of the amount owed. Based on a final payment of $35,000 due on January 1, 2004, we have agreed to issue Ms. Streisfeld and additional 210,000 shares of our common stock.


In January 2003, we retained a financial advisory firm, Knightsbridge Holdings, LLC as a business consultant to assist in a variety of areas relating to our financial, strategic and related development growth. The term of the engagement is six months and shall automatically renew on a month-to-month basis, subject to termination by either party with a twenty-four month follow on period, whereby transactions consummated within the subsequent twenty-four months following the termination of this agreement the transaction may have fees due and payable to the financial advisory firm. In April 2003, the agreement was amended to extend the term of the agreement for a period of twelve months from the original January 6, 2003 contract date. The terms of the agreement, as amended in April 2003, are as follows: a monthly payment of $7,500 per month as of April 1, 2003; a monthly retainer of $10,000 per month as of September 1, 2003. We shall issue a warrant to purchase 2.99% or 526,400 shares of our common stock at 90% of the closing bid price on January 6, 2003, exercisable for five years, various sliding scale compensation amounts for equity and debt financings consummated from an introduction by the financial advisory firm, sliding scale compensation amounts due for a merger or acquisition candidate introduced to us and the reimbursement of out-of-pocket expenses not to exceed $500 a month unless agreed upon by us. The sliding scale compensation is as follows: Equity
Financing: (i) up to $250,000: $10,000 minimum fee; (ii) $250,001-500,000:
$20,000 fee; (iii)$500,001 - $5,000,000: 8% of consideration; and (iv)
$5,000,000 plus: $400,000 plus 1.5% of consideration in excess of $5,000,000.
Debt Financing: (i) up to $250,000: $20,000 fee; (ii) $250,001-500,000: $30,000
fee; (iii)$500,001 - $5,000,000: 6% of consideration; and (iii) $5,000,000 plus:
$300,000 plus 3% of consideration in excess of $5,000,000. For any securities issued by or to us, 5% consideration in kind. For any merger or acquisition transaction, the compensation is as follows: (i) up to $500,000: $30,000 minimum fee; (ii) $500,001 - $5,000,000: 5% of consideration; and (iii) $5,000,000 plus:
$250,000 plus 3% of consideration in excess of $5,000,000. If the entity was not introduced by Knightsbridge, Knightsbridge shall only receive 50% of such compensation. The agreement also contained full rachet anti-dilutiion provisions. In connection with such provisions, we issued 526,400 shares of our common stock. Knightsbridge has now waived such anti-dilution provisions.


In January 2003, we originated a promissory note with the Advantage Fund I, LLC, that has common management with Knightsbridge Holdings, LLC. The note was amended on July 3, 2003 and October 16, 2003 increasing the maximum borrowing amount to $350,000, and $400,000, respectively, and extending the maturity date to December 31, 2004. On October 20, 2003, $200,000 of the promossory note was assigned to Alpha Capital Aktiengesellschaft, a non-related third party. On November 3, 2003, $50,000 of the promissory note was assigned to Gamma Opportunity Capital Partners, L.P., a non-related third party.

In April 2003, our Board of Directors passed a resolution to compensate our directors and officers an amount equal to 150,000 shares of our common stock on a quarterly basis.

In April 2003, we entered into a $1,000,000 Common Stock Purchase Agreement with an investment fund, the Advantage Fund I, LLC, that has common management with the financial advisory firm, Knightsbridge Holdings, LLC, ("the Purchaser"). The sale is for an aggregate installment payment purchase price of $1,000,000. The purchase price of the common stock is $.07 per share. The Purchaser is required to purchase this common stock in 20 equal installments of $50,000 each. In addition to the purchased stock, we shall deliver to the designated escrow agent 200% of the number of shares being purchased with each $50,000 installment.

On April 4, 2003, Marshall Kanner resigned as our Chairman of our Board of Directors and Interim Chief Operating Officer and accepted the position of non-executive Vice Chairman and member of our Board of Directors. We authorized the issuance of 820,000 shares of our common stock in recognition of his past services and future services. Accordingly, we accrued salary compensation of $32,200 using the stock market and future services value of $.07 per share for past services. Part of the issuance of the 820,000 shares included the issuance of 360,000 shares of our common stock to Mr. Kanner for future services. These shares shall vest on a pro-rata basis in 30,000 share increments each month beginning with April 2003 through March 2004.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

Our authorized capital stock consists of 200,000,000 shares of common stock, $.001 par value per share, and 2,000,000 shares of Preferred Stock, of which 100,000 have been designated as Series I, par value $1.00, 8,500 have been designated as Series II, par value $.01, 500,000 have been designated as Series III, par value $1.00, 250,000 have been designated as Series IV, par value $1.00,and as to the balance of which, the Board has the power to designate the rights, terms and preferences.


COMMON STOCK. As of January 22, 2004, 30,871,645 shares of $.001 par value common stock were issued and outstanding. Holders of common stock are entitled to one vote for each share of common stock owned of record on all matters to be voted on by stockholders, including the election of directors. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available. The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid and non-assessable.


PREFERRED STOCK. We are authorized to issue up to 2,000,000 shares of preferred stock upon such terms and conditions as the Board of Directors may determine at the time of issuance, without further action of the stockholders being required. Such preferred shares may or may not be: issued in series, convertible into shares of common stock, redeemable by the corporation and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. In the event that some or all of the preferred stock is issued with a conversion privilege, any future conversion will cause an increase in the number of issued and outstanding shares of common stock, and may or may not have a depressive effect on the market value of the common stock. The following series of preferred stock have been designated by the Board of Directors:

SERIES I PREFERRED STOCK. In January 1999, 100,000 shares of Preferred Stock were designated as $1.00 Par Value Series I Convertible Preferred Stock, and a total of 3,500 of such shares were issued to new management in consideration for their efforts in developing the business operations from inception. Each outstanding share of Series I Preferred Stock is convertible into 330 shares of common stock (increased from 300 as a result of the September 1999 stock dividend), without further condition or consideration. In December 2001, all outstanding shares of Series I Preferred Stock were converted into 1,155,000 shares of our $.001 par value common stock and there are currently no shares of Series I Preferred Stock outstanding.


SERIES II PREFERRED STOCK. In June 2000, we designated 8,500 shares of Preferred Stock as $.01 par value Series II Convertible Preferred Stock. Each share of Series II Preferred Stock is convertible into common stock at the rate of one share of common stock for each $1.70 of the purchase price of the preferred stock (equal to the principal and accrued interest under the note at the time of conversion into Series II Preferred Stock), plus the 5% cumulative dividend under the Preferred Stock at the time of conversion into common stock. The holder of each share of Series II Preferred Stock has the right to one vote for each share of common stock into which the holder's Series II Preferred Stock could be converted, thereby entitling the Series II Preferred stockholders to vote together as a single class with the holders of common stock. In addition, the holders of Series II Preferred Stock have the right to vote as a single class to elect one member of our Board of Directors at each annual meeting of shareholders and to approve certain corporate actions to be taken by us. The Series II Preferred Stock has priority over all other classes of our securities in the event we are liquidated. In addition, there is mandatory redemption of the Series II Preferred Stock in the event of a sale of all or substantially all of our shares or assets, the acquisition by us of another entity through merger, reorganization or consolidation, or a change in our control. There is also mandatory redemption of all shares of Series II Preferred Stock still outstanding on June 30, 2010. There are currently no shares issued and outstanding.

SERIES A CONVERTIBLE NOTE. On June 16, 2000, we issued our Series A Convertible 5% Note due June 15, 2010 in the principal amount of $8,000,000 to U.S. Bancorp. On January 10, 2001, the Note was converted into 8,230 shares of Series II Preferred Stock in accordance with the terms of the Note. These 8,230 shares were subsequently sold to an investment company which has distributed these shares amongst its members.

SERIES III PREFERRED STOCK. In April 2003, we designated 500,000 shares of Preferred Stock as $1.00 par value Series III Convertible Preferred Stock, none of which are outstanding. The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to our Board of Directors to fix, subject to the provisions herein set forth, before the issuance of any shares of a particular series. The number, designation, and relative rights, preferences and limitations of the shares of such series including (1) voting rights, if any, which may include the right to vote together as a single class with the common stock and any other series of the Preferred Stock with the number of votes per share accorded to shares of such series being the same as or different from that accorded to such other shares, (2) the dividend rate per annum, if any, and the terms and conditions pertaining to dividends and whether such dividends shall be cumulative, (3) the amount or amounts payable upon such voluntary or involuntary liquidation, (4) the redemption price or prices, if any, and the terms and conditions of the redemption, (5) sinking fund provisions, if any for the redemption or purchase of such shares, (6) the terms and conditions on which such shares are convertible, in the event the shares are to have conversion rights, and (7) any other rights, preferences and limitations pertaining to such series which may be fixed by our Board of Directors pursuant to the Florida Business Corporation Act.


SERIES IV PREFERRED STOCK. In April 2003, we designated 250,000 shares of Preferred Stock as $1.00 par value Series IV Preferred Stock. As of January 22, 2004, 100,000 shares are issued and outstanding to Triple Crown Consulting, Inc. We are authorized to issue up to 250,000 shares of preferred stock at $1.00 par value. Such shares are based on a convertible promissory note entered into between us and Triple Crown Consulting, Inc. The promissory note was convertible at the option of Triple Crown Consulting based on the following conversion formula: the conversion price per share shall be equal to the lesser of (i) the average of the lowest of three trading day trading prices during the five trading days immediately prior to the conversion date multiplied by .70, or (ii) the average of the lowest of the three day trading prices during the five trading days immediately prior to the funding date. Each outstanding share of Series IV Preferred Stock is convertible into one share of common stock. The Triple Crown convertible promissory note was converted into these Series IV Preferred Shares and the common shares underlying these preferred shares are being registered pursuant to this registration statement.


The holders of the Series IV Preferred Stock and the holders of our common stock shall vote together as a single class on all actions to be taken by our shareholders. At all meetings of the shareholders and in the case of any actions of shareholders in lieu of a meeting, each holder of the Series IV Preferred Stock shall have twenty times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of common stock (rounded to the nearest whole number) into which such holder's shares of Series IV Preferred Stock are then convertible, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected. This provision for determination of the number of votes to which each holder of the Series IV Preferred Stock is entitled shall also apply in cases in which the holders of the Series IV Preferred Stock have the right to vote together as a separate class. The holders of the majority of the shares of common stock and the shares of Series IV preferred stock, voting together on an as-if converted basis, shall appoint 6 members of the board of directors vacancies.

Dividend Preference. The holders of each share of our Series IV Preferred Stock then outstanding shall be entitled to receive noncumulative cash dividends, at the annual dividend rate, out of any funds and assets we have legally available, prior and in preference to any declaration or payment of any dividend payable on our common stock. Such noncumulative dividends shall be payable only if, as, and when declared by our Board; provided, however, that such noncumulative dividends, only if declared, will be automatically payable, upon any liquidation event described below.

Other Dividends. We shall not declare, pay, or set apart for payment any dividend or other distribution with respect to any shares of our capital stock for any period unless and until (i) declared by our Board and (ii) approved by the holders of the Series IV Preferred Stock. The holders of each share of Series IV Preferred Stock shall also be entitled to receive a pro-rata portion, on an as-if converted basis, of any dividends payable on our common stock.

Non-Cash Dividends. Whenever a dividend shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by our Board.

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the Series IV Preferred Stock then outstanding shall be entitled to receive out of our assets available for distribution to our shareholders, whether such assets are capital, surplus, or earnings, before any payment, declaration, or setting apart for payment of any amount shall be made in respect of our Common Stock, an amount equal to the liquidation price per share of the Series IV Preferred Stock with respect to such liquidation, dissolution or winding up. If, upon any liquidation, dissolution, or winding up, whether voluntary or involuntary, the assets to be distributed to the holders of the Series IV Preferred Stock shall be insufficient to permit the payment to such shareholders of the full liquidation price, then all of our assets shall be distributed solely and ratably to the holders of the Series IV Preferred Stock.

Remaining Assets. If our assets available for distribution to our shareholders exceed the aggregate amount payable to the holders of the Series IV Preferred Stock then after the payments required hereunder shall have been made our remaining assets shall be distributed pro rata, on a per share basis, among the holders of our common stock and the holders of the Series IV Preferred Stock on an as-if converted basis.

Conversion Prior to Liquidating Distributions. Any holder of Series IV Preferred Stock may, at its option, convert all or a portion of its shares into our common stock upon our liquidation, dissolution or winding up and thereby receive distributions with the holders of our common stock in lieu of receiving distributions as a holder of the Series IV Preferred Stock.

Shareholders shall have no preemptive rights except as granted by us pursuant to written agreements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years and interim period subsequent to December 31, 2002, there have been no disagreements with Radin Glass & Co., LLP, our former accountant, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. On June 25, 2003, Radin Glass & Co., LLP was dismissed as our independent auditor and we appointed Massella Roumbos LLP as our new independent auditor.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is Florida Atlantic Stock Transfer 7130 Nob Hill Road, Tamarac, Florida 33321. Its telephone number is
(954) 726-4954.

                                     EXPERTS

The financial statements included in this prospectus have been audited by Radin Glass & Co, LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Freehold, New Jersey 07728.

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                            FOR THE NINE MONTHS ENDED

                               SEPTEMBER 30, 2003

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                                      INDEX
                               SEPTEMBER 30, 2003

                                                                     Page Number
                                                                     -----------

CONSOLIDATED FINANCIAL STATEMENTS

   Consolidated Balance Sheet at September 30, 2003 (unaudited)          F-1

   Consolidated Statements of Operations and Comprehensive Loss
     for the three and nine months ended September 30, 2003 and
     2002 (unaudited)                                                    F-2

   Consolidated Statements of Cash Flows for the nine months ended
     September 30, 2003 and 2002 (unaudited)                          F-3 - F-4

   Notes to Consolidated Financial Statements                         F-5 - F-24



                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003
                                   (UNAUDITED)

                                     ASSETS

CURRENT ASSETS:


   Cash and cash equivalents                                       $  6,173
   Accounts receivable, net                                          95,017
   Inventory                                                         43,893
   Deposits                                                          16,000
   Prepaid expenses                                                  12,984
                                                                    -------
      TOTAL CURRENT ASSETS                                          174,067
                                                                    -------

Intangible assets, net                                              199,018
Property and equipment, net                                          19,400
                                                                    -------
      TOTAL ASSETS                                                 $392,485
                                                                    -------



                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:


   Accounts payable                                              $  568,330
   Due to factor                                                     48,522
   Notes payable - related party                                     70,000
   Convertible notes payable                                        565,000
   Accrued expenses                                                 209,357
                                                                  ---------
TOTAL CURRENT LIABILITIES                                         1,461,209
                                                                  ---------

Series II redeemable convertible preferred stock, par value $.01 - authorized
  8,500 shares, 0 shares issued and outstanding (liquidation value $0) --
                                                                  ---------

Commitments and contingencies

STOCKHOLDERS' DEFICIENCY:
  Series I convertible preferred stock, par value $1.00 - authorized 100,000 shares, 0 shares issued and outstanding --
  Series III blank check preferred stock, par value $1.00 - authorized 500,000 shares, 0 shares issued and outstanding --
  Series IV convertible preferred stock, par value $1.00 -
    authorized 250,000 shares, 100,000 shares issued and
    outstanding (liquidation value $100,000)                        100,000
  Common stock, par value $0.001 - authorized 200,000,000
    shares, 28,824,749 shares issued and outstanding                 28,824
  Additional paid-in capital                                     15,237,338
  Deferred services                                                (348,568)
  Deferred compensation                                            (139,677)
  Accumulated deficit                                           (15,946,641)
                                                                -----------
      TOTAL STOCKHOLDERS' DEFICIENCY                             (1,068,724)
                                                                -----------
      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY            $   392,485
                                                                ===========



Seeaccompanying notes to consolidated financial statements (unaudited).

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                   (UNAUDITED)


                                                    Three Months Ended September 30,          Nine Months Ended September 30,
                                                    --------------------------------          -------------------------------
                                                      2003                  2002                2003                    2002
                                                      ----                  ----                ----                    ----
NET SALES                                        $   171,324           $    241,776          $     189,280            $    871,670
  Cost of sales                                      122,839                140,630                131,024                 519,397
                                                -------------           ------------        ---------------          --------------
      Gross profit                                    48,485                101,146                 58,256                 352,273
                                                -------------           ------------        ---------------          --------------

Selling, general and administrative                1,088,081                470,267              1,761,345               2,513,135
                                                -------------           ------------        ---------------          --------------

Loss from continuing operations
   before other income (expense)                 (1,039,596)               (369,121)            (1,703,089)             (2,160,862)

OTHER INCOME (EXPENSE):
  Investment income                                        -                     13                      -                  11,730
  Loss on sale of fixed asset                              -                 (2,229)                     -                  (2,229)
  Expenses relating to the
     conversion of notes to Series II
     Convertible Preferred Stock                           -                    527                      -                       -
  Licensing revenue                                  157,900                      -                157,900                       -
  Gain on forgiveness of trade
     payable                                          75,906                      -                234,904                       -
   Interest and financing expense                   (232,606)               (16,581)              (430,000)                (16,581)
                                                -------------           ------------        ---------------          --------------
        Other income (expense) net                     1,200                (18,270)               (37,196)                 (7,080)
                                                -------------           ------------        ---------------          --------------

NET LOSS                                        $ (1,038,396)           $  (387,391)        $   (1,740,285)          $  (2,167,942)
                                                =============           ============        ===============          ==============


WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING -
  BASIC                                           27,927,370              7,542,899             16,534,853               7,522,999
                                                =============           ============        ===============          ==============

BASIC INCOME (LOSS) PER SHARE                      $   (0.04)            $    (0.05)           $     (0.11)            $     (0.29)
                                                =============           ============        ===============          ==============


See accompanying notes to consolidated financial statements (unaudited)

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                   (UNAUDITED)


                                                                               2003          2002
                                                                          ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                $ (1,740,285)  $ (2,167,942)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                                             37,642         52,103
      Operating expenses paid through convertible notes payable                435,832              -
      Issuance of common stock, warrants and options for services
       and financing                                                         1,233,282        141,602
      Loss on sale of fixed asset                                                    -          2,229
Changes in operating assets and liabilities:
      Increase in accounts receivable                                          (59,399)       (90,668)
      Decrease in other receivables                                                  -        100,000
      (Increase) decrease in inventory                                         (43,893)         6,656
      Increase in advances to employees                                              -           (268)
      Decrease in prepaid expenses                                              (5,503)        46,395
      (Decrease) increase in accounts payable                                 (160,172)       550,119
      Increase in due to factor                                                 25,153              -
      Increase in accrued expenses                                              31,374        195,296
                                                                          ------------   ------------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                     (245,969)    (1,164,478)
                                                                          ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

     Cash paid for acquisition of Old Fashioned                               (135,000)             -
     Sale of marketable securities                                                   -        977,598
     Proceeds from the sale of fixed asset                                           -          9,506
                                                                          ------------   ------------
     NET CASH PROVIDED BY INVESTING ACTIVITIES                                (135,000)       987,104
                                                                          ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable                                               387,071              -
     Payments on notes payable                                                       -         (2,486)
     Proceeds from related party loans                                               -        140,000
     Proceeds from exercise of options                                               -            250
                                                                          ------------   ------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                                 387,071        137,764
                                                                          ------------   ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                             6,102        (39,610)
Cash and cash equivalents, beginning of period                                      71         64,326
                                                                          ------------   ------------
Cash and cash equivalents, end of period                                  $      6,173   $     24,716
                                                                          ============   ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION

     Cash paid during the year for:
           Interest                                                       $          -   $        527
                                                                          ============   ============
           Income taxes                                                   $          -   $          -
                                                                          ============   ============


See accompanying notes to consolidated financial statements (unaudited).

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                   (UNAUDITED)


                                                                2003          2002
                                                                ----          ----
SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Conversion of redeemable convertible preferred stock        $  8,229,727   $       --
                                                            ============   ==========
Issuance of common stock for settlements of amounts due     $    176,191   $       --
                                                            ============   ==========
Third party payments charged to balance sheet               $     (9,630)  $       --
                                                            ============   ==========
Conversion of convertible notes payable to Series IV
   Preferred Stock                                          $    100,000   $       --
                                                            ============   ==========
Issuance of common stock for services to be provided        $    650,948   $       --
                                                            ============   ==========
Issuance of options for services to be provided             $    214,250   $       --
                                                            ============   ==========
Issuance of common stock due to options exercised           $      3,334   $       --
                                                            ============   ==========
Conversion of convertible notes payable to common stock     $    148,273   $       --
                                                            ============   ==========
Exercise of options for accrued expenses                    $          -   $    3,300
                                                            ============   ==========


See accompanying notes to consolidated financial statements (unaudited).

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION, HISTORY AND NATURE OF BUSINESS

Championlyte Holdings, Inc. (the "Company") markets sugar-free, calorie-free, sports refresher beverages under the ChampionLyte brand name and, up to mid December 2002, the Company sold and marketed sugar-free, fat-free, cholesterol-free, flavored syrups through its subsidiary The Old Fashioned Syrup Company, Inc. ("Old Fashioned"). Both of these products are sold to retailers and food service customers throughout the United States.

In December 2002, a 67% ownership interest in Old Fashioned was relinquished as part of a foreclosure action on a $15,000 advance made to the Company in November 2002. As a consequence of losing control of such business the Company recorded Old Fashioned as a discontinued business. In July 2003, the Company entered into a Settlement Agreement which returned the 67% ownership interest in Old Fashioned to the Company which became effective August 20, 2003 for $135,000. The acquisition was accounted for under the purchase method of accounting (see Note 5).

In mid-December 2002, the Series II Convertible Preferred Stock was sold to another investment firm. The new shareholders began to exercise their influence over the Company in December 2002 and ultimately replaced the management of the Company in early 2003.

On March 18, 2003, the Company amended its Articles of Incorporation to change the authorized stock structure such that the common stock authorized was increased from 40,000,000 to 200,000,000 shares, and it's preferred stock authorized from 100,000 shares to 1,000,000 shares.

In April 2003, the Company created a subsidiary, Championlyte Beverages, Inc., to engage in the production and sale of the Championlyte products.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information, the instructions to Form 10-QSB and Items 303 and 310(B) of Regulation S-B. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 2003 and the results of the operations and cash flows for the nine months ended September 30, 2003 and 2002. The results for the nine months ended September 30, 2003, are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year ending December 31, 2003.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to the Securities and Exchange Commission's ("SEC") rules and regulations.

These unaudited financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2002 as included in the Company's report on Form 10-KSB filed on March 31, 2003.

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 2 - BASIS OF PRESENTATION (CONT'D)

Income (loss) per common share is computed pursuant to Financial Accounting Standards Board, Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" ("EPS"). Basic income (loss) per share is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common stock issuable through stock based compensation including stock options, restrictive stock awards, warrants and other convertible securities. Diluted EPS is not presented since the effect would be anti-dilutive.

Certain amounts have been reclassified and restated in the prior year consolidated financial statements to present them on a basis consistent with the current year.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. At September 30, 2003, the Company's accumulated deficit was $15,946,641 and its working capital deficiency was $1,287,142. In addition, the Company has had losses from operations of $2,327,610 and $5,569,162 for the years ended December 31, 2002 and 2001, respectively, and as a result, the auditor's report in the December 31, 2002 financial statements included a paragraph indicating that there was substantial doubt about the Company's ability to continue as a going concern.

The Company is aggressively attempting to increase revenues in order to mitigate future losses. Management is seeking to raise additional capital and to renegotiate certain liabilities in order to alleviate the working capital deficiency. However, there can be no assurance that it will be able to increase revenues or to raise additional capital.

These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS No. 145"). This statement eliminates the requirement to report gains and losses from extinguishment of debt as extraordinary unless they meet the criteria of APB Opinion 30. SFAS No. 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The changes related to lease accounting are effective for transactions occurring after May 15, 2002 and the changes related to debt extinguishment are effective for fiscal years beginning after May 15, 2002. The adoption of SFAS No. 145 did not have a material impact on the Company's financial position or results of operations.

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS (CONT'D)

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146"). SFAS No. 146 nullifies Emerging Issues Task Force Issue No. 94-3 and requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. This statement also establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 did not have a material impact on the Company's financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123" ("SFAS No. 148"). SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. During the quarter ended June 30, 2003, the Company adopted a fair value method of accounting for stock-based compensation. The adoption of SFAS No. 148 did not have a material impact on the Company's financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The adoption of SFAS No. 150 is not expected to have a material impact on the Company's financial position or results of operations.

NOTE 5 - REACQUISITION OF OLD FASHIONED

In December 2002, the Company had 67% of its ownership of Old Fashioned relinquished as part of a foreclosure action on a $15,000 advance made to the Company in November 2002, which matured on December 14, 2002. The remaining 33% minority interest in Old Fashioned was recorded as having no value since there was no net equity in such business. In addition, due to the lack of control over the minority share of Old Fashioned, lack of cooperation with the successor management, the Company and the Old Fashioned business have not had profitable operations in the last four years, management did not expect any future cash flows from such minority ownership interest in the immediate future.

On May 28, 2003, the Company filed a complaint against certain parties alleging the fraudulent conveyance of the Company's interest in Old Fashioned. The complaint filed was for monetary damages, injunctive declaratory and equitable relief. The lawsuit further claimed that the Company has suffered irreparable damage and the Company was seeking to rescind the sale of the securities in Old Fashioned to InGlobalVest and restore the Company, Old Fashioned and InGlobalVest to their respective positions prior to the time the transaction was entered.

On July 21, 2003, the Company reached a settlement with all but one of the Defendants in this matter.

Pursuant to the terms of a Settlement Agreement, InGlobalVest agreed to deliver any and all stock certificates in Old Fashioned as well

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 5 - REAQUISITION OF OLD FASHIONED (CONT'D)

as all books and records to the Company's counsel by August 20, 2003. In addition, InGlobalVest agreed to appoint a representative to assist in the change in control and management and agreed to enter into a non-interference agreement with the Company with respect to Old Fashioned. InGlobalVest has warranted and represented to the Company that the financial conditions depicted in the books and records tendered to the Company on July 15, 2003 were true, accurate and complete as of that date to the best of InGlobalVest's knowledge and that no known liabilities were omitted from disclosure in such records. In consideration for the return of Old Fashioned, the Company agreed to pay InGlobalVest $135,000.

On August 20, 2003, the Settlement Agreement was executed and the Company acquired the common stock of Old Fashioned for $135,000, plus transaction fees of $75,617, making Old Fashioned a wholly-owned subsidiary of the Company. The acquisition was accounted for under the purchase method of accounting. Accordingly, the Company recorded the assets purchased and the liabilities assumed based upon their estimated fair values at the date of the acquisition. The excess of the purchase price over the fair value of the net assets acquired amounted to $93,421, which has been allocated to goodwill. The acquisition cost was allocated as follows:



Historical book value of net assets acquired   $   117,196

Excess of the purchase price over the fair
  value of net assets                               93,421
                                               -----------
                                               $   210,617
                                               ===========



The operating results of Old Fashioned have been included in the consolidated statements of operations from the acquisition date (August 20, 2003). The Company's unaudited proforma results for the nine months ended September 30, 2003 and 2002 assuming the merger occurred on January 1, 2003 and 2002, respectively, is as follows:



                                  2003             2002
                              -----------     -----------
Net sales                     $   748,257     $   871,670
                              ===========     ===========
Net loss                      $(1,895,530)    $(2,167,942)
                              ===========     ===========
Basic loss per share          $      (.11)    $      (.33)
                              ===========     ===========
Weighted average shares        16,534,853       7,522,999
                              ===========     ===========



These unaudited proforma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations that actually would have resulted had the merger been in effect January 1, 2003 or 2002, or the future results of operations.

NOTE 6 - INTANGIBLE ASSETS

Intangible assets consist of goodwill and a licensing agreement. The capitalized costs of the assets were based on their current market value at the time of the acquisition. Goodwill is not amortized. The licensing agreement is amortized on a straight-line basis over ten years.

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 6 - INTANGIBLE ASSETS (CONT'D)

Intangible assets as of September 30, 2003 is as follows:



Licensing agreement                            $  176,000
Goodwill                                           93,421
                                               -----------
                                                  269,421

Less:  accumulated amortization                   (70,403)
                                               -----------
                                               $  199,018
                                               ==========



Amortization expense for the nine months ended September 30, 2003 was $0.

NOTE 7 - PROPERTY AND EQUIPMENT

The property and equipment consists of the following:



Cooling equipment                                       $      34,199
Computer software                                              11,017
                                                          -----------
                                                               45,216
     Less: accumulated depreciation                           (25,816)
                                                          -----------
                                                        $      19,400
                                                          ===========



Total depreciation expense for the nine months ended September 30, 2003 and 2002 was $7,884 and $10,512.

NOTE 8 - CONVERTIBLE NOTES PAYABLE

Convertible notes at September 30, 2003, consist of promissory notes to an individual, an investment fund and an investment company. Some of the owners of the investment fund are also shareholders of the company. The notes with the individual and the investment fund were for funds to be disbursed to satisfy obligations of the Company as needed.


The notes with the individual and investment fund were originated in January 2003, and bear interest at a rate of 6.5% per annum. The individual did not fund the note until April 2003. The notes are convertible into shares of the Company's common stock with a conversion price per share equal to the lesser of the average of the lowest of three day trading prices during the five trading days immediately prior to the conversion date multiplied by .70 or, the average of the lowest of three day trading prices during the five trading dates immediately prior to the funding dates. The notes are convertible, in whole or in part, at any time after the issuance of the notes. In July 2003, the Company amended its convertible note with the investment fund by increasing the maximum borrowing amount to $350,000 and extending the maturity date of the note to December 31, 2004. All other terms of the note remained unchanged. The note was further amended in October 2003 increasing the maximum borrowing amount to $400,000 and extending the date by which the current registration statement filed with the SEC needs to become effective (See Note 17). During the nine months ended September 30, 2003, $148,273 of the note to the investment fund was converted into 1,412,122 shares of the Company's common stock. At September 30, 2003, amounts owed to the individual note holder aggregated $30,000, and amounts owed to the investment fund aggregated $400,000.

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 8 - CONVERTIBLE NOTES PAYABLE (CONT'D)

The note with the investment company, for $135,000, was originated on August 15, 2003 in order to fund the acquisition of Old Fashioned (see note 5). The note matures on October 14, 2004 and bears interest at a rate of 6.0% per year. If the note is still outstanding after six months from the origination date, then at the option of the holder, the principal plus accrued interest may be converted into 51% of the issued and outstanding common stock of Old Fashioned. In addition, until the note is paid in full, the holder is entitled to 15% of Old Fashioned's cash flow, defined as net income, plus depreciation and interest minus capital expenditures. As of September 30, 2003, no payments have been made to the investment company and no amounts related to the cash flow provision were due. In connection with this note, Old Fashioned entered into a security agreement with the investment company whereby it pledged all assets and all issued and outstanding shares of its common stock as collateral. Furthermore, in consideration for the $135,000 note to Old Fashioned, the Company agreed to issue a total of 1,400,000 shares of its common stock to the investment company over the term of the note. Such shares will be held in escrow and 100,000 shares per month will be disbursed until the note is paid in full. In the event that the note is paid in full prior to the maturity date of the note, the balance of the shares will be returned to the Company. The shares have been valued at $0.155 per share. As of September 30, 2003, the Company has recorded $15,500 as interest and financing expense related to this agreement and the investment company is owed 100,000 shares of the Company's common stock.

Interest expense on these notes totaled $19,119 for the nine months ended September 30, 2003, and is included in accrued expenses on the accompanying balance sheet.

NOTE 9 - DUE TO FACTOR

On August 20, 2003, Old Fashioned entered into an agreement with a financial services company that has common management with the financial advisory firm (see Note 12) for the factoring of accounts receivable and purchase order financing services. The agreement states no limitation on the volume with a total facility available of $500,000. The discount schedule related to the factored receivables is as follows: 0-45 days, 4 points; 46-60 days, an additional 2 points; 61-75 days, an additional 2 points, and an additional 2 points for each succeeding 15 days. The agreement bears an indefinite term and provides for a security interest in the Company's accounts receivables and general intangibles.

On July 1, 2003, the Company entered into an agreement with a financial services company that has common management with the financial advisory firm (see Note
12) for the factoring of accounts receivable and purchase order financing services. The agreement states no limitation on the volume with a total facility available of $500,000. The discount schedule related to the factored receivables is as follows: 0-45 days, 4 points; 46-60 days, an additional 2 points; 61-75 days, an additional 2 points, and an additional 2 points for each succeeding 15 days. The agreement bears an indefinite term and provides for a security interest in the Company's accounts receivables and general intangibles.

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 10 - ACCRUED EXPENSES

Accrued expenses consist of the following at September 30, 2003:



Professional Fees                                 $   75,306
Salaries                                              67,468
Interest                                               9,482
Payroll taxes                                         57,101
                                                  ----------
         Total                                    $  209,357
                                                  ==========



NOTE 11 - COMMITMENTS AND CONTINGENCIES

Operating leases

The Company has canceled all operating leases as of December 31, 2002. The Company rented and shared office space with a consultant/shareholder on a month-to-month basis at $1,750 per month. Total rent expense under this arrangement for the nine months ended September 30, 2003 was $15,750. In November 2003, the Company entered into a new lease agreement and relocated their office space. The new agreement requires rental payments of $2,000 per month beginning November 2003 for a period of one year.

                               Lack of Insurance

The Company has not maintained any workman's compensation, disability, or directors' and officers' liability insurance as of September 30, 2003. Management plans to obtain coverage by the end of 2003. Although the Company is not aware of any claims resulting from periods of non-coverage, there is no assurance that none exist.

                                  Settlements

During the quarter ended September 30, 2003 and subsequent to such, various vendors, consultants and professionals have filed actions against the Company. The unsettled claims aggregate approximately $389,856. The Company has included these amounts in accounts payable at September 30, 2003.

Subsequent to the year ended September 30, 2003, the Company entered into settlement agreements with certain vendors. In connection with certain of these settlement agreements, the Company is required to issue 25,000 shares of its common stock and pay $3,000 in cash. The Company is required to pay the vendors an aggregate of $6,716 per month, until the obligation is satisfied.

In addition to the aforementioned, the Company is party to various legal proceedings generally incidental to its business as is the case with other companies in the same industry.

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 12 - STOCKHOLDERS' DEFICIENCY

                          Convertible Preferred Stock

On September 12, 2003, the Company amended its articles of incorporation to authorize the Company to issue up to 2,000,000 shares of preferred stock at $1.00 par value, except for 8,500 shares which have a par value of $.01, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the shareholders. The Company has designated 100,000 shares of convertible preferred stock as Series I. Each outstanding share of Series I Preferred Stock is convertible into 330 shares of common stock. In December 2001 the Series I Preferred Stock was converted into 1,155,000 shares of the Company's common stock.

On June 16, 2000, the Company amended its articles of incorporation to designate Series II Convertible Preferred Stock ("Series II"). The Series II preferred dividends entitle the holder to a preferred dividend based upon 5% per annum of the liquidation value. Initially the holder may convert each preferred share into the Company's common stock based upon a $1.70 conversion price. The conversion price may be adjusted one year from the date of issuance. Subsequent to the one year period, the holder may convert the preferred shares into common stock of the Company at a conversion price of the lower of $1.70 or the average of the closing prices of the common stock for the ten-day period ending one year from the date of issuance. Additionally, these shares have the right of mandatory redemption ten years from the date of issuance.

During the quarter ended June 30, 2003, the holders of the Series II preferred stock waived all preferred dividends due and in the future, and agreed to a fixed conversion price of $1.50 to convert to common stock.

During the nine months ended September 30, 2003, all holders of the Series II redeemable convertible preferred stock exercised their option and converted 8,229 shares of preferred stock into 5,453,915 shares of common stock pursuant to the preferred stock covenants.

On September 12, 2003, the Company amended its articles of incorporation and created two new series of preferred stock as follows: (1) 500,000 shares of Blank Check Series III Preferred Stock ("Series III"), $1.00 par value, and (2) 250,000 shares of Series IV convertible Preferred Stock ("Series IV"), $1.00 par value.

The Series III preferred stock may be issued in one or more series, and each series will be so designated as to distinguish the shares thereof from the shares of all other series. The Board of Directors has express authority to fix, before the issuance of any shares of a particular series, the number, designation, and relative rights, preferences and limitations of the shares of such series.

Each share of the Series IV preferred stock is convertible into one share of the Company's common stock. Each holder of the Series IV preferred stock has twenty times that number of votes on all matters submitted to shareholders that is equal to the number of shares of common stock into which such holder's shares of Series IV preferred stock are then convertible. In addition, the holders of the Series IV preferred stock are entitled to receive noncumulative cash dividends at an annual dividend rate as determined by the Board of Directors. The Series IV preferred stock has a liquidation price of $1.00 per share in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

During the nine months ended September 30, 2003, the Company entered into two agreements with Triple Crown Consulting, Inc., a partner in the investment fund, whereby the Company

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 12 - STOCKHOLDERS' DEFICIENCY (CONT'D)

                      Convertible Preferred Stock (cont'd)

agreed to exchange two $50,000 Series B Convertible Promissory Notes between Triple Crown Consulting, Inc. and the Company for funding operations of the Company. The notes were convertible, at the option of the holder, into shares of the Company's common stock at a conversion price equal to the lesser of (1) the average of the lowest of three-day trading prices during the five trading days immediately prior to the Conversion Date multiplied by .70, or (2) the average of the lowest of three-day trading prices during the five trading days immediately prior to the funding date(s). During the nine months ended September 30, 2003, the convertible notes were exchanged for 100,000 shares of Series IV preferred stock, valued at $100,000.

                              Marketing Agreement

On January 20, 2003, the Company entered into a Strategic Marketing Agreement ("SMA") with BevSystems International, Inc. ("BEVI"), another small publicly traded company in the business of beverage products, whereby BEVI agreed to issue shares equal to $125,000 per month of its common stock to the Company. These shares were to be fully paid and non-assessable and bear no restrictive legend. BEVI was to register these shares prior to each issuance on Form S-8 or some other applicable registration form. The Company was to issue 50,000 shares of its restricted stock per month to BEVI under this agreement. These shares were to carry piggyback registration rights. The Company was also to pay BEVI up to $100,000 per month for services rendered by BEVI relating to the use of their beverage knowledge and distribution resources. Each entity was entitled to 50% of the profits derived from distributing the other firm's beverage product. The net economic effect of the revenues and expenses from this cross-selling arrangement was to be recorded as a cost or other revenue each month and each reporting period. In February 2003, 50,000 shares of the Company's common stock were issued at a value of eleven cents per share, resulting in an expense of $5,500 to the Company. In connection with the agreement, the Company received 1,715,000 shares of BEVI common stock, valued at $157,900, which is recorded as licensing revenue in the accompanying statement of operations. The Company transferred these shares to two consultants in lieu of cash payment for services rendered, valued at $157,900, which is recorded as consulting expense in the accompanying statement of operations. On May 20, 2003, the Company and BEVI mutually agreed to terminate this agreement.

                         Issuance of Stock for Services

In January 2003, the Company retained a financial advisory firm as a business consultant to assist in a variety of areas relating to financial, strategic and related development growth of the Company. This financial advisory firm has common management with the current Series II Preferred stockholders in that some of the members of the financial advisory firm are also holders of the Series II Preferred Shares. The term of the engagement is six months and shall automatically renew on a month-to-month basis, subject to termination by either party with a twenty-four month follow on period, whereby transactions consummated within the subsequent twenty-four months following the termination of this agreement may have fees due and payable to the financial advisory firm. The terms of the agreement, were amended in April 2003 and are as follows; (i) a monthly payment of $10,000 per month is due the financial advisory firm, which at its discretion may accept shares of discounted registered stock in lieu of cash, (ii) the

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 12 - STOCKHOLDERS' DEFICIENCY (CONT'D)

                    Issuance of Stock for Services (cont'd)

Company shall issue a warrant to purchase 2.99% or 526,400 shares of common stock of the Company at 80% of the closing bid price exercisable for five years,
(iii) various sliding scale compensation amounts for equity and debt financings consummated from an introduction by the financial advisory firm, sliding scale compensation amounts due for a merger or acquisition candidate introduced to the Company and (iv) the reimbursement of out-of-pocket expenses not to exceed $500 a month unless agreed upon by the Company. In April 2003, the agreement was further amended to extend the term of the agreement for a period of twelve months from the original January 2003 contract date. The fair value of the warrant using the Black-Scholes Option Pricing Model was $73,696 and is being amortized to consulting expense over the term of the agreement. The agreement also contained full rachet anti-dilution provisions. In connection with the anti-dilution provisions of the agreement, the firm was issued 526,400 shares of the Company's common stock valued at $36,848 per share. The firm subsequently agreed to waive the anti-dilution provision of the agreement going forward. During the nine months ended September 30, 2003, the Company expensed $82,908 related to these agreements.

In January 2003, the Company engaged a business consulting firm to assist in a variety of areas relating to strategic and related development growth of the Company. The term of the engagement is twelve months with a twelve month follow on period, whereby fees may be due and payable to the business consulting firm for transactions consummated within the subsequent twelve months following the termination of the agreement. The Company issued 400,000 shares of common stock, valued at $44,000 in lieu of cash compensation. The agreement was subsequently amended on April 15, 2003 to extend the term of the contract for one year from the date of amendment. In consideration for the additional services to be provided, the Company agreed to issue an additional 1,000,000 shares of the Company's common stock, of which 980,000 shares, valued at $88,200 have been issued as of September 30, 2003. The additional 20,000 shares owed, valued at $1,800 has been accrued at September 30, 2003. During the nine months ended September 30, 2003, the Company expensed $70,500 related to these agreements.

In February 2003, the Company entered into an agreement with an individual who is an employee of a shareholder. The agreement is for a term of one year and, as compensation, the Company has issued 125,000 shares of the Company's common stock, valued at $13,750 per share, in consideration for consulting services provided and to be provided. During the nine months ended September 30, 2003, the Company expensed $10,313 related to this agreement.

In March 2003, the Company entered into an agreement wherein the Company agreed to issue 300,000 shares of the Company's common stock at a market value of $21,000, for legal services provided and to be provided. As of September 30, 2003, all 300,000 shares have been issued and the Company expensed $21,000.

In April 2003, the Company contracted the services of a consultant in order to facilitate the introduction of professional athletes to the Company in order for the athletes to act as spokespeople and sponsors for the Company's products. The term of the agreement is for a period of twelve months. In consideration for the consultant's services, the Company has issued warrants to purchase 75,000 shares of the Company's common stock with an exercise price of $0.12 per share, which expire two years from the date of issuance. The fair value of the warrants

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 12 - STOCKHOLDERS' DEFICIENCY (CONT'D)

                    Issuance of Stock for Services (cont'd)

using the Black-Scholes Option Pricing Model was $9,000 and is being amortized to consulting expense of the term of the agreement. The consultant is also entitled to additional warrants to purchase 75,000 shares of the Company's common stock at an exercise price of $0.12 per share to be issued on the six month anniversary of the agreement. Additionally, the consultant shall receive 10% of any compensation given to spokespersons or sponsors that were introduced to the Company through the consultant to be paid in the same form as payment is made to the spokesperson/sponsor. In May 2003, the consultant introduced the Company to three professional athletes with whom the Company entered into agreements with (see below). The consultant received 15,000 shares of the Company's common stock as compensation for the introductions in accordance with the above described agreement, valued at $3,450. During the nine months ended September 30, 2003, the Company expensed $5,277 related to the agreement.

In May 2003, the Company entered into agreements with three professional athletes to provide endorsement services to the Company. The term of the agreements are for a period of one year. As consideration for the future services, each party received 50,000 shares of the Company's common stock valued at $11,500, and an additional 50,000 shares will be issued upon the sixth month anniversary of the agreement. During the nine months ended September 30, 2003, the Company expensed $11,499 related to these agreements.

In April 2003, the Company entered into an agreement with a consultant for financial planning services. The term of the agreement is for a one-year period. As consideration for the consultant's services to be rendered the Company has issued 2,000,000 shares of the Company's common stock valued at $160,000. During the nine months ended September 30, 2003, the Company expensed $80,000 related to this agreement.

In April 2003, the Company entered into an agreement with a consultant for corporate planning and business strategies services for a period of one year. In exchange for the services to be rendered, the consultant received 1,000,000 shares of the Company's common stock valued at $70,000. This resulted in the Company expensing $35,000 related to this agreement for the nine months ended September 30, 2003.

In April 2003, the Company entered into an agreement with a consultant for investor relations' services for a period of one year. In exchange for the services to be rendered, the consultant was to receive 1,000,000 shares of the Company's common stock valued at $160,000. The agreement was terminated in August 2003 and the shares reverted back to the Company, therefore the Company recorded no expense related to this agreement.

In April 2003, the Company entered into an agreement with a consultant for dissemination of information services for a period of thirteen months. In exchange for the services to be rendered, the consultant received 500,000 shares of the Company's common stock valued at $40,000 and, as per the agreement, is due an additional 100,000 shares, valued at $8,000. The additional 100,000 shares owed have been accrued at September 30, 2003. This resulted in the Company expensing $48,000 related to this agreement for the nine months ended September 30, 2003.

In April 2003, the Company entered into an agreement with a consultant for financial planning services for a one-year period. In exchange for the services to be rendered, the consultant

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 12 - STOCKHOLDERS' DEFICIENCY (CONT'D)

                    Issuance of Stock for Services (cont'd)

received 500,000 shares of the Company's common stock valued at $80,000. During the nine months ended September 30, 2003, the Company expensed $33,333 related to this agreement.

In April 2003, the Company issued 460,000 shares of the Company's common stock valued at $32,200 for consideration of past employment services of a key employee. Additionally, the individual, who is remaining in a consulting capacity, was issued an additional 360,000 shares of the Company's common stock valued at $25,200 per share for future services. The additional shares will vest in 30,000 share increments per month through March 2004. During the nine months ended September 30, 2003, the Company expensed $12,600.

In April 2003, the Company entered into an agreement with a consultant for marketing services under the 1934 Exchange Act for a period of one year. In exchange for the services to be rendered, the consultant is to receive 1,000,000 shares of the Company's common stock valued at $90,000, of which 500,000 shares have been issued as of September 30, 2003. The additional 500,000 shares owed, valued at $45,000, has been accrued at September 30, 2003. The shares are non-refundable. During the nine months ended September 30, 2003, the Company expensed $90,000 related to this agreement.

In April 2003, the Company's Board of Directors passed a resolution to compensate its directors and a certain officer 150,000 shares of the common stock on a quarterly basis. During the nine months ended September 30, 2003, the Company issued 550,000 shares of its common stock as compensation for services provided by its directors and the officer. The Company expensed $80,000 related to these issuances during the nine months ended September 30, 2003.

In June 2003, the Company issued 10,000 shares of its common stock in lieu of cash payment for consulting services provided. The shares were valued at $2,800 and were fully expensed during the nine months ended September 30, 2003.

In July 2003, the Company entered into a one-year advertising agreement with an advertising firm for services to be provided beginning August 1, 2003. The Company agreed to an annual fee of $50,000 to be paid in the Company's common stock. In September 2003, the Company issued the advertising firm 185,185 shares of its common stock as payment for the annual fee. The value of the shares is included in deferred services in the accompanying consolidated balance sheet. During the nine months ended September 30, 2003, the Company expensed $4,167 related to this agreement.

In July and August 2003, the Company issued 700,000 shares of its common stock to two consultants in lieu of cash payment for consulting service provided. The shares were valued at $127,000 and were fully expensed during the nine months ended September 30, 2003. In October 2003, an additional 600,000 shares of the Company's common stock was issued to one of the consultants in lieu of cash payment for services provided during October 2003.

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 12 - STOCKHOLDERS' DEFICIENCY (CONT'D)

                        Issuance and Exchange Agreement

In April 2003, the Company entered into an agreement with a corporation, which is under the ownership of shareholders of the Company. The shareholders of the corporation agreed to convert their convertible preferred stock into 1,500,000 shares of the Company's common stock valued at $105,000. The issuance of these shares to the corporation will be used to fulfill past obligations of the Company, which required compensation in the form of unrestricted shares of common stock. The issuance of these shares resulted in the Company expensing $105,000 of consulting fees during the nine months ended September 30, 2003.

                        Common Stock Purchase Agreement

In April 2003, a $1,000,000 Common Stock Purchase Agreement was entered into between the Company and an investment fund that has common management with the financial advisory firm ("the Purchaser"). The Agreement is for an aggregate installment payment purchase price of $1,000,000. The purchase price of the common stock is to be calculated based upon the closing price of the common stock on the date that it is placed in escrow. The Purchaser intends on purchasing this common stock in 40 equal installments of $25,000 each. In addition to the purchased stock, the Company shall deliver to the designated escrow agent 200% of the number of shares being purchased with each $25,000 installment. Upon resale of such common shares purchased if the Purchaser does not yield a 30% return on the investment then the Purchaser shall be entitled to utilize the excess escrowed shares to yield the 30% return on the investment by the Purchaser. All escrowed shares not utilized to generate the 30% return shall be returned to the Company's treasury. To date there have been no purchases.

                    Issuance of Stock for Settlement of Debt

In April 2003, the Company entered into an agreement to settle amounts owed for services related to a prior contract. In February 2003, the Company issued 25,000 shares of com mon stock, valued at $3,750, towards this debt, and in April 2003, the Company, in a separate agreement, agreed to issue 200,000 shares of it's common stock, valued at $16,000, in satisfaction of the remaining debt. In addition, the Company issued warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $0.10 per share. The warrants have a term of two years. The fair value of the warrants of $4,000 was calculated using the Black-Scholes Option Pricing Model and was accounted for as additional paid-in capital and interest and financing expense during the nine months ended September 30, 2003.

In April 2003, the Company entered into an agreement with a creditor wherein the debt owed of $42,224 was settled by the issuance of 114,118 restricted shares of the Company's common stock as full settlement of the debt.

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 12 - STOCKHOLDERS' DEFICIENCY (CONT'D)

                   Issuance of Stock For Accrued Compensation

The Company was indebted to a former employee in the amount of $44,333. In April 2003, the Company and the former employee entered into an agreement whereby the remaining debt would be settled through the issuance of common stock in lieu of cash payments. Monthly issuances valued at $6,333 would be given to the former employee until the debt has been satisfied. During the nine months ended September 30, 2003, the Company issued 170,000 shares of common stock valued at $29,866 towards the settlement of the debt. During October 2003, the Company issued an additional 67,915 shares of its common stock, valued at $14,468, towards the final settlement of the debt.

NOTE 13 - STOCK OPTION PLANS

                           Issuance of Stock Options

In February 2002, the Company entered into a formal employment agreement with a key employee of the Company. The agreement terminated on April 30, 2002. The employee, however, qualified to participate in the Company's 1999 Incentive Stock Option Plan and received an option to purchase 100,000 shares of the Company's common stock at $0.10 per share. The employee became fully vested during fiscal 2002. The employee had previously been issued 33,000 shares relating to this agreement and exercised 33,334 in May 2003. The remaining 33,666 options expired unexercised.

                             Stock Incentive Plans

In August 1999, the Company's stockholders approved the adoption of an Incentive Stock Option Plan ("1999 Option Plan"), which allows the Board of Directors to grant options to employees and members of the Board of Directors. The 1999 Option Plan provided the Board of Directors the right to grant options to purchase up to a total of 100,000 shares of the Company's common stock. On August 17, 2000, with the approval of the shareholders of the Company, the number of shares available under the 1999 Option Plan was increased to 1,000,000. As of September 30, 2003 and December 31, 2002, 250,000 and 267,500
options respectively, were outstanding under the 1999 Option Plan. As of September 30, 2003 and December 31, 2002, 794,810 and 511,810 non-plan options, respectively, were outstanding.

The following information summarizes the Company's stock option activity for the nine months ended September 30, 2003:

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 13 - STOCK OPTION PLANS (CONT'D)



Stock Incentive Plans (cont'd)
------------------------------

                                                                 Average
                               Number of Exercise
                                  Options Price
                                          ------------          ---------
   Options outstanding at
     beginning of the period              267,500               $   0.98
   Granted                                    -                       -
   Exercised                              (17,500)                (0.004)
   Forfeited                                  -                       -
                                          -------               --------
   Options outstanding at
      end of the period                   250,000               $   0.98
                                          =======               ========



At September 30, 2003, an aggregate of 250,000 nonqualified stock options were outstanding with exercise prices ranging between $0.60 and $1.38. The options vest upon issuance.

In February 2003, the Company's shareholders approved the adoption of the 2003 Stock Incentive Plan ("2003 Plan"). In May 2003, the Company's shareholders approved the adoption of the 2003 Stock Incentive Plan #2 ("2003 Plan #2"). In August 2003, the Company's shareholders approved the adoption of the 2003 Stock Incentive Plan #3 ("2003 Plan #3"). In September 2003, the Company's shareholders approved the adoption of the 2003 Stock Incentive Plan #4 ("2003 Plan #4"). The plans allow the Board of Directors to grant awards to employees, directors, independent contractors or agents of the Company. Awards may include, but are not limited to, stock options, stock appreciation rights, warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Board of Directors determines to be consistent with the objectives and limitations of the plans. The 2003 Plan, the 2003 Plan #2, the 2003 Plan #3 and the 2003 Plan #4 provide the Board of Directors the right to grant awards up to a total of 1,000,000 shares, 1,500,000 shares, 2,750,000 shares and 2,000,000 shares respectively, of the Company's common stock. In addition, the plans provide the Board of Directors the ability to determine the type, size, terms and vesting periods of the awards under the plans. As of September 30, 2003, 1,000,000 shares, 1,500,000 shares, 2,302,122 shares and 0 shares of the Company's common stock were issued under the 2003 Plan, 2003 Plan #2, 2003 Plan #3 and 2003 Plan #4, respectively.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123." SFAS No. 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that chooses to change to the fair-value-based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that statement to require prominent disclosure about the effects that

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 13 - STOCK OPTION PLANS (CONT'D)

                         Stock Incentive Plans (cont'd)

accounting for stock-based employee compensation using the fair-value-based method would have on reported net income and earnings per share and to require prominent disclosure about the entity's accounting policy decisions with respect to stock-based employees compensation. Certain of the disclosure requirements are required for all companies, regardless of whether the fair value method or intrinsic value method is used to account for stock-based compensation arrangements. The amendments to SFAS No. 123 are effective for financial statements for fiscal years ended after December 15, 2002 and for interim periods beginning after December 15, 2002.

The Company accounted for its employee incentive stock option plans using the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted by SFAS No. 123. In the quarter ended June 30, 2003, the Company adopted the fair value method in accordance with SFAS No. 148, which did not have a material effect on the Company's financial position or results of operations.

NOTE 14 - RELATED PARTY TRANSACTIONS

                             Grant of Stock Options

During the nine months ended September 30, 2003, the President of the Company was granted options pursuant to the June employment agreement to purchase 200,000 shares of the Company's common stock which are separated as follows:
100,000 options are exercisable at $0.25 per share and 100,000 options are exercisable at $0.19 per share. If the employee continues employment with the Company for a period of 90 days following the execution of the agreement, the employee will be granted additional options to purchase an additional 100,000 shares of the Company's common stock in 90 days from the effective date and each 90-day period through the term of the employment agreement. All options will have a term of two years. The options are exercisable at a price equal to 100% of the closing price of the stock as of the grant date. The options become fully exercisable on the date of grant. The fair value of the options using the Black-Scholes Option Pricing Model was $51,000 and is being amortized to compensation expense over the term of the employment agreement. During the nine months ended September 30, 2003, the Company expensed $6,125 related to these options.

In April 2003, the President of ChampionLyte Beverages, Inc., as consideration for entering into an employment agreement, was granted 50,000 options to purchase shares of the Company's common stock at $0.10 per share. Since the employee continued employment with the Company for a period of 90 days following the execution of the agreement, the employee was granted 100,000 additional options to purchase shares of the Company's common stock at $0.33 per share. The options carry a term of two years and became fully exercisable on the date of grant. The fair value of the options using the Black-Scholes Option Pricing Model was $39,500 and is being amortized to compensation expense over the term of the employment agreement. During the nine months ended September 30, 2003, the Company expensed $6,573 related to these options.

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 14 - RELATED PARTY TRANSACTIONS (CONT'D)

                             Employment Agreements

In April 2003, the Company entered into a formal employment agreement with a shareholder of the Company and a key officer of the Company's subsidiary ChampionLyte Beverages, Inc. The term of the agreement is for a period of two years with a base salary of $96,000 for the period beginning on the date of the agreement through June 14, 2003, $108,000 for the period beginning on June 15, 2003 through September 14, 2004, and $120,000 for the period beginning September 15, 2004 through March 14, 2005. The employee is entitled to bonuses as follows: an annual bonus equal to 3% of the Company's annual net pre-tax profits, a personal performance commission based on sales made as a direct result of the employees efforts equal to 1% of gross sales, payable on a quarterly basis.

In April 2003, the Company's Board of Directors passed a resolution to compensate its directors and certain officer's 150,000 shares of common stock on a quarterly basis.

In April 2003, the Company amended its employment agreement with its Senior Vice President of Sales ("SVP"), whereby the SVP was granted 150,000 shares of the Company's common stock, valued at $11,250, for past services provided and 1,650,000 shares of the Company's common stock valued at $123,750 for services to be provided over ten months, beginning April 2003. During the nine months ended September 30, 2003, the Company expensed $73,125 related to this agreement.

In June 2003, the Company entered into formal employment agreements with a key officer/shareholder, the president of the Company. The agreement is for a term of two years. The base salary for the executive is $3,500 per month paid in the Company's common stock in the first year, and $4,000 per month payable in the Company's common stock in the second year. Should the agreement be renewed, the base salary will increase at a rate of 10% per annum. The employee is also entitled to commissions based on sales made as a direct result of the employee's efforts in amounts equal to 1% of gross sales payable on a quarterly basis. During the nine months ended September 30, 2003, the Company issued 85,000 shares of its common stock as compensation. In October 2003, the Company issued an additional 43,750 shares of its common stock as compensation.

              Settlement Agreement for Repayment of Notes Payable

On March 27, 2003, the Company entered into an agreement to repay a relative of an employee in the amount of $140,000 in four equal installments with $35,000 of the Company's common stock based on a 20% reduction to the then average closing price of the common stock for the three trading days prior to the issuance date of such common stock. The Company at its option may repay such indebtedness with cash for a 20% premium to the face value of such quarterly payments due. During the nine months ended September 30, 2003, the Company issued 728,818 shares of its common stock as payment on the first two installments. The Company has recorded $17,500 as interest expense related to the note. On July 2, 2003, the Company amended the settlement agreement whereby the individual agreed to conform to Rule 144 leakage limitations on the timing and amount of shares that can be sold in the public market per quarter. As a result, the Company issued an additional 413,958 shares of its common stock valued at $124,187. Such amount has been recorded as interest and financing

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 14 - RELATED PARTY TRANSACTIONS (CONT'D)

          Settlement Agreement for Repayment of Notes Payable (cont'd)

expense by the Company. In October 2003, the Company issued 269,231 shares of its common stock as payment on the third installment of the debt.

NOTE 15 - SETTLEMENT OF TRADEMARK

During 2001, a suit was filed against the Company alleging that its trademark corporate name, ChampionLyte, violated the plaintiff's trademark. A settlement agreement was entered into April 1, 2003 between the Company and the plaintiff. The terms included granting the Company an exclusive license to use the ChampionLyte mark in connection with the sugar-free drinks in the United States, Mexico and Canada. A licensing agreement providing this mark was established for an initial five-year term, with two additional five-year terms at the Company's option. It does require a royalty of three percent until sales reach $10,000,000 annually. The royalty then increases to five percent on all sales after sales reach $10,000,000 annually and six percent on all sales after sales reach $15,000,000 annually. The minimum required sales per year is as follows:

2003 - $500,000 (measured from 4/1/03 to 3/31/04) 2004 - $750,000
2005 - $1,000,000
2006 - $1,250,000
2007 - $1,500,000
(renewal for second five years if sales in years 2005-07 average at least
  $1,500,000)
2008 - $2,000,000
2009 - $2,500,000
2010 - $3,000,000
2011 - $3,500,000
2012 - $4,000,000
(renewal for third five years if sales in years 2010-12 average at least
  $5,000,000)
2013 - $5,000,000
2014 - $6,000,000
2015 - $7,000,000
2016 - $8,000,000
2017 - $9,000,000

NOTE 16 - LICENSING AGREEMENT

In connection with the acquisition of Old Fashioned, the Company reacquired a ten year license agreement, effective January 20, 1999, and as amended in September 1999, with Cumberland Packing Corp. ("Cumberland") for the right to use their "Sweet `N Low" trademark in order to market Old Fashioned's sugar-free, fat-free, cholesterol-free chocolate, vanilla and strawberry flavored syrup products. The license agreement has an initial term of ten years, expiring December 31, 2008. The Company has the right to renew the agreement for two additional seven-year terms, so long as the Company is not in default under the agreement. The agreement contains minimum royalties and minimum advertising capital requirements during each year of term, as determined on a calendar year basis. The Company anticipates that it will be able to

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 16 - LICENSING AGREEMENT (CONT'D)

meet the remaining minimum requirements under the contract throughout its term. However, if the Company fails to meet those requirements, Cumberland has the right to terminate the license.

In September 1999, the agreement was amended to delete a provision under which Cumberland had been granted a right to either match any offer to sell the Company's shares or receive 10% of the proceeds from any such sale. In lieu thereof, the Company granted Cumberland warrants to purchase 350,000 shares of the Company's common stock at an exercise price per share equal to the greater of $2.50, or 50% of the average closing trading price during the 20 day period prior to the exercise. The warrants expire December 31, 2008. The fair value of the warrants using the Black-Scholes Option Pricing Model was $176,000 and is recorded as licensing agreement in the accompanying consolidated balance sheet. The license agreement is being amortized on a straight-line basis over ten years from the date the warrants were granted. The warrant agreement contains anti-dilution provisions, such that the number of warrants issuable to Cumberland would result in Cumberland obtaining shares of the Company's common stock constituting 6.2893% of the Company's common stock and common stock equivalents outstanding as of the date of exercise of the warrant. As a result of the change in ownership of Old Fashioned in December 2002, the Company does not believe it is subject to the anti-dilution provisions contained in the warrant.

NOTE 17 - SUBSEQUENT EVENTS

              Amendment and Assignment of Convertible Note Payable

In October 2003, the Company amended its convertible promissory note with the investment fund by increasing the maximum borrowing amount to $400,000 and extending the date to 180 days by which the current registration statement filed with the SEC needs to become effective before penalties from the execution of the amendment. All other terms of the note remained unchanged.

Subsequent to the amendment of the note, the investment fund assigned $250,000 of the principal amount of the note to two unrelated third parties ("Alpha" and "Gamma"). In connection with the assignment, all security granted by the Company to the investment fund, Alpha and Gamma will be securitized proportionately based on each party's respective interest in the note.

New convertible promissory notes were executed between the Company and Alpha and Gamma, representing the $250,000 assigned to them. The notes mature on December 31, 2004 and bear interest at a rate of 6.5% per annum. The notes are convertible into shares of the Company's common stock at a conversion price equal to the lesser of (1) the average of the lowest of the three day trading price during the five trading days immediately prior to the conversion date, multiplied by .80%, or (2) the average of the lowest of three day trading prices during the five trading days immediately prior to the funding date.

                  CHAMPIONLYTE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 17 - SUBSEQUENT EVENTS (CONT'D)

Pursuant to the terms of the notes, the Company was to have filed a registration statement with the SEC on or before February 6, 2003 which was required to have been declared effective on or before April 6, 2003 and remain effective until the maturity date of the notes. Since the Company defaulted on this provision of the notes, the holders may accelerate the due date of the notes. In order to induce the investment fund, Alpha and Gamma to forego from exercising their rights to accelerate the due date of the notes and as security for the repayment of the notes, in October 2003, the Company entered into a Security Agreement with a collateral agent, on behalf of the holders' granting the collateral agent a security interest in the Company's inventory, equipment and fixtures. The investment fund, Alpha and Gamma agreed to forebear for 180 days from October 20, 2003 from the exercise of any of their rights under the notes with respect to the non-registration, so long as the Company is not in default under the provisions of the Security Agreement and the other provisions of the notes.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CHAMPIONLYTE PRODUCTS, INC. AND SUBSIDIARIES



Independent Auditors' Report......................................F-2

Consolidated Balance Sheet........................................F-3

Consolidated Statement of Operations..............................F-4

Consolidated Statement of Stockholders' Deficiency................F-5

Consolidated Statement of Cash Flows..............................F-6

Notes to Consolidated Financial Statements.................F-7 - F-21



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
ChampionLyte Products, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of ChampionLyte Products, Inc. (formerly known as Meridian USA Holdings, Inc.) and subsidiaries as of December 31, 2002, and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ChampionLyte Products, Inc. and subsidiaries, for the years ended December 31, 2002 and 2001 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that ChampionLyte Products, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and will have to obtain additional capital to sustain operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                        /S/ Radin Glass & Co., LLP
                                        ----------------------------------------
                                            Radin Glass & Co., LLP
                                            Certified Public Accountants
New York, New York
March 20, 2003

                  CHAMPIONLYTE PRODUCTS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2002

                                     ASSETS



Current assets:
       Cash and cash equivalents                                                $         71
       Prepaid expenses                                                               10,825
                                                                                ------------
                                     Total current assets                             10,896
Property and equipment, net                                                           27,284
                                                                                ------------
                                                                                $     38,180
                                                                                ============
                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
       Accounts payable                                                         $    610,969
       Net liabilities of discontinued operations                                    116,730
       Notes payable - related party                                                 140,000
       Accrued expenses and other current liabilities                                160,000
                                                                                ------------
                                     Total current liabilities                     1,027,699
                                                                                ------------
Series II redeemable convertible preferred stock, par value $.01 - authorized
       8,500 shares, 8,230 shares issued and outstanding (liquidation value
       $8,230,000) 8,229,727

Commitments and contingency                                                             --
Stockholders' deficiency:
       Series I convertible preferred stock,  par value $1.00 - authorized
            100,000 shares, 0 shares issued and outstanding                             --
       Common stock, par value $.001 - authorized 40,000,000 shares,
                                     issued and outstanding 7,559,399                  7,560
       Additional paid-in capital                                                  4,979,550
       Accumulated deficit                                                       (14,206,355)
                                                                                ------------
                                     Total stockholders' deficiency               (9,219,245)
                                                                                ------------
                                                                                $     38,180
                                                                                ============


See notes to consolidated financial statements

                  CHAMPIONLYTE PRODUCTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                Years Ended December 31,
                                                          --------------------------------------
                                                                  2002                2001
                                                          ------------------ -------------------
Net sales                                                      $   266,336       $   368,631

Cost of goods sold                                                 165,909           360,754
                                                               -----------       -----------

Gross profit                                                       100,427             7,877

Selling, general and administrative                              1,956,991         4,153,599
                                                               -----------       -----------

Loss from operations                                            (1,856,564)       (4,145,722)

Other income (expense):
  Investment income                                                 11,732           234,405
  Interest expense                                                 (16,728)          (14,291)
  Gain on sales of investment                                       10,860
  Expenses relating to conversion of notes to
  Series
   II preferred stock                                                   --          (898,605)
                                                               -----------       -----------


Other expenses, net                                                  5,863          (678,491)
                                                               -----------       -----------

Net loss from continuing operations before income
   tax expense                                                  (1,850,700)       (4,824,213)

Income tax expense                                                      --                --
                                                               -----------       -----------
Net loss from continuing operations                             (1,850,700)       (4,824,213)
Loss on from discontinued operations                              (476,910)         (744,949)
                                                               -----------       -----------
Net Loss                                                        (2,327,610)       (5,569,162)
Series II deemed preferred dividends                               411,500           399,965
Net loss available to common shareholders                      $(2,739,110)      $(5,969,127)
                                                               ===========       ===========

Basic and Diluted Earnings (Loss) Per share

Loss from continuing operations available to shareholders      $     (0.30)      $     (0.81)

Loss from discontinued operations                                    (0.06)            (0.12)
                                                               -----------       -----------
                                                               $     (0.36)      $     (0.93)
                                                               ===========       ===========

Weighted average number of common shares
  outstanding - basic and diluted                                7,528,861         6,427,168
                                                               ===========       ===========

Other comprehensive loss:
Net loss                                                       $(2,327,610)      $(5,569,162)

Unrealized gain from marketable securities                              --            12,681
                                                               -----------       -----------

Comprehensive loss                                             $(2,327,610)      $(5,556,481)
                                                               ===========       ===========



See notes to consolidated financial statements

                  CHAMPIONLYTE PRODUCTS, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY


                                                                            Series I
                                           Common Stock             Convertible Preferred Stock
                                --------------------------------   ------------------------------
                                     Shares            Amount           Shares      Amount
                                ----------------  --------------    ------------- ----------
Balance, December 31, 2000           6,376,399    $    6,377         3,500    $    3,500

Issuance of common stock
for services                            15,000            15          --            --

Issuance of options for services          --            --            --            --

Effect of change in fair value
of available-for-sale securities          --            --            --            --

Repurchase of shares in
settlement with consultant             (95,000)          (95)         --            --

Exercise of stock options               50,000            50          --            --

Conversion of Series I
Preferred Stock                      1,155,000         1,155        (3,500)       (3,500)

Net loss                                  --            --            --            --
                                    ----------    ----------    ----------    ----------

December 31, 2001                    7,501,399         7,502          --            --

Issuance of options for
 services

Amortization of deferred
 compensation                             --

Effect of change in fair value
 of available-for-sale securities         --

Exercise of options                     58,000            58

Net loss
                                    ----------    ----------    ----------    ----------
December 31, 2002                    7,559,399    $    7,560    $     --      $     --
                                    ==========    ==========    ==========    ==========

                                Additional Unrealized
                                        Paid-in         Deferred    Gain on Certain
                                        Capital        Compensation   Investments
                                   -----------------  --------------  ------------
Balance, December 31, 2000              $ 4,590,150    $   (82,891)   $    60,992

Issuance of common stock
  for services                               23,260           --             --

Issuance of options for services            330,258         (8,711)          --

Effect of change in fair value of
 available-for-sale securities                 --             --          (48,311)

Repurchase of shares in settlement
 with consultant                            (24,905)          --             --

Exercise of stock options                     4,950           --             --

Conversion of Series I
 Preferred Stock                              2,345           --             --

Net loss                                       --             --             --
                                        -----------    -----------    -----------

December 31, 2001                         4,926,058        (91,602)        12,681

Issuance of options for services             50,000        (33,333)

Amortization of deferred compensation          --          124,935


Effect of change in fair value of
  available-for-sale securities                                           (12,681)

Exercise of options                           3,492

Net loss
                                        -----------    -----------    -----------
December 31, 2002                       $ 4,979,550    $      --      $      --
                                        ===========    ===========    ===========


                                                                                    Total
                                                            Accumulated             Stockholders'
                                                            Deficit                 Deficiency
                                                           ---------------------   ----------------
Balance, December 31, 2000                                        $ (6,309,583)   $ (1,731,455)

Issuance of common stock for services                                     --            23,275

Issuance of options for services                                          --           321,547

Effect of change in fair value of available
-for-sale securities                                                      --           (48,311)

Repurchase of shares in settlement with consultant                        --           (25,000)

Exercise of stock options                                                 --             5,000

Conversion of Series I Preferred Stock                                    --              --

Net loss                                                            (5,569,162)     (5,569,162)
                                                                  ------------    ------------

December 31, 2001                                                  (11,878,745)     (7,024,106)

Issuance of options for services                                                        16,667

Amortization of deferred compensation                                                  124,935


Effect of change in fair value of available-for-sale securities                        (12,681)

Exercise of options                                                                      3,550

Net loss                                                            (2,327,610)     (2,327,610)
                                                                  ------------    ------------
December 31, 2002                                                 $(14,206,355)   $ (9,219,245)
                                                                  ============    ============


See notes to consolidated financial statements.

                  CHAMPIONLYTE PRODUCTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                      Years Ended December 31,
                                                   ----------------------------
                                                       2002            2001
                                                   ------------    ------------
Cash flows from operating activities:
 Net loss                                           $(2,327,610)   $(5,569,162)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
   Net loss from discontinued operations                476,910        744,949
   Depreciation and amortization                         23,712        343,424
   Write down or loss on disposal
    of equipment                                        128,814           --
   Common stock and options
    issued for services                                  53,550        344,822
   Amortization of debt discount                           --          635,442
 Changes in current assets and liabilities:
  Accounts receivable                                    33,766        (20,750)
  Other receivable                                      100,000           --
  Inventory                                                --           74,391
  Advances                                                2,115         (2,115)
  Prepaid expenses                                       41,567          5,942
  Deposits                                               11,246           --
  Accounts payable                                      445,769        151,712
  Accrued expenses and other current
   liabilities                                           60,030       (119,195)
                                                    -----------    -----------
Net cash used in operating
 activities of continuing operations                   (950,132)    (3,410,540)
                                                    -----------    -----------

Cash flows from investing activities:
  Proceeds from sale of marketable securities           990,279      2,809,415

  Capital expenditures                                     --          (85,042)
                                                    -----------    -----------
Net cash used in investing
  activities of continuing operations                   990,279      2,724,373
                                                    -----------    -----------

Cash flows from financing activities:
  Exercise of stock options                                --            5,000
  Repurchase of shares for settlement of
  consulting agreement                                     --          (25,000)
  Proceeds from loans and notes payable                 140,000           --
  Principal payments on notes payable                      --           (3,066)
                                                    -----------    -----------
Net cash used in financing
  activities of continuing operations                   140,000        (23,066)
                                                    -----------    -----------
Net cash used in discontinued
  operations                                           (209,534)      (717,993)
                                                    -----------    -----------
Net decrease in cash                                    (29,387)    (1,427,226)

Cash, beginning of year                                  29,458       1,456,684
                                                    -----------    -----------

Cash, end of period                                 $        71    $    29,458
                                                    ===========    ===========

Supplemental Disclosure of Cash Flow Information:

Cash paid during the year:
 Interest expense                                   $      --      $      --
                                                    ===========    ===========
 Income taxes                                       $      --      $      --
                                                    ===========    ===========

Noncash investing and financing activities:
 Conversion of note payable to
 Series II preferred stock                                    $    $ 8,229,727
                                                    ===========    ===========
 Issuance of warrants in
 conjunction with convertible
 notes payable                                      $      --      $ 1,357,922
                                                    ===========    ===========



See notes to consolidated financial statements

                           CHAMPIONLYTE PRODUCTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

1. BUSINESS AND BASIS OF PRESENTATION:

                                    Business:

The Company, ChampionLyte, Inc. ("ChampionLyte"), markets sugar-free, calorie-free, sports refresher beverage under the ChampionLyte brand name and up to mid December 2002 the Company sold and marketed sugar-free, fat-free, cholesterol-free, flavored syrups through its subsidiary The Old Fashioned Syrup Company, Inc. "Old Fashioned". Both of these products are sold to retailers and food service customers throughout the United States. On October 3, 2001, with the majority consent of its shareholders, Meridian changed its name to ChampionLyte Products, Inc. (the "Company"). In December 2002, a 67% ownership of Old Fashioned was relinquished as part of a foreclosure action on a $15,000 advance made to the Company in mid 2002. As a consequence of loosing control of such business the Company has decided to record the Old Fashioned syrup business as a discontinued business. The Company is currently reviewing the terms of the agreements relating to the aforementioned foreclosure of Old Fashioned and an appropriate form of recourse action if any.

In mid-December 2002, the Series II Convertible Preferred Stock was sold to another investment firm. The new bond holders began to exercise their influence over the Company in December 2002 and ultimately replaced the management of the Company in early 2003.

                             Basis of Presentation:

Since its inception, the Company has incurred significant operating losses. The Company has limited assets on hand and will be unable to sustain operations for a prolonged period of time. The Company will have to obtain additional capital or generate additional revenue in order to continue operations. The Company is actively engaged in pursuing additional sources of capital. However, the Company's management has indicated that if it is unable to successfully raise additional capital or it is unable to generate additional revenue in the near future, the Company may cease operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions have been eliminated.

b. ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c. CASH AND CASH EQUIVALENTS - The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

d. MARKETABLE SECURITIES - Investments in marketable securities are classified as available-for-sale and are recorded at fair value with any unrealized holding gains or losses included in accumulated other comprehensive income (loss), which is a component of stockholders' deficiency. During 2002 all marketable securities were sold at the gain.

e. ALLOWANCE FOR ACCOUNTS RECEIVABLE- The Company records a bad debt expense/allowance based on specific receivable basis. All outstanding accounts receivable accounts are reviewed for collectibility on an individual basis. There is no accounts receivable at December 31, 2002.

f. REVENUE RECOGNITION - Revenues are recognized as products are received by customers.

g. INVENTORY - Inventory is stated at lower of cost or market on the first-in, first-out method of inventory valuation. At December 31, 2002 the Company has no inventory.

h. PROPERTY AND EQUIPMENT - Property and equipment is stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the life of the appropriate lease.

i. CONCENTRATION OF RISK - Credit losses, if any, have been provided for in the financial statements and are based on management's expectations. The Company's accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual or significant risks, in the normal course of business.

j. INCOME TAXES - Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

k. NET LOSS PER SHARE - Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material.

l. FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts reported in the balance sheet for cash, receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

m. LICENSING AGREEMENT - The licensing agreement is amortized on a straight-line basis over ten years. Since Old Fashioned foreclosed upon in 2002, the licensing agreement was relinquished as part of the foreclosure action.

n. ADVERTISING COSTS - Advertising costs are expensed as incurred. Total advertising costs charged to operations for the years ended December 31, 2002 and 2001 amounted to $290,647 and $2,292,688, respectively.

o. IMPAIRMENT OF LONG-LIVED ASSETS - The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At December 31, 2002, the Company believes that there has been no impairment of its long-lived assets.

p. STOCK OPTIONS - The Company accounts for all transactions under which employees, officers and directors receive shares of stock in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," the Company adopted the pro forma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employees, officers and directors stock option plan other than for those options issued to non-employees for consulting services.

q. COMPREHENSIVE INCOME - The Company has adopted Statement of Financial Accounting Standard No. 130 ("SFAS 130"), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statement of stockholders' deficiency and in the balance sheet as of component of stockholders' deficiency.

r. RECLASSIFICATIONS

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

s. RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the FASB issued SFAS No. 141, "Business Combination", SFAS No. 142, "Goodwill and Other Intangible Assets" and SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interest method of accounting for business combinations initiated after June 30, 2001. It also requires that the Company recognize acquired intangible assets apart from goodwill. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. SFAS No. 143 establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost, which will be effective for financial statements issued for fiscal years beginning after June 15, 2002.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which basically further clarifies SFAS No. 121 and methods of quantifying potential impairments or disposal of assets as well as the related reporting of such impairments or disposals.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This SFAS applies to costs associated with an "exit activity" that does not involve an entity newly acquired in a business combination or with a disposal activity covered by SFAS No. 144. These costs include, but are not limited to the following: termination benefits associated with involuntary terminations, terminating contracts that are not capital leases and costs to consolidate facilities or relocate employees. SFAS No. 146 will be effective for exit or disposal activities initiated after December 31, 2002 with early application encouraged.

During 2002, the FASB issued SFAS No. 145, 147 and 148, which were merely amendments to existing SFAS's or other accounting pronouncements.

The adoption of SFAS No. 141, SFAS No. 142, SFAS No. 143, SFAS No. 144 and SFAS No. 146 is not expected to have a material effect on the Company's financial position, results of operations and cash flows.

3. RESTATEMENT OF 2002 AND 2001 FINANCIAL STATEMENTS

We made certain adjustments and reclassifications to financial statements as follows:

a. "Loss on impairment of inventory" for the year ended December 31, 2001 of $139,575, previously reported as a separate component of "Other income and expenses" has been reclassed to be a component of "Costs of Goods Sold"

b. "Loss on sale of assets" for the year ended December 31, 2002 of $2,229, previously reported as a separate component of "Other income and expenses" has been reclassed to be included as a component of "Selling, General and Administrative expenses".

c. "Repurchase of shares for settlement of consulting agreement" for the year ended December 31, 2001 of $25,000, previously reported as a component of investing activity in the statement of cash flows was reclassed to be a component of financing activity.

d. Additional footnote disclosure was added to Note 4. "Discontinued
Operations".

4. DISCONTINUED OPERATIONS

In December 2002, a 67% ownership of Old Fashioned was relinquished as part of a foreclosure action on a $15,000 advance made to the Company in November 2002, which matured on December 14, 2002. No value has been recorded for the 33% minority interest in Old Fashioned, since there was no net equity in such business segment. In addition due to the lack of control over the minority share of Old Fashioned, lack of cooperation with the successor management the Company and the Old Fashioned business segment has not had profitable operations in the last four years, management does not expect any future cash flows from such minority ownership interest in the immediate future. The Company is currently reviewing the terms of the agreements relating to the aforementioned foreclosure of Old Fashioned and an appropriate form of recourse action if any.

The consolidated financial statements and related footnotes for the year ended 2001, have been restated, where applicable, to reflect the Old Fashioned business segment as a discontinued operation.

Additional financial data on the discontinued operations is as follows;


---------------------------------------------------------  --------------------------------
                                                                Year ended December 31,
---------------------------------------------------------  --------------------------------
                                                               2002             2001
                                                               ----             ----
---------------------------------------------------------  --------------  ----------------
Net Sales from discontinued operations                     $      685,554  $       876,476
---------------------------------------------------------  --------------  ----------------

---------------------------------------------------------  --------------  ----------------
Loss from operations of discontinued  operations  before
income taxes                                                     (355,167)         (744,949)
---------------------------------------------------------  --------------  ----------------

---------------------------------------------------------  --------------  ----------------
Loss  on  disposal  of  discontinued  operations  before
income taxes                                               $     (121,733) $              -
---------------------------------------------------------  --------------  ----------------

---------------------------------------------------------  --------------  ----------------


The loss on disposal of discontinued operations is predominately comprised of the remaining recorded value of the licensing agreement for the right to use the "Sweet `N Low" Trademark utilized for marketing the sugar-free, fat-free, cholesterol-free, chocolate, vanilla and strawberry flavored syrup products.

5. RELATED PARTY TRANSACTIONS

As of December 31, 2002 the Company had $140,000 of payables to a relative of a former-officer of the Company. During 2002, the Company entered into three short-term loans with this individual. Such notes were due thirty days from the date of issuance of July and September 2002, respectively, and bear interest at 10% for the first month and at the highest legal rate thereafter. As of December 31, 2002 no principal amounts on these notes have been repaid.

6. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:


                                                                             December 31,
                                                                    -------------------------------
                                                  Useful Life             2002            2001
                                                -----------------   ---------------- --------------
Office Furniture and Equipment                      5 Years                   -           80,280
Coolers                                             5 Years              34,199           34,199
Leasehold Improvements                              5 Years                   -           25,873
Website                                             3 Years              11,017                -
Vehicles                                            5 Years                   -          116,676
                                                                    --------------   --------------
                                                                         45,216          257,028
Accumulated Depreciation                                                (17,932)         (77,218)
                                                                    --------------   --------------
                                                                    $    27,284      $   179,810
                                                                    ==============   ==============


Depreciation expense was $10,512 and $49,602 for the years ended December 31, 2002 and 2001, respectively.

7. NOTE PAYABLE

In May 2000, the Company entered into a note payable of $17,184, the proceeds for which were used to acquire a vehicle. Such borrowings are secured by the vehicle and bears interest at 9% per annum, payable in sixty monthly installments. The vehicle was returned in the fourth quarter of 2002 for satisfaction of the note payable.

8. CONVERTIBLE NOTE PAYABLE

On June 16, 2000, the Company entered into a convertible debt agreement with a bank. Such agreement includes a convertible note payable for $8,000,000. This note bears interest at 5.00% per annum and is automatically converted on June 15, 2001. The note may be converted prior to its mandatory conversion date by either the Company or the note holder upon satisfaction of certain conditions. The note is convertible into Series II Convertible Preferred Stock at one share for each $1,000 in debt, including accrued interest. The Company received net proceeds of $7,366,334 and recorded deferred financing costs of $602,666, to be amortized over one year. In the event the Company is sold or liquidated while any principal amount of the note is outstanding, the note will be due upon demand, including accrued interest. On May 11, 2000, the Company received bridge financing from the same note holders for $500,000, which debt was satisfied upon issuance of the convertible note. The Company has recorded $31,000 in interest expense related to the bridge financing.

Along with the convertible note, the Company issued 698,948 warrants to acquire shares of the Company's common stock. The warrants are exercisable at $1.75 per share and expire seven years from the date of issuance. The Company has recorded these warrants as a discount to the convertible note for $1,357,922. The discount was derived from the Black-Scholes option-pricing model based on the following assumptions: expected stock price volatility of 128%; risk-free interest rate of 5.70%; and an expected 7-year life. The discount will be amortized as interest expense over one year. With respect to such discount, the Company recorded amortization expense of $735,540 for the period ended December 31, 2000.

On January 8, 2001, the debt holder converted its $8,000,000 convertible note along with accrued interest of $229,727 into 8,230 shares of the Company's Series II Convertible Preferred Stock. The Company amortized $622,382, the remaining balance of the discount on such note. Additionally, the Company expensed the balance of the deferred finance charges of $276,223, which were attributable to the issuance of the convertible note.

As of December 31, 2002 and 2001, had the Company's board of directors declared dividends, the Company would have accrued $411,500 and $399,965, respectively, in dividends on its Series II Convertible Preferred Stock. Such dividends accrue at the rate of 5% per annum.

9. STOCKHOLDERS' DEFICIENCY

On January 11, 2001, the Company issued 3,810 options to acquire shares of the Company's common stock pursuant to a one-year consulting agreement. These options were valued at $6,740 or approximately $1.77 per option, which was imputed using the Black-Scholes option-pricing model with the following assumptions: expected stock price volatility of 104%; risk-free interest rate of 5.70%; and an expected life of one year. The value of the options was recorded as deferred compensation and will be amortized of the duration of the consulting agreement.

On April 16, 2001, the Company issued 50,000 options to acquire shares of the Company's common stock pursuant to a member of its board of directors. Such options are exercisable at $0.10 per share. These options were valued at $23,585 or approximately $0.47 per option which was imputed using the Black-Scholes option pricing model with the following assumptions: expected stock price volatility of 123%; risk-free interest rate of 5.00%; and an expected life of four years. The value of the options was recorded as compensation as of December 31, 2001. On October 3, 2001, such shares were exercised the Company received proceeds of $5,000 in regard to this exercise.

In May 2001, the Company purchased back from a consultant 95,000 shares of its own common stock for $25,000. Such shares were placed into treasury and retired.

Additionally, the remaining term of the consultant's agreement was terminated at the time of the repurchase of the shares.

In 2001, the Company issued 15,000 shares to members of its board of directors and of its advisory board. Such shares were valued at an aggregate of $23,275 or averaging $1.55 per share. Such amount was recorded as compensation.

During the year ended December 31, 2001, the Company issued 285,000 options to acquire shares of its common stock to consultants pursuant to agreements with terms ranging from six-months to one-year. The exercise price of these options range from $0.50 to $1.75.

The Company valued the grant of these options at $217,042. Compensation is to be expensed over the term of the agreements. As of December 31, 2001, the Company has recorded $206,650 in compensation expense in relation to these consulting agreements.

Additionally, the Company has recorded $82,891 in compensation expense for options issued in 2000 for which the services performed in 2001; these expenses were recorded as deferred compensation at December 31, 2000.

In April 2002, 25,000 options to purchase the Company's common stock were exercised at $0.01 per share. The Company received proceeds from this exercise of $250.

For the year ended December 31, 2002, the Company recognized $141,602 in compensation expense for options issued under terms of contracts for endorsements contracts and professional services. Such contracts were entered into during the year ended December 31, 2001 and through the first quarter of this year.

On January 31, 2002, the Company entered into a three-month employment agreement, expiring April 30, 2002, with its acting chief operating officer. The executive received 100,000 options to purchase shares of common stock, at an exercise price of $0.10 per share. The Company valued these options using the intrinsic value method under APB No. 25, or $0.50 per share and expensed. In August 2002, 33,000 options were exercised by this former executive at $0.10 per share, the Company received no proceeds from this exercise; the proceeds were offset against monies due from the Company against the exercise price to be paid.

The Company amortized the remaining portion of the unearned compensation, since the applicable personnel no longer perform services for the Company as of December 31, 2002.

10. CONVERTIBLE PREFERRED STOCK

                                    SERIES I:

The Company is authorized to issue 1,000,000 shares of preferred stock at .001 par value, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the shareholders. The Company has designated 100,000 shares of convertible preferred stock as Series I. Each outstanding share of Series I Preferred Stock is convertible into 330 shares of common stock. In December 2001 Series I Preferred Stock was converted into 1,155,000 shares of the Company's common stock.

                                   SERIES II:

In September 1999, in connection with the Cumberland agreement, the Company has granted warrants to purchase 385,000 shares of the Company's common stock at an exercise price equal to the greater of $2.50 per share or 50% of the average trading price for the Company's shares during the twenty days prior to the exercise of the warrants. The warrants expire on December 31, 2008 and management has estimated the value of the warrants, based on the Black-Scholes option-pricing model, in order to record $176,000 of deferred licensing cost. The deferred licensing cost were being amortized on a straight-line basis over ten years from the date the warrants were granted. Amortization expense charged to operations for the years ended December 31, 2002 and 2001 was approximately $17,600 and $17,600. In December 2002, the Company fully reserved against this asset, since the license agreement was relinquished as part of the foreclosure of the Old Fashioned subsidiary.

On June 16, 2000, the Company amended its articles of incorporation to designate Series II Convertible Preferred Stock ("Series II"). The Company authorized 8,500 shares of Series II stock, $.01 par value. Series II stock accrues preferred dividends at 5% per annum and each share is convertible in to approximately 588 shares of the Company's common stock based upon a $1.70 conversion price where each Series II share converts into a $1,000 unit of common stock. The conversion price may be adjusted one year from the date of issuance.

The adjusted conversion price would be the lower of $1.70 or the average of the closing prices of the common stock for the ten-day period ending one year from the date of issuance. Additionally, these shares have the right of mandatory redemption ten years from the date of issuance.

11. STOCK OPTION PLAN

In August 1999 the Company's stockholders approved the adoption of an Incentive Stock Option Plan ("1999 Option Plan"), which allows the Board of Directors to grant options to employees and members of the Board of Directors. The 1999 Option Plan provides the Board of Directors the right to grant options to purchase up to a total of 100,000 share of the Company's common stock. On August 17, 2000, with the approval of the shareholders of the Company the number of shares available under the 1999 Option Plan was increased to 1,000,000. As of December 31, 2002, 250,000 options have been granted under the 1999 Option Plan. As of December 31, 2002 and 2001, 511,810 non-plan options were issued and outstanding.

For disclosure purposes in accordance with SFAS No. 123, the fair value of each stock option granted is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for stock options granted during the year ended December 31, 2002 and 2001: annual dividends of $0.00, expected volatility of 150% and 128%, risk-free interest rate of 2.82% and 5.0% and expected lives varying on the option agreement.

If the Company recognized compensation cost for the vested portion of the employee stock option plan in accordance with SFAS No. 123, the Company's net loss available to common shareholders would have been approximately, ($6,086,000) and ($0.95) per share for the year ended December 31, 2001. There were no additional costs to pro-forma for the year ended December 31, 2002, since compensation expense was recorded for the options issued and granted in 2002.

The following tables summarize the Company's fixed stock options activity at December 31, 2001:



         Employee and Director's Stock Options:
                                                                                  Weighted Average
                                                              SHARES               Exercise Price
                                                          ----------------      ---------------------
Outstanding at December 31, 2000                                 200,000                   1.00
    Granted                                                      100,000                    .86
    Exercised                                                       --                     --
    Expired or Cancelled                                         (50,000)                   .50
                                                                --------                  -----

Outstanding at December 31, 2001                                 250,000                  $1.04
    Granted
    Exercised                                                       --                     --
    Expired or Cancelled
                                                                --------                  -----

Outstanding at December 31, 2002                                 250,000                  $1.04
                                                                ========                  =====


         Non-employee stock options:
                                                                                  Weighted Average
                                                               Shares              Exercise Price
                                                          ----------------      ---------------------
Outstanding at December 31, 2000                                196,000                    .71
    Granted                                                     338,810                   1.06
    Exercised                                                   (50,000)                   .10
    Expired or Cancelled                                        (10,000)                  2.27
                                                               --------                  -----
Outstanding at December 31, 2001                                474,810                  $ .99
    Granted                                                     100,000                    .10
    Exercised                                                   (58,000)                   .06
    Expired or Cancelled                                         (5,000)                  1.00
                                                               --------                  -----
Outstanding at December 31, 2002                                511,810                  $ .98
                                                               ========                  =====


Information, at date of issuance, regarding stock option grants during the two years ended December 31, 2002 and 2001:

                                                                    Weighted-Average       Weighted-Average
                                                    Shares           Exercise Price          Fair Value
                                                 --------------     ----------------       --------------
Year ended December 31, 2001:
Exercise price exceeds market price                   200,000              $ .98              $ .93
Exercise price equals market price                     50,000              $1.22              $1.22
Exercise price is less than market price              138,810              $ .45              $1.03

Year ended December 31, 2002:
Exercise price exceeds market price                      --                 --                 --
Exercise price equals market price                       --                 --                 --
Exercise price is less than market price              100,000              $ .10              $ .50

The following table summarizes information about stock options outstanding and exercisable at December 31, 2002:


                                                            OUTSTANDING AND EXERCISABLE
                                       ------------------------------------------------------------------------
                                                          Weighted-Average   Weighted  Average
                                           Number           Remaining          Exercise            Number
                                         Outstanding       Life in Years         Price           Exercisable
                                       ----------------    --------------     -------------     ---------------
Range of exercise prices:
$.001 to $.50                                  223,000              2.28               .40             223,000
$.51 to $1.00                                  298,810              6.25               .95             298,100
$1.01 to $1.50                                 240,000              5.75              1.40             240,000


12. INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At December 31, 2002 and 2001, a valuation allowance for the full amount of the deferred tax asset was recorded because of operating losses incurred and the uncertainties as to the amount of taxable income that would be generated in the future years.

The provision (benefit) for income taxes differs from the amounts computed by applying the statutory federal income tax rate to income (loss) before provision for income taxes is as follows:


                                                  December 31,
                                           ---------------------------
                                                              2001
                                           ------------   ------------
Taxes benefit computed at statutory rate   $  (792,000)   $(1,488,000)
Losses for which no tax benefit realized       792,000      1,488,000
                                           -----------    -----------
Net income tax benefit                               $              $
                                           ===========    ===========

The Company has a net operating loss carryforward for tax purposes totaling approximately $10,300,000 at December 31, 2002 expiring through the year 2021.

Listed below are the tax effects of the items related to the Company's net tax asset:

                                                 December 31,
                                                     2002
                                                 -----------
Tax benefit of net operating loss carryforward   $ 3,515,000
Valuation Allowance                               (3,515,000)
                                                 -----------
Net deferred tax asset recorded                  $        --
                                                 ===========

13. COMMITMENTS AND CONTINGENCY

                                  Commitments:

The Company cancelled all of its operating leases by the end of December 31, 2002. The Company currently rents and shares office space with a related party on a month to month basis at $1,750 a month.

Rent expense for the years ended December 31, 2002 and 2001 totaled $67,240 and $81,475, respectively.

                              SUPPLIER AGREEMENTS:

The Company entered into a five year exclusive Supplier Agreement for the production of its isotonic beverage. This Supplier Agreement automatically renews for two successive two year renewal periods, unless either party terminates with at least 90 days written notice. The supplier has a quoted price to produce such isotonic beverages within the Supplier Agreement. The Supplier Agreement does allow for price increases based on the cost change in the supplier's cost to produce such product.

                                  CONTINGENCY:

During 2001 a suit was filed against the Company alleging that its trademarked corporate name, ChampionLyte, violated the plaintiff's trademark. The Company believes that there is no merit to this case and intends to defend its trademark vigorously.

The Company is currently reviewing the terms of the agreements relating to the aforementioned foreclosure of Old Fashioned and an appropriate form of recourse action if any.

14. SUBSEQUENT EVENTS - (UNAUDITED)

In January 2003, the Company retained a financial advisory firm, as a business consultant to assist in a variety of areas relating to financial, strategic and related development growth of the Company. This financial advisory firm has common management with the current Series II Preferred stockholders in that some of the members of the financial advisory firm are also some of the holders of the Series II Preferred shares. The term of the engagement is six months and shall automatically renew on a month-to-month basis, subject to termination by either party with a twenty-four month follow on period, whereby transactions consummated within the subsequent twenty-four months following the termination of this agreement the transaction may have fees due and payable to the financial advisory firm. The terms of the agreement are as follows; a monthly of $2,500 per month is due, the financial advisory firm may at its discretion accept shares of discounted registered stock in lieu of cash, the Company shall issue a warrant to purchase 2.99% of the fully stock of the Company at 90% of the closing bid price on January 6, 2003, exercisable for 5 years, various sliding scale compensation amounts for equity and debt financings consummated from an introduction by the financial advisory firm, sliding scale compensation amounts due for a merger or acquisition candidate introduced to the Company and the reimbursement of out-of-pocket expenses not to exceed $500 a month unless agreed upon by the Company.

In January 2003, the Company entered into a funding arrangement for $250,000. The funding arrangement is from an entity similar to the financial advisory firm and the holders of the Series II Convertible Preferred stock. This $250,000 financing arrangement is secured by a Series A 6.5% Convertible Promissory Note "Note". This Note is convertible in part or whole at the option of the holder at 70% of the average of the lowest of three day trading prices during the five trading days prior to the conversion. Within thirty days of the full funding of this Note the Company shall file a registration statement to register 250% of the then shares to be issued as if the Note was converted. The failure by the Company to obtain such an effective registration within ninety days from the date of its initial filing, the Company shall pay a penalty equal to 2% of the outstanding principal and accrued interest. The beneficial conversion feature attributed to this financing arrangement will be calculated and expensed ratably over twenty-four months upon receipt of financing under this Note.

In January 2003, the Company engaged another business consulting firm to assist in a variety of areas relating to strategic and related development growth of the Company. The term of the engagement is twelve months with a twelve month follow on period, whereby transactions consummated within the subsequent twelve months following the termination of this agreement the transaction may have fees due and payable to the business consulting firm. The Company has agreed to pay $25,000 upon signing of the engagement letter or 400,000 shares of common stock in lieu of cash.

The Company entered into a Strategic Marketing Agreement "SMA" in January 2003 with BevSystems International, Inc. "BEVI", another small publicly traded company in the business of beverage products, whereby BEVI shall issue shares equal to $125,000 per month of its common stock to the Company. These shares shall be fully paid and non-assessable and shall bear no restrictive legend. BEVI shall register these shares prior to each issuance on form S-8 or some other applicable registration form. The Company shall issue 50,000 shares of its restricted stock per month to BEVI under this agreement. These shares shall carry a piggyback registration right. The Company shall pay BEVI up to $100,000 per month for services rendered by BEVI relating to the use of their beverage knowledge and distribution resources. Each entity shall be entitled to 50% of the profits derived from distributing the other firms beverage product. The net economic effect of the revenues and expenses from this cross selling arrangement shall be recorded as a cost or other revenue each month and each reporting period.

The liability insurance for the Company was terminated in February 2003. The Company has yet to obtain comparable liability insurance coverage.

In February 2003, the Company registered 1,000,000 shares of common stock for a 2003 Stock Incentive Plan with a Form S-8. Upon issuance these shares will be recorded as compensation and expensed, accordingly. Approximately 700,000 of shares have been issued under this Form S-8 in February 2003. An additional 100,000 shares were issued pursuant to the Company's 1999 Stock Incentive Plan in February 2003.

In February 2003, the holders of the Series II, converted 850 shares of preferred stock for 500,000 shares of restricted common stock.

                           CHAMPIONLYTE HOLDINGS, INC.

                        5,000,000 Shares of Common Stock

43,206,507 Selling Security Holder Shares of Common Stock 1,076,400 Shares of Common Stock Issuable in Connection with Conversion of Options and Warrants


                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Section 607.0850 of the Florida Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.



Securities and Exchange
Commission registration fee         $ 1,160
Legal fees and expenses (1)         $30,840
Accounting fees and expenses (1)    $13,000
Miscellaneous and Printing fees(1)  $ 5,000
                                    -------
Total (1)                           $50,000



(1) Estimated.

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ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On February 5, 2001, we issued 5,000 shares of our common stock to Paul M. Galant for his services as a director. The issuance was valued at $1.55 per share or $7,750. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Paul M. Galant was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Paul M. Galant had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 27, 2001, we issued 5,000 shares of our common stock to Gilbert D. Kaye for his services as a director. The issuance was valued at $1.55 per share or $7,750. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Gilbert D. Kaye was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Gilbert D. Kaye had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 16, 2001, we issued 5,000 shares of our common stock to Henry Karpf for his services as a director. The issuance was valued at $1.55 per share or $7,750. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Henry Karpf was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Henry Karpf had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In October 2001, we issued 50,000 shares of our common stock to Ron Shapss based upon the exercise of stock options. The issuance was valued at $.10 per share or $5,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ron Shapss was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ron Shapss had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

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On December 4, 2001, we issued 577,500 shares of our common stock to Alan Posner based on his conversion of 50,000 shares of Series I Convertible Preferred
Stock. No consideration was required. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Alan Posner was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Alan Posner had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 4, 2001, we issued 577,500 shares of our common stock to Mark Streisfeld based on his conversion of 50,000 shares of Series I Convertible Preferred Stock. No consideration was required. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mark Streisfeld was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mark Streisfeld had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 10, 2002, we issued 12,500 shares of our common stock to Michael Cohen based upon the exercise of stock options. The issuance was valued at $.01 per share or $125. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Michael Cohen was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Michael Cohen had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 10, 2002, we issued 12,500 shares of our common stock to Marty Cohen based upon the exercise of stock options. The issuance was valued at $.01 per share or $125. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Marty Cohen was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Marty Cohen had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 6, 2002, we issued 33,000 shares of our common stock to Don Blaustein based upon the exercise of stock options. The issuance was valued at $.10 per share or $3,300. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. On February 5, 2003, we issued 50,000 shares of our common stock to BevSystems International, Inc. pursuant to a strategic marketing agreement entered into in January 2003. The issuance was valued at $0.11 per share or $5,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Don Blaustein was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Don Blaustein had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 1, 2003, we issued 570,683 shares to Elaine Streisfeld pursuant to a settlement agreement. Ms. Streisfeld had loaned us $140,000 and this amount represented repayment of $35,000 of such amount. Therefore, the issuance was valued at $35,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Elaine Streisfeld was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Elaine Streisfeld had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 19, 2003, we issued a total of 1,500,000 shares to Championlyte Asset Acquisition Corp. pursuant to an Issuance and Exchange Agreement. We issued shares because Championlyte Asset Acquisition Corp. converted preferred shares into common shares and paid some of our expenses with the purchase of such shares. The issuance was valued at $0.07 per share or $105,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Championlyte Asset Acquisition Corp. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Championlyte Asset Acquisition Corp. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 19, 2003, we issued 15,000 shares to R&T Sports Marketing Inc. pursuant to a consulting agreement with us to provide professional athletes to act as spokespersons and sponsors for our products. The issuance was valued at $0.23 per share or $3,450. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. R&T Sports Marketing Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, R&T Sports Marketing Inc. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 19, 2003, we issued 50,000 shares to Andre Dawson pursuant to a consulting agreement with us to act as a spokesperson and sponsor for our products. The issuance was valued at $0.23 per share or $11,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Andre Dawson was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Andre Dawson had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 19, 2003, we issued 50,000 shares to Larry Little pursuant to a consulting agreement with us to act as a spokesperson and sponsor for our products. The issuance was valued at $0.23 per share or $11,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Larry Little was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Larry Little had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 19, 2003, we issued 50,000 shares to Alonzo Highsmith pursuant to a consulting agreement with us to act as a spokesperson and sponsor for our products. The issuance was valued at $0.23 per share or $11,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Alonzo Highsmith was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Alonzo Highsmith had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

                                       37

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On June 24, 2003, we issued a total of 526,400 shares of our common stock to
Knightsbridge Holdings, LLC doing business as Knightsbridge Capital pursuant to an agreement for consulting services dated January 6, 2003 and an amendment to such agreement dated April 7, 2003. The issuance was valued at $0.07 per share or $36,848. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under
Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Knightsbridge Holdings, LLC was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Knightsbridge Holdings, LLC had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 24, 2003, we issued a total of 2,000,000 shares of our common stock to Little Cobbler Corp. doing business as Stedman Walker Ltd. pursuant to an agreement for marketing services dated April 2003. The consulting services were for development of a business plan, budgets, capitalization structure and strategic plans. The issuance was valued at $0.08 per share or $160,000. Our shares were issued in reliance on the exemption from registration provided bySection 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Little Cobbler Corp. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Little Cobbler Corp. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 24, 2003, we issued 500,000 shares to Christopher Knapp pursuant to an agreement for consulting and marketing services rendered to us. The issuance was valued at $.16 per share or $80,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Christopher Knapp was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Christopher Knapp had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 24, 2003, we issued 114,118 shares to Geraldine Cohen in partial settlement of a debt in the amount of $42,224. This issuance was valued at $.37 per share or $42,224. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Geraldine Cohen was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Geraldine Cohen had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 24, 2003, we issued a total of 500,000 shares of our common stock to Momentum Traders Network pursuant to an agreement for consulting services to develop a program for dissemination of our information. The issuance was valued at $0.08 per share or $40,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Momentum Traders Network was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Momentum Traders Network had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 24, 2003, we issued a total of 820,000 shares of our common stock to Marshall Kanner pursuant to an agreement for compensation for past and future services rendered. Mr. Kanner assisted us with certain aspects of restructuring including, but not limited to, negotiating our past due accounts payable. The issuance was valued at $0.07 per share or $57,400. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Marshall Kanner was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Marshall Kanner had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 24, 2003, we issued 200,000 shares of our common stock to Peter Nasca pursuant to an agreement for settlement of obligations owed. The issuance was valued at $0.08 per share or $16,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Peter Nasca was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Peter Nasca had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 24, 2003, we issued 1,000,000 shares to SOS Resources pursuant to an agreement for consulting services rendered for corporate planning and business strategies. The issuance was valued at $0.07 per share or $70,000. Our shares were issued in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. SOS Resources was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, SOS Resources had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 24, 2003, we issued 10,000 shares to Ed Donato in lieu of a cash payment for consulting services provided to us. This issuance was valued at $.28 per share or $2,800. Our shares were issued in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ed Donato was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ed Donato had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 24, 2003, we issued 500,000 shares of our common stock to DML Marketing pursuant to an agreement for dissemination of information for the 1934 Exchange Act. The issuance was valued at $.09 per share or $45,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. DML Marketing was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, DML Marketing had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 18, 2003, we issued 572,093 shares to Elaine Streisfeld pursuant to a settlement agreement. Ms. Streisfeld had loaned us $140,000 and 158,135 shares of this amount represented repayment of $35,000 of such amount. The additional 413,958 shares represented shares issued to Ms. Streisfeld agreeing to conform to Rule 144 leakage limitations. Therefore, the total issuance was valued at $159,187. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Elaine Streisfeld was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Elaine Streisfeld had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 15, 2003, we issued 185,185 shares of our common stock to Foster Sports, Inc. for advertising services provided to us. The issuance was valued at $.27 per share or $50,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Foster Sports, Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Foster Sports, Inc. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 22, 2003, we issued 269,231 shares of our common stock to Elaine Streisfeld pursuant to a settlement agreement. Ms. Streisfeld loaned us $140,000 and this amount represented repayment of $35,000 of such amount. Therefore, the issuance was valued at $35,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Elaine Streisfeld was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Elaine Streisfeld had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.


On December 29, 2003, we issued 500,000 shares of our common stock to DML Marketing pursuant to an agreement for dissemination of information for the 1934 Exchange Act. The issuance was valued at $.09per share or $45,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. DML Marketing was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, DML Marketing had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 29, 2003, we issued 100,000 shares of our common stock to to Momentum Traders Network pursuant to an agreement for consulting services to develop a program for dissemination of our information. The issuance was valued at $ .08 per share or $8,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Momentum Traders Network was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Momentum Traders Network had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 29, 2003, we issued 20,000 shares of our common stock to Alpine Century Trading Corp. pursuant to an agreement for consulting services. The issuance was valued at $.09per share or $1,800. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Alpine Century Trading Corp. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Alpine Century Trading Corp. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.


On December 29, 2003, we issued 400,000 shares of our common stock to Latitude Assets Investment Corp. pursuant to a promissory note. Latuitude Assets Investment Corp. loaned us $135,000. The 400,000 shares represent repayment of the loan equaling $38,571.43. Therefore, the issuance was valued at $38,571.43 or $.096 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Latitude Assets Investments Corp. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Latitude Assets Investment Corp. had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

Unless otherwise specifically stated, we issued shares in the above transactions: (a) to consultants because our cash flow was not sufficient to satisfy our obligations to various consultants based on agreements with such consultants; (b) to various parties that subscribed for the purchase of our shares in stock purchase agreements and financing agreements; or (c) in repayment of loans or other obligations.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:



EXHIBIT           DESCRIPTION

3.1(a) Certificate of Incorporation(1) 3.1(b) Articles of Amendment to Articles of Incorporation 3.1(c) Articles of Incorporation of Championlyte Beverages, Inc.
3.2      By-Laws(1)

4.1      2003 Stock Incentive Plan #4(2)

5.1      Opinion and Consent of Anslow & Jaclin, LLP

10.1 Agreement between Knightsbridge Holdings, LLC doing business as Knightsbridge Capital and us dated January 6, 2003 and amendment dated April 7, 2003


10.2 Agreement between Little Cobbler Corp. doing business as Stedman Walker, Ltd. and us dated April 2003 (3)

10.3 Advantage Fund I, LLC $1,000,000 Stock Purchase Agreement dated April 2003 (2); Amendment No. 1 dated January 31, 2004


10.4 Advantage Fund I, LLC $250,000 Promissory Note dated January 2003; amendment dated July 3, 2003 (increase to $350,000); amendment dated October 16, 2003 (increase to $400,000); $200,000 Assignment to Alpha Capital Aktiengesellschaft; Gamma Opportunity $50,000 Promissory Note dated November 3, 2003; Alpha Capital $200,000 Promissory Note dated October 20, 2003; $50,000 Assignment to Gamma Opportunity Capital Partners, L.P.

10.5 Triple Crown Consulting Promissory Notes each in the amount of $50,000 dated April 15, 2003 and June 30, 2003; and Series IV Preferred Stock Letters dated April 18, 2003 and July 2, 2003


10.6     Agreement between S.O.S. Resource Services, Inc. and us dated April
         2003 (3)

10.7 Agreement between Championlyte Asset Acquisition Corp. and us dated April 4, 2003 (3)

10.8     Settlement Agreement between Peter Nasca and us dated April 7, 2003 (3)

10.9 Consulting Agreement between Christopher Knapp and us dated April 20, 2003 (3)

10.10 Agreement between Momentum Traders Network, Inc. and us dated April 2, 2003 (3)

10.11    Agreement between DML Marketing Corp. and us dated April 15, 2003 (3)

10.12 Settlement Agreement between Mark Streisfeld and us dated December 19, 2002 and amendments to such Agreements dated April 10, 2003 and April 28, 2003 (3)

10.13 Settlement Agreement between Elaine Streisfeld and us dated March 27, 2003 and amendment dated July 2, 2003 (3)

10.14 Agreement between Andre Dawson and Championlyte Beverages, Inc. dated May 20, 2003 (3)

10.15 Agreement between Larry Little and Championlyte Beverages, Inc. dated May 20, 2003 (3)

10.16 Agreement between Alonzo Highsmith and Championlyte Beverages, Inc. dated May 20, 2003 (3)

10.17 Agreement between R&T Sports Management, Inc. and us dated April 16, 2003 (3)

10.18    Dave Goldberg Employment Agreement effective June 1, 2003 (3)

10.19 Donna Bimbo Employment Agreement with Championlyte Beverages, Inc (our wholly owned subsidiary) effective March 15, 2003 (3)

10.20 Common Stock Purchase Warrant issued to Knightsbridge Holdings, LLC doing business as Knightsbridge Capital(3)

10.21    Settlement Agreement with Sara Lee Corporation effective April 1, 2003
         (3)

10.22 License Agreement with Sara Lee Global Finance, L.L.C. effective April 1, 2003 (not fully executed) (3)

10.23 Strategic Marketing Agreement between BevSystems International, Inc. and us dated January 20, 2003 (3)

10.24    Inglobalvest, Inc. Lawsuit Settlement Agreement (3)

10.25    Joan Ann Forniero $250,000 Promissory Note dated April 7, 2003

10.26    Latitude Investment Corp. $135,000 Promissory Note dated August 15,
         2003 (3)

10.27 Churchill Investments, Inc. Financing Agreement dated June 30, 2003 with Championlyte Beverages, Inc. (3)

10.28 Churchill Investments, Inc. Financing Agreement dated August 20, 2003 with the Old Fashioned Syrup Company (3)

10.29    Board of Directors Resolution for Edward Donato Share Issuance

10.30 Board of Directors Resolution for Richard I. Anslow and Gregg E. Jaclin Share Issuance

10.31    Marshall Kanner Letter dated April 8, 2003 re: Issuance of Shares

21.1     Subsidiaries of ChampionLyte Holdings, Inc. (3)

23.1     Consent of Radin, Glass & Co., LLP, independent auditors.

24.1     Power of Attorney (included on signature page of Registration
         Statement)


(1) Incorporated herein by reference to the Company`s Form 10-KSB originally filed with the SEC on November 19, 1999 (SEC File No. 000-28223).

(2) Originally filed with Amendment No. 2 to Form SB-2 on October 3, 2003 (SEC File No. 333-105956)


(3) Originally filed with Amendment No. 3 to Form SB-2 on December 2, 2003 (SEC File No. 333-105956)


Item 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 4th day of February, 2004.

                           Championlyte Holdings, Inc.



                           By: /s/ David Goldberg
                           ----------------------------------
                                   David Goldberg

Chairman of the Board of Directors, President, Principal Financial Officer And Principal Accounting Officer

                                POWER OF ATTORNEY

The undersigned directors and officers of Championlyte Holdings, Inc. herbey constitute and appoint David Goldberg, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                                           DATE
/s/ David Goldberg               Chairman of the Board of Directors              February 4, 2004
----------------------           and President, Principal Financial Officer
DAVID GOLDBERG                   and Principal Accounting Officer

/s/ Thad Kaplan                  Director                                        February 4, 2004
----------------------
THAD KAPLAN

/s/ Steven Field
----------------------           Director                                        February 4, 2004
STEVEN FIELD

/s/ Marshall Kanner
----------------------           Director                                        February 4, 2004
MARSHALL KANNER